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                                                                    EXHIBIT 10.2

                              DEVELOPMENT AGREEMENT

         THIS DEVELOPMENT AGREEMENT is made as of the 30th day of July, 2003, by and among the CITY OF SHEBOYGAN, WISCONSIN, A WISCONSIN MUNICIPAL CORPORATION and THE REDEVELOPMENT AUTHORITY OF THE CITY OF SHEBOYGAN, WISCONSIN AND THE GREAT LAKES COMPANIES, INC., A WISCONSIN CORPORATION AND BLUE HARBOR RESORT SHEBOYGAN, LLC, A WISCONSIN LIMITED LIABILITY COMPANY AND BLUE HARBOR RESORT CONDOMINIUM, LLC, A DELAWARE LIMITED LIABILITY COMPANY.

                                    RECITALS

         (i) The Authority owns certain land (the "Authority Land") generally shown on Exhibit A attached hereto.

         (ii) The Authority and the City desire to have the Authority Land developed in phases, with the first phase to contain among other things a hotel, water park, convention center, parking areas, condominiums and other associated improvements all of which are more particularly described below.

         (iii) The Developer and the Resort LLC and the Condominium LLC have agreed to construct portions of the first phase and to undertake certain other duties and responsibilities with respect to that first phase.

         NOW, THEREFORE, in consideration of the recitals and mutual agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. PROJECT OVERVIEW. Capitalized terms used in this Paragraph 1 are defined in Paragraph 2 below. The Authority Land is a unique parcel fronting on both the Sheboygan River and Lake Michigan. Both the City and the Authority believe that the interests of the people of Sheboygan would be best served by development of the Authority Land under a single, coherent plan calling for a mix of compatible structures and uses within a common landscape designed to give the entire parcel its own distinct and attractive style. The development of the Authority Land will provide additional tourism opportunities for the City and the Authority as well as the people and businesses of Sheboygan. The plan (hereinafter sometimes referred to as the "South Pier Project") is to proceed in phases. The first phase of the South Pier Project, hereinafter referred to as the Convention Center-Resort-Condominium Phase, is the subject of this Development Agreement. The Convention Center-Resort-Condominium Phase comprises essentially four elements:

                  (a) The Convention Center Project (convention center and parking lot) to be constructed on a portion of the Authority Land known as the Convention Center Site;

                  (b) A hotel and water park Resort Project to be constructed on a portion of the Authority Land known as the Resort Site;

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                  (c) A 64-unit Condominium Project to be constructed on a
portion of the Authority Land known as the Condominium Site; and

                  (d) Various Public Improvements which are infrastructure elements and utilities to support and serve the entire South Pier Project and which include, without limitation, reinforcement of the existing seawall, construction of a riverfront promenade, public streets, lighting, and other improvements.

         Provided all of the conditions precedent and other requirements contained within this Development Agreement are met or waived in writing by the party or parties entitled to waive them, the Convention
Center-Resort-Condominium Phase in very general terms will be structured and transacted as follows:

                  (e) The Authority will enter into a Resort Ground Lease with Resort LLC for the property referred to herein as the Resort Site on which the Resort Project will be constructed;

                  (f) The Developer and/or the Resort LLC will construct the hotel and water park on the Resort Site;

                  (g) The Authority will enter into a Condominium Ground Lease with Condominium LLC for the property referred to herein as the Condominium Site on which the Condominium Project will be constructed;

                  (h) The Developer and/or Condominium LLC will construct 64 condominium units for sale to individual condominium unit owners and the associated parking on the Condominium Site;

                  (i) The resort (hotel and water park) will be owned by Resort LLC, while the land on which they are situated will be owned by the Authority and leased to the Resort LLC under the Resort Ground Lease referred to above, and the condominium units will be owned by Condominium LLC (with individual units being sold to individual condominium unit owners), while the land on which they are situated will be owned by the Authority and leased to the Condominium LLC under the Condominium Ground Lease;

                  (j) The Developer and/or the Resort LLC will construct the convention center and a parking lot on the Convention Center Site;

                  (k) The Authority will own the Convention Center Site and the City will own the Convention Center Project; and

                  (l) The City will construct, install, and provide the Public Improvements and pay for the same out of the City's own funds;

                  (m) The Developer and/or the Resort LLC will pay all costs incurred in constructing, furnishing, and equipping the Resort Project from a combination of their own funds

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and proceeds of loan(s) obtained by them from a mortgage lender selected by them and the proceeds of a loan from the City in an amount not to exceed $4,000,000.00;

                  (n) The Developer and/or the Condominium LLC will pay all costs incurred in constructing, furnishing, and equipping the Condominium Project from a combination of their own funds and proceeds of a loan obtained by them from a first mortgage lender selected by them;

                  (o) The Developer and/or the Resort LLC will pay all costs incurred in constructing, furnishing, and equipping the Convention Center Project from funds disbursed by the City for construction, furnishing and equipping of the Convention Center Project in an amount not to exceed $8,200,000.00, and to the extent the costs incurred exceed $8,200,000.00, from its own funds (unless the cost overruns are the result of changes to the Convention Center Project requested by the City, which cause the total cost of constructing, furnishing and equipping the Convention Center Project to exceed $8,200,000.00, as described in Paragraph 44 below);

                  (p) The City will enter into a Convention Center Operating Lease with the Resort LLC, under the terms of which the Resort LLC will lease the Convention Center Project, but not the Convention Center Site, and will operate the Convention Center Project, and will be required, among other things, to make the convention center available to groups and entities desiring to rent similar convention facilities in the State of Wisconsin and other states;

                  (q) To encourage the use of the convention center, the Resort LLC will be required to use reasonable efforts to operate the hotel and the Condominium Project in such a way as to maximize the availability of hotel rooms and condominium units for use not only by leisure travelers, but also by potential conventions and in that regard, the Resort LLC will be required to make the rooms in the resort hotel available to the general public and except as otherwise set forth in Paragraph 49 below, make all condominium units available to the general public as hotel rooms;

                  (r) Because the Public Improvements, the convention center and its amenities, including the parking areas, although owned by the City, substantially benefit and enhance both the Resort Project and the Condominium Project, the Resort LLC will enter into a Reimbursement Agreement with the City in which it will agree to repay the City for the full amount of the City's $4,000,000.00 loan to the Resort LLC for the Resort Project and also reimburse the City for a portion of the costs incurred by the City in making the Public Improvements; and

                  (s) The obligations of the Resort LLC under the Reimbursement Agreement and the Convention Center Operating Lease will be secured by a second mortgage and security agreement on the Resort Project, and in addition, the Developer and certain principals of the Developer will be required to be Guarantors of the Resort LLC's payment obligations under the Reimbursement Agreement and the Convention Center Operating Lease.

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         2. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Affiliate" means: (i) a person or an entity that directly or indirectly controls, or is controlled by, or is under common control with, Developer or Resort LLC or Condominium LLC; or (ii) a person or entity that directly or indirectly beneficially owns or holds any ownership interest in Developer; or (iii) a person or entity that directly or indirectly beneficially owns or holds any ownership interest in Resort LLC or Condominium LLC; or (iv) any entity in which Developer or Resort LLC or Condominium LLC have an ownership interest; or (v) any person or entity that is an officer or director or member of Developer; or (vi) any person or entity that is an officer or director or member of Resort LLC or Condominium LLC. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. For the purposes of subparagraphs 2(a)(iii) and (vi), the term "Affiliate" does not include an individual person who owns a 1% or less interest in Resort LLC or Condominium LLC as long as such person is solely a passive investor in Resort LLC or Condominium LLC, does not control or manage Resort LLC or Condominium LLC or Developer, is not involved in any way in the operations of the Resort Project or the Condominium Project, is not a shareholder, officer, director or employee of Developer, and as long as such person does not fall within the definition of Affiliate contained in subparagraphs 2(a)(i), (ii), (iv) and (v).

                  (b) "Authority" means: The Redevelopment Authority of the City of Sheboygan, Wisconsin, its successors and assigns.

                  (c) "City" means: The City of Sheboygan, Wisconsin, a Wisconsin municipal corporation, its successors and assigns.

                  (d) "City Convention Center Funds" means: Funds to be disbursed by the City in an amount not to exceed $8,200,000.00, to be used in connection with the construction, furnishing and equipping of the Convention Center Project. The City Convention Center Funds are discussed more fully in Paragraph 44 below.

                  (e) "City Loan" means: A loan from the City to the Resort LLC in an amount not to exceed $4,000,000.00. The proceeds of the City Loan will be used first, to fund the Condominium Completion Escrow described in Paragraph 40 below, and the balance may be used by the Resort LLC in connection with the Resort Project. The City Loan is discussed more fully in Paragraph 9 below.

                  (f) "Condominium Closing" means: The date on which the Condominium Lender's loan is closed and all conditions to the commencement of the disbursement of the Condominium Lender's loan have been satisfied.

                  (g) "Condominium Completion Date" means: For each Phase of the Condominium Project, 12 months following the date of commencement of construction of such Phase.

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                  (h) "Condominium Cost Breakdown" means: A current completion and draw schedule and cost breakdown of construction and non-construction cost items (i.e., a line-item budget), clearly identifying development, construction, furnishing, equipping, financing, contingency and all other direct and indirect costs of development of the Condominium Project in accordance with the Plans for the Condominium Project.

                  (i) "Condominium Ground Lease" means: The ground lease of the Condominium Site between the Authority as lessor and the Condominium LLC as the lessee. The Condominium Ground Lease is more fully discussed in Paragraph 6 below.

                  (j) "Condominium Lender" means: The first mortgage lender making the initial construction/permanent loan for the Condominium Project in an amount not to exceed the cost of the Condominium Project as shown in the Condominium Cost Breakdown, its successors and assigns.

                  (k) "Condominium LLC" means: Blue Harbor Resort Condominium LLC, a Delaware limited liability company, its successors and assigns. Blue Harbor Resort Condominium LLC is a single-asset entity which was formed by Developer for the purpose of initially owning the Condominium Project.

                  (l) "Condominium Project" means: The portion of the Convention Center-Resort-Condominium Phase located on the Condominium Site comprised of the following: (i) 64 condominium units located in 16 two-story buildings containing four condominium units each, and (ii) a total of 96 surface parking spaces serving the condominium units, and (iii) furnishing and equipping of the condominium units, and (iv) landscaping of the Condominium Site, installation and hook-up of all utility services in the Condominium Site, installation of benches, seating and trash receptacles in the Condominium Site identical to those installed at the Convention Center Site and/or as part of the Public Improvements, and installation of lighting in the Condominium Site identical to the lighting installed in the Convention Center Site and/or as part of the Public Improvements, and (v) filling and grading of the Condominium Site. The Condominium Project may be developed in phases (each of which is referred to herein as a "Phase") as shown on Exhibit C and as described in Paragraph 40 below. Each Phase of the Condominium Project shall be comprised of the following: four condominium units in one, 2-story building, a total of six surface parking spaces serving the condominium units, and each of the elements of the Condominium Project listed in this Paragraph 2(l)(iii) through (v) located within the Phase. It is understood that not all Phases of the Condominium Project may be constructed, as described in Paragraph 40 below.

                  (m) "Condominium Site" means: The land described on Exhibit C attached hereto.

                  (n) "Construction Manager" means: The construction manager hired by the Resort LLC to manage construction of the Convention Center Project under a guaranteed maximum price contract.

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                  (o) "Convention Center Completion Date" means: July 31, 2004.

                  (p) "Convention Center Cost Breakdown" means: A current completion and draw schedule and cost breakdown of construction and non-construction cost items (i.e., a line-item budget), clearly identifying development, construction, furnishing, equipping, contingency and all other direct and indirect costs of development of the Convention Center Project in accordance with the Plans for the Convention Center Project.

                  (q) "Convention Center Operating Lease" means: The Convention Center Operating Lease between the City, as owner/lessor of the Convention Center Project and the Resort LLC, as lessee of the Convention Center Project, under the terms of which the Resort LLC agrees to lease and operate the Convention Center Project. The Convention Center Operating Lease is more fully discussed in Paragraph 7 below.

                  (r) "Convention Center Project" means: The portion of the Convention Center-Resort-Condominium Phase located on the Convention Center Site comprised of the following: (i) a minimum 1,000-person capacity (classroom-style seating), a minimum 29,000 square foot convention center, and (ii) an approximately 7,500 square foot, full-service, sit-down restaurant designed to serve the general public and convention center, and (iii) the passageway connecting the convention center to the Resort Project, and (iv) a surface parking lot containing the number of parking spaces shown on the City-approved planned unit development for use by the owners, occupants and guests of the Resort Project and the Convention Center Project, and (v) installation and hook-up of all utility services in the Convention Center Site, landscaping of the public areas within the Convention Center Site, installation of benches and seating and trash receptacles in the public areas in the Convention Center Site, installation of lighting in the Convention Center Site, and (vi) filling and grading of the Convention Center Site, and (vii) furnishing and equipping of the convention center, restaurant and all other improvements on the Convention Center Site. The restaurant located on the Convention Center Site shall not be a fast-food restaurant.

                  (s) "Convention Center Site" means: The land described on Exhibit D attached hereto.

                  (t) "Developer" means: The Great Lakes Companies, Inc., a Wisconsin corporation, its successors and assigns.

                  (u) "General Contractor" means: The general contractor hired by each of the Resort LLC and the Condominium LLC in connection with construction of each of the Resort Project and the Condominium Project.

                  (v) "Guaranteed Property Tax Payment" means: The amount of real estate and personal property taxes the Resort LLC has guaranteed will be generated by the Resort Project and/or the Condominium Project and paid to the City as of October 1 of each year during the term of the Reimbursement Agreement as shown on Exhibit F attached hereto, in connection with the Resort Project and the Condominium Project, on account of real estate and personal property taxes levied and/or assessed in connection with the Resort Project and the

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Condominium Project in the calendar year immediately preceding the calendar year of the said October 1 Guaranteed Property Tax Payment due date.

                  (w) "Guaranteed Room Tax Payment" means: The amount of room taxes and City Condominium Payments the Resort LLC has guaranteed will be generated by the Resort Project and/or the Condominium Project, as the case may be, and paid to the City as of October 1 of each year during the term of the Convention Center Operating Lease as shown on Exhibit G attached hereto, in connection with the operations of the Resort Project and the Condominium Project for the immediately preceding 12-month period, commencing October 1 in the calendar year immediately preceding the calendar year of the said October 1 Guaranteed Room Tax Payment due date and continuing up to said October 1 Guaranteed Room Tax Payment due date.

                  (x) "Guarantors" means: The Great Lakes Companies, Inc. and each member of the Board of Directors of The Great Lakes Companies, Inc. identified in Paragraph 12 (c) below, their successors and assigns, each of whom shall guarantee the payment of the Resort LLC's monetary obligations under the Reimbursement Agreement and the Convention Center Operating Lease. The Guaranties are more fully discussed in Paragraph 11 below.

                  (y) "Guaranty Deposit" means: At Developer's option, either an unconditional, irrevocable letter of credit in the amount of $1,000,000.00 or a cash deposit in the amount of $1,000,000.00, to be held by or for the benefit of the City, to guarantee payment of Resort LLC's monetary obligations under the Reimbursement Agreement and the Convention Center Operating Lease. The Guaranty Deposit is more fully discussed in Paragraph 11 below.

                  (z) "Lease Obligations" means: (a) the Guaranteed Room Tax Payment, and (b) all reasonable costs, expenses and attorneys fees at any time paid or incurred by the City before and after judgment and during any bankruptcy proceedings in enforcing its rights to and collecting all or any part of the Guaranteed Room Tax Payment.

                  (aa) "Minor Modification" as used in connection with the Resort Project means: A change or modification where all of the following apply:
(i) the change or modification will not result in any line item of the approved Resort Cost Breakdown increasing or decreasing by more than $200,000.00; and
(ii) the change or modification will not cause the aggregate cost of the Resort Project as shown in the approved Resort Cost Breakdown to decrease by more than $500,000.00 or increase by more than $1,000,000.00; and (iii) any decrease in the Resort Cost Breakdown will not cause the covenant contained in Paragraph 14(z) of this Agreement with respect to the Resort Project to be untrue; and
(iv) Resort LLC shall have deposited with the Title Company any amounts required to be deposited pursuant to Paragraph 9 in order to keep the construction loan and the City Loan in balance. "Minor Modification" as used in connection with the Convention Center Project means: A change or modification where all of the following apply: (v) the change or modification will not result in any line item of the approved Convention Center Cost Breakdown increasing or decreasing by more than 10% of such line item or $100,000.00, whichever is less; and (vi) the change or modification will not cause the aggregate cost of the Convention Center Project as shown in the approved Convention Center Cost Breakdown to increase or decrease by more than $100,000.00; and (vii) any decrease in the cost of the Convention Center Project as shown in the approved Convention

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Center Cost Breakdown will not cause the covenant contained in Paragraph 14(z)
of this Agreement with respect to the Convention Center Project to be untrue; and (viii) the Resort LLC shall have deposited with the Title Company any amounts required to be deposited pursuant to Paragraph 44 in order to keep the City Convention Center Funds in balance.

                  (bb) "Net Cash Flow" means: The difference between the gross revenues from operation of the Resort Project and the Convention Center Project, plus that portion of the net cash flow from the Condominium Project (i.e., gross revenues from the Condominium Project less operating expenses allocated to the Condominium Project and less debt service on the Condominium Lender's loan), not paid to the individual condominium unit owners in connection with their investment in the Condominium Project, minus (i) taxes paid to the City in connection with the Resort Project (including without limitation sales taxes and any other taxes on revenues of the Resort Project), and (ii) reasonable operating expenses of the Resort Project and the Convention Center Project, and
(iii) debt service on the Resort Lender's loan. For the purposes of calculating Net Cash Flow, debt service on any loan other than the Resort Lender's loan with respect to the Resort Project and the Condominium Lender's loan with respect to the Condominium Project shall not be included in the calculation of operating expenses or debt service of the Resort Project or the Convention Center Project or the Condominium Project. The parties understand and agree that the City's rights to payment of the Real Estate and Personal Property Tax Shortfall and the Room Tax Shortfall are not subordinate to payment of any amounts to any lender of the Resort Project or the Condominium Project or the Convention Center Project other than the Resort Lender and/or the Condominium Lender. The City's rights to the payment of real estate and personal property taxes and room taxes and any other taxes and any City Condominium Payments are not subordinate to payment of any amounts due any lender, including without limitation, the Resort Lender and the Condominium Lender. For purposes of calculating Net Cash Flow, any of the fees, expenses and commissions payable to Developer, the Resort LLC, the Condominium LLC and/or any of their Affiliates or any other member of Resort LLC or Condominium LLC shall not be included in the calculation of operating expenses of the Resort Project or the Condominium Project or the Convention Center Project, it being understood by the parties that the payment of any such fees, expenses and commissions are subordinate to the City's rights to payments under the Reimbursement Agreement and the Convention Center Operating Lease and the Developer and the Resort LLC and the Condominium LLC shall, if requested by the City, enter into a subordination agreement with respect to such fees, expenses and commissions; provided, however, the Resort LLC may include in the calculation of operating expenses a fee for operating a central reservation facility for the Resort Project and the Condominium Project in an amount not to exceed two percent of gross revenues of the Resort Project and net revenues received by Resort LLC in connection with the Condominium Project.

                  (cc) "Plans" as used in connection with the Resort Project and the Condominium Project means: All plans and specifications for the Resort Project and the Condominium Project, which Plans for the Resort Project and the Condominium Project must show all improvements now located or to be located on the Condominium Site and the Resort Site, the footprint of all improvements and the square footage of all improvements, all easements, pathways, exterior boundary lines, walkways, parking and circulation areas, adjoining public streets and alleys, utilities, exits and entrances, all signage, benches, curbs,

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gutters, sidewalks, landscaping, medians and street lighting, all materials to be used in construction, all exterior finishes, the number of rooms, the number of stories in the hotel, the water park, and arcade. The Plans for the Resort Project and the Condominium Project must show building sections and elevations, describe room and space sizes, plan arrangement of rooms and functional spaces, exterior elevations, the stacking of floors, a narrative description of all structural systems, mechanical systems, electrical systems and any specialty systems. The Plans for the Resort Project and the Condominium Project must be in sufficient detail to permit the General Contractor for each of the Resort Project and the Condominium Project to enter into a guaranteed maximum price construction contract for each of the Resort Project and the Condominium Project. In addition, the Plans for the Resort Project and the Condominium Project shall contain at least the level of detail that would be contained in plans and specifications created in the schematic design phase of a project. If the Resort LLC or the Developer provide plans to the Resort Lender which are more detailed than the Plans for the Resort Project as described in this subparagraph (cc), then the Resort LLC or the Developer shall make the more detailed plans available to the City for review at the Resort Project. If the Condominium LLC or the Developer provide plans to the Condominium Lender which are more detailed than the Plans for the Condominium Project as described in this subparagraph (cc), then the Condominium LLC or the Developer shall make the more detailed plans available to the City for review at the Resort Project.

         "Plans" as used in connection with the Convention Center Project means:
All plans and specifications for the Convention Center Project, which Plans for the Convention Center Project must show all improvements now located or to be located on the Convention Center Site, the footprint of all improvements and the square footage of all improvements, all easements, pathways, exterior boundary lines, walkways, parking and circulation areas, adjoining public streets and alleys, utilities, exits and entrances, all signage, benches, curbs, gutters, sidewalks, landscaping, medians and street lighting, all materials to be used in construction, all interior and exterior finishes, the number of rooms, the number of stories in the convention center, the plans for the restaurant, and all other interior improvements and amenities. The Plans for the Convention Center Project must show building sections and elevations, describe room and space sizes, plan arrangement of rooms and functional spaces, exterior elevations, the stacking of floors and all construction elements, a narrative description of all structural systems, mechanical systems, electrical systems and any specialty systems. The Plans for the Convention Center Project must be in sufficient detail to permit the Construction Manager to enter into a guaranteed maximum price construction contract for the Convention Center Project with respect to the hard cost components of the Convention Center Project and all other elements of the Convention Center Project that the City determines are subject to public bidding laws, rules, regulations and ordinances. In addition, the Plans for the Convention Center Project shall contain at least the level of detail that would be contained in plans and specifications created in the schematic design phase of a project. If the plans for the Resort Project provided to or required by the Resort Lender are more detailed than the Plans for the Resort Project as described in this subparagraph (cc), then the term "Plans" as used in connection with the Convention Center Project shall mean plans containing the same level of detail as the plans for the Resort Project provided to or required by the Resort Lender, but in no event shall the Plans for the Convention Center Project contain a level of detail less than that described above in this subparagraph (cc) for the Convention Center Project.

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         "Plans" means collectively, the Plans for the Resort Project, the Plans for the Condominium Project and the Plans for the Convention Center Project.

                  (dd) "Project Cost Breakdown" means: Collectively, the Resort Cost Breakdown and the Condominium Cost Breakdown and the Convention Center Cost Breakdown.

                  (ee) "Public Improvements" means: The reinforcement of the sea wall, construction of a riverfront promenade, construction of public streets within the South Pier District, installation of storm and sanitary sewer and water mains to the boundaries of the rights-of-way adjacent to the Resort Site, Condominium Site and Convention Center Site, coordination of all other utility services to the boundaries of the rights-of-way adjacent to the Resort Site, Condominium Site and the Convention Center Site, lakefront beach restoration, rough grading and seeding of undeveloped areas of the South Pier District, planting of vegetation in undeveloped areas of the South Pier District, installation of lighting in undeveloped areas of the South Pier District, demolition of all improvements currently located in the Convention Center Site, Resort Site and Condominium Site and at the City's and/or Authority's option, demolition of certain improvements in other areas of the South Pier District. The Public Improvements are shown on Exhibit E attached hereto.

                  (ff) "Real Estate and Personal Property Tax Shortfall" means:
For each year during the term of the Reimbursement Agreement, the difference between (i) the Guaranteed Property Tax Payment due on October 1 of each year during the term of the Reimbursement Agreement as shown on Exhibit F attached hereto, minus (ii) an amount equal to the real estate and personal property tax payments actually received by the City for the Resort Project and the Condominium Project on account of real estate and personal property taxes levied and/or assessed in connection with the Resort Project and the Condominium Project in the calendar year immediately preceding the calendar year of the said October 1 Guaranteed Property Tax Payment due date.

                  (gg) "Reimbursement Agreement" means: The agreement between the City and the Resort LLC under the terms of which Resort LLC shall agree to pay back the City Loan to the City and agree to reimburse the City for a portion of the costs incurred by the City in making the Public Improvements. The Reimbursement Agreement is more fully discussed in Paragraph 10 below.

                  (hh) "Reimbursement Obligations" means: (a) the Guaranteed Property Tax Payment, and (b) all reasonable costs, expenses and attorneys fees at any time paid or incurred by the City before and after judgment and during any bankruptcy proceedings in enforcing its rights to and/or in collecting all or any part of the Guaranteed Property Tax Payment.

                  (ii) "Reserve Fund" means: At Resort LLC's option, either an unconditional, irrevocable letter of credit in the amount of $500,000.00 or a cash deposit in the amount of $500,000.00, or a combination of the two totaling $500,000.00 in the aggregate, to be held by or for the benefit of the City, to guarantee Resort LLC's monetary obligations under the Reimbursement Agreement and the Convention Center Operating Lease. A portion of the

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Reserve Fund will be deposited by the Resort LLC in an amount equal to the difference obtained by subtracting $500,000.00, minus the dollar amount of the room taxes received by the City from the Resort Project and the Condominium Project, if any, for the calendar year 2004. It is the Resort LLC's intention to obtain such funds from the Friends of Sheboygan but it is the Resort LLC's obligation to deposit the funds or a letter of credit or a combination of both into the Reserve Fund regardless of whether the funds or letter of credit or combination of both come from the Friends of Sheboygan or the Resort LLC. If the City received room taxes from the Resort Project and/or the Condominium Project in the calendar year 2004, then the balance of the Reserve Fund will be funded with 10% of the room tax revenues from the Resort Project and the Condominium Project collected in the calendar years beginning in 2004 and continuing each year thereafter until an amount equal to the dollar amount of the room taxes received by the City from the Resort Project and the Condominium Project in calendar year 2004 has been deposited into the Reserve Fund. The Reserve Fund is more fully discussed in Paragraph 11 below.

                  (jj) "Resort Closing" means: July 31, 2003. "Resort and Convention Center Funding Date" means: the date of satisfaction of all conditions precedent to the City's disbursement of the City Loan and the City's starting to disburse the City Convention Center Funds, as described in Paragraph 48 below, which shall be not later than September 30, 2003.

                  (kk) "Resort Completion Date" means: July 31, 2004.

                  (ll) "Resort Cost Breakdown" means: A current completion and draw schedule and cost breakdown of construction and non-construction cost items (i.e., a line-item budget), clearly identifying development, construction, financing, furnishing, equipping, contingency and all other direct and indirect costs of development of the Resort Project in accordance with the Plans for the Resort Project.

                  (mm) "Resort Ground Lease" means: The ground lease of the Resort Site between the Authority as lessor and the Resort LLC as the lessee. The Resort Ground Lease is more fully discussed in Paragraph 5 below.

                  (nn) "Resort Lender" means: The lender holding the first mortgage loan and making the initial construction/permanent loan for the Resort Project secured by a first mortgage on the Resort Project in an amount not to exceed $29,500,000.00, and any first mortgage lender involved at any time in any subsequent refinancing of said loan, their successors and assigns. It is understood that the term "Resort Lender" is intended to include all first mortgage lenders involved in all subsequent refinancings related to the initial construction/permanent loan or subsequent first mortgage refinancings which trace back to the original first mortgage construction /permanent loan and their successors and assigns. The term "Resort Lender" is also intended to include any first mortgage lender which finances the Resort Project following a foreclosure or acceptance by a lender of a deed-in-lieu of foreclosure and any subsequent first mortgage refinancings of such lender's loan, and their successors and assigns.

                  (oo) "Resort LLC" means: Blue Harbor Resort Sheboygan, LLC, a Wisconsin limited liability company, its successors and assigns. Blue Harbor Resort Sheboygan, LLC shall be an entity formed solely for the purpose of owning the Resort Project (and no other real or

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personal property other than cash or cash equivalents held in connection with the Resort Project), leasing and operating the Convention Center Project, and managing the Condominium Project and for the purpose of complying with all terms and conditions of the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement, the Restrictive Covenants and Easement Agreement and this Development Agreement.

                  (pp) "Resort Project" means: The portion of the Convention Center-Resort-Condominium Phase located on the Resort Site and comprised of the following: (i) a three and one-half story, suite-room hotel containing not less than 180 suites, and (ii) an approximately 33,000 square foot indoor water park, and (iii) an approximately 16,000 square foot family entertainment center and support space, and (iv) at least one sit-down restaurant which will not be a fast-food restaurant, and (v) all landscaping of the Resort Site, installation and hook-up of all utility services in the Resort Site, installation of benches, seating and trash receptacles in the Resort Site identical to those installed in the Convention Center Site and/or as part of the Public Improvements, and installation of lighting in the Resort Site identical to the lighting installed in the Convention Center Site and/or as part of the Public Improvements, and
(vi) filling and grading of the Resort Site, and (vii) furnishing and equipping of the hotel, water park, restaurant and all other improvement on the Resort Site. The Resort Project shall at all times be a conventional, first-class, year-round, resort hotel (i.e., not a condominium hotel) and water park.

                  (qq) "Resort Site" means: The land described on Exhibit B attached hereto.

                  (rr) "Restrictive Covenants and Easement Agreement" means: A restrictive covenant and reciprocal use, maintenance and easement agreement among the City, the Authority, the Resort LLC, the Condominium LLC and the Developer with respect to the non-exclusive use by the parties of ingress and egress points to and from the various elements of the Resort Project and the Condominium Project and the Convention Center Project, use of the parking lots, sidewalks and roadways within the various elements of the Resort Project and the Condominium Project and the Convention Center Project, use of the Public Improvements, the connections among and the use of the various utility services serving the various elements of the Resort Project and the Condominium Project and the Convention Center Project, party walls, use of the passageway connecting the convention center to the hotel, use of the various common areas of the Resort Project and the Condominium Project and the Convention Center Project and limiting the use of the Resort Project and the Condominium Project and the Convention Center Project, requiring uniformity of design of the improvements located in the public and common areas such as lighting, landscaping, benches, signage, trash receptacles, and sidewalks and prohibiting modifications to the Resort Project and/or the Condominium Project and/or the Convention Center Project as described in the Plans, and containing certain restrictions with respect to management and operation of the Resort Project and the Convention Center Project, and use of Net Cash Flow. The Restrictive Covenants and Easement Agreement is more fully discussed in Paragraph 8 below.

                  (ss) "Room Tax Shortfall" means: For each year during the term of the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement), the difference between (i) the Guaranteed Room Tax Payment due on October 1 of each year during the term of the

Convention Center Operating Lease (or the Reimbursement Agreement if the Convention Center Operating Lease is no longer in effect) as shown on Exhibit G attached hereto, minus (ii) an amount equal to the room taxes actually received by the City (including amounts deemed to have been received pursuant to Paragraph 29 below) from the Resort Project and the Condominium Project for the immediately preceding 12-month period, commencing October 1 in the calendar year immediately preceding the calendar year of the said October 1 Guaranteed Room Tax Payment due date and continuing up to said October 1 Guaranteed Room Tax Payment due date, and minus (iii) an amount equal to the City Condominium Payments which are actually received by the City for the immediately preceding 12-month period, commencing October 1 in the calendar year immediately preceding the calendar year of the said October 1 Guaranteed Room Tax Payment due date and continuing up to said October 1 Guaranteed Room Tax Payment due date.

                  (tt) "Title Company" means: The title company issuing the loan policy of title insurance to the Resort Lender.

                  (uu) "Remedial Action Plan" means: The "Revised Final Remedial Action Plan" (2 vols.) prepared by EarthTech, Inc., dated December 2001, and all subsequent reports, correspondence or other communications, whether now existing or subsequently developed, which are either submitted to or issued by the Wisconsin Department of Natural Resources or other regulatory agency charged with oversight in connection with the presence of any petroleum products or hazardous materials or Hazardous Substances on, upon, or in the Authority Land as of the date of this Agreement.

                  (vv) "Condominium City Payments" means: The fees paid to the City by or on behalf of the owners of individual condominium units in the Condominium Project as described in Paragraph 49 below.

         3. COMMITMENTS. Subject to the terms and conditions of this Agreement:
(a) the Resort LLC, at its cost and expense, will construct, furnish and equip the Resort Project; and (b) the Condominium LLC, at its cost and expense, will construct, furnish and equip the Condominium Project; and (c) City, at its cost and expense, will construct and install the Public Improvements; and (d) the City, at its cost and expense, will make the City Loan and provide the City Convention Center Funds; and (e) the Resort LLC, using the City Convention Center Funds as described in this Agreement, and if necessary, its own funds, will construct, furnish and equip the Convention Center Project.

         4. OWNERSHIP. The Authority will continue to own the Authority Land. The Authority, as lessor, will ground lease the Resort Site to the Resort LLC. The Resort LLC will own the Resort Project. Subject to the terms of Paragraph 40 below, the Authority, as lessor, will ground lease the Phases of the Condominium Site to the Condominium LLC. Prior to the sale of individual condominium units, the Condominium LLC will own the Condominium Project. Ownership of each condominium unit will be transferred by the Condominium LLC to the individual purchasers of each condominium unit and in addition, each individual purchaser will receive the undivided percentage interest in the common elements of the Condominium Project appurtenant to that purchaser's condominium unit. The common elements shall include, without limitation, Condominium LLC's leasehold interest in the Condominium Site. The Authority, by this Development Agreement, authorizes the City to cause the Convention Center Project to be constructed on the Convention Center Site. The City will own the Convention Center Project and will lease the Convention Center Project, but not the Convention Center Site, to the Resort LLC. The City and the Authority shall determine the ownership of the Public Improvements, it being understood that certain of the Public Improvements may be dedicated by the Authority to the City and/or by the Authority and/or the City to the public.

         5. RESORT GROUND LEASE. The terms and conditions of the Resort Ground Lease will be negotiated by the parties, and must be acceptable in all respects to both the Authority and the Resort LLC, in their respective reasonable discretions. The terms and conditions of the Resort Ground Lease will include, without limitation, the following:

                  -        The term will be 98 years and 11 months.

                  -        The annual rent will be $1.00.

                  - The Resort LLC will covenant that any rights the Developer or the Resort LLC or any of their Affiliates or any other member of Resort LLC or Condominium LLC may have to Net Cash Flow shall at all times be subordinate to the payment to the City of the Reimbursement Obligations and the Lease Obligations, it being understood by the Developer and the Resort LLC that the Developer and/or the Resort LLC shall be required to use Net Cash Flow to pay the Reimbursement Obligations and the Lease Obligations.

                  - The Authority will subordinate its fee interest in the Resort Site to the lien of the mortgage of the Resort Lender or at the Resort Lender's request, will join in the mortgage of the Resort Lender, but only if the terms and conditions of such subordination or mortgage, as the case may be, are acceptable to the Authority, in its reasonable discretion, and if the terms and conditions of the documents governing the Resort Lender's loan are reasonably acceptable to the Authority. The subordination or mortgage, as the case may be, must, among other things, require the Resort Lender to give the Authority and the City notice of any default by the Resort LLC and a reasonable opportunity to cure any default. Any mortgage must state that the Authority is not liable under the terms and conditions of the mortgage but joins in the mortgage solely for the purpose of subordinating its fee interest in the Resort Site to the lien of the Resort Lender's mortgage. In the event of a casualty or condemnation proceedings, the subordination or mortgage must permit the use of insurance and condemnation proceeds from the Resort Project as required by this Agreement. The Authority will subordinate its fee interest to the lien of the mortgage of the original Resort Lender in an amount not to exceed $29,500,000.00 or will join in the mortgage of the original Resort Lender securing an amount not to exceed $29,500,000.00.

                  - The Authority agrees that it will approve any subordination of its fee interest in the Resort Site to the lien of the mortgage of any first mortgage lender refinancing the original Resort Lender loan as long as the terms of such subordination are not more prejudicial to the Authority than the terms of the original subordination. In addition, with respect to any refinancing, the amount of the Resort Lender first mortgage loan to which the Authority will subordinate its fee interest shall not exceed the greater of: (a) a loan amount which, when added to all other loans outstanding in connection with the Resort Project secured by a mortgage or other lien on the Resort Project, would result in a total aggregate loans to value ratio for the Resort Project at the time of the refinancing of 70% or less of the then appraised value of the Resort Project, taking into account the net operating income from the Convention Center Project if the net operating income from the Convention Center Project is collateral for the refinancing, or (b) the then-outstanding principal amount of the first mortgage loan being refinanced, plus interest to the date of the refinancing, plus closing costs required by the refinancing lender to be paid in connection with the refinancing. Notwithstanding the foregoing, in the event that the Resort LLC refinances or otherwise replaces the original Resort Lender loan or any preferred equity or debt referred to in Paragraph 45 below prior to January 1, 2008, Resort LLC will not enter into any refinance transaction or series of transactions that would provide net cash proceeds to Resort LLC in excess of $750,000.00 in the aggregate for all such refinancings prior to January 1, 2008, after payment of all costs and prior indebtedness.

                  - The use of the Resort Site shall be limited to the Resort Project and uses incidental and ancillary to such use, as long as any incidental and ancillary use does not cause a violation of the planned unit development approval or any other law, rule, regulation or ordinance.

                  - The hotel constructed on the Resort Site must be reasonably available for use by events booked into the convention center and the rooms in the hotel constructed on the Resort Site shall at all times be available for rent by the general public as hotel rooms (subject to repair because of a casualty, condemnation, repair and replacement).

                  - Any sale, conveyance, assignment or other transfer by the Resort LLC of the Resort Project or its leasehold interest in the Resort Site shall comply with the terms of Paragraph 14 of this Agreement.

                  - The Resort LLC and the Developer shall not be permitted to mortgage or otherwise place a lien or encumbrance on the Resort Site or the Resort Project except as described in Paragraph 14 of this Agreement.

                  - Operation and management of the Resort Project and the transfer of operation and management of the Resort Project shall comply with the terms of Paragraph 14 below.

                  - Neither the Developer nor the Resort LLC will be permitted to modify the Plans for the Resort Project or the Resort Project as it was described in the Plans for the Resort Project, without the prior written consent of the Authority and the City, which consent the Authority and the City may not unreasonably withhold or delay, subject to the provisions of Paragraph 14(z) below and Paragraph 9 below; provided, however, the Resort LLC will not be required to obtain the City's or the Authority's consent to changes to the Plans for the Resort Project if the changes result in a Minor Modification to the Resort Project, unless such consent is required under applicable laws, rules, regulations or ordinances or unless such consent is required as part of the planned unit development approval for the Resort Project.

                  - It shall be an event of default under the Resort Ground Lease permitting the Authority to terminate the Resort Ground Lease if the improvements on the Resort Site are not repaired or rebuilt or replaced following damage, fire or other casualty to such improvements.

                  -        There shall be cross-default and
                           cross-collateralization provisions in the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement, the Restrictive Covenants and Easement Agreement and in this Development Agreement, but the language will recognize applicable notice and cure periods.

                  - A default beyond any applicable notice and cure periods under the Resort Lender's loan and/or any other loan of the Resort LLC in connection with the Resort Project shall be a default under the Resort Ground Lease. A default beyond applicable notice and cure periods under any other unsecured loan of the Developer in connection with the Resort Project or the Convention Center Project shall be a default under the Resort Ground Lease if a lien or judgment is filed in connection with such other loan and such lien or judgment is not released or dismissed within sixty (60) days of the notice of the filing of such lien or judgment.

                  - The Authority and the City shall have the right to approve the operator of any restaurant located on the Resort Site, which approval will not be unreasonably withheld.

         6. CONDOMINIUM GROUND LEASE. The terms and conditions of the Condominium Ground Lease will be negotiated by the parties, and must be acceptable in all respects to both the Authority and the Condominium LLC, in their respective reasonable discretions. The terms and conditions of the Condominium Ground Lease will include, without limitation, the following:

                  -        The term will be 98 years and 11 months.

                  -        The annual rent will be $1.00 per year.

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

                  - The management agreement between the Condominium LLC and the Resort LLC, under the terms of which the Resort LLC will manage the Condominium Project shall require that any rights the Resort LLC or the Condominium LLC or any of their Affiliates (as hereinafter defined) or any of their members may have to Net Cash Flow shall at all times be subordinate to the payment to the City of the Reimbursement Obligations and the Lease Obligations, it being understood by the Resort LLC and the Condominium LLC that the Resort LLC shall be required to use Net Cash Flow to pay the Reimbursement Obligations and the Lease Obligations.

                  - The Authority will subordinate its fee interest in the Condominium Site to the lien of the mortgage of the Condominium Lender, or at the Condominium Lender's request, will join in the mortgage of the Condominium Lender, but only if the terms and conditions of such subordination or mortgage, as the case may be, are acceptable to the Authority, in its reasonable discretion, and if the terms and conditions of the documents governing the Condominium Lender's loan are reasonably acceptable to the Authority. The subordination or mortgage, as the case may be, must, among other things, require the Condominium Lender to give the Authority and the City notice of any default by the Condominium LLC and a reasonable opportunity to cure any default. Any mortgage must state that the Authority is not liable under the terms and conditions of the mortgage but joins in the mortgage solely for the purpose of subordinating its fee interest in the Condominium Site to the lien of the mortgage of the Condominium Lender. In the event of a casualty or condemnation proceedings, the subordination must permit the use of insurance and condemnation proceeds from the Condominium Project as required by this Agreement. The Authority will subordinate its fee interest in the Condominium Site to the lien of the mortgage of the Condominium Lender in an amount not to exceed the lesser of the cost of the Condominium Project as shown in the Condominium Cost Breakdown or $10,500,000.00 or will join in a mortgage of the original Condominium Lender securing an amount not to exceed the lesser of the cost of the Condominium Project as shown in the Condominium Cost Breakdown or $10,500,000.00. The Authority will not subordinate its fee interest in the Condominium Site to the lien of any mortgage of an individual condominium unit owner, it being understood that the Authority's interest in the Condominium Site shall be superior to the lien of any such mortgage holder. The Authority will, however, consent to the transfer to the lender of an individual condominium unit owner of that owner's undivided percentage interest in the common elements appurtenant to the owner's individual condominium unit upon a foreclosure or acceptance of a deed in lieu of foreclosure by the lender of the individual condominium unit owner. In addition, prior to the City's exercising any of its remedies against an individual condominium unit owner upon the occurrence of a default by said individual condominium unit owner under this Agreement, the Condominium Ground Lease or the Restrictive Covenants and Easement Agreement, the City will give the first mortgage lender of said defaulting individual condominium unit owner (i) any notice of default sent by the City or the Authority to said individual condominium unit owner, and (ii) 60 days following the notice of default within which to cure the default; provided, however, the City and the Authority shall give such notice of default only to a first mortgage lender if the first mortgage lender has notified the City in writing of the existence of its mortgage and the address to which notices to the first mortgage lender should be sent. If the first mortgage lender of the defaulting individual condominium unit owner commences foreclosure proceedings or accepts a deed-in-lieu of foreclosure within the 60-day time period referred to in subparagraph (ii), then with respect to non-monetary defaults only, the 60-day time period shall commence on the date of the sheriff's deed of foreclosure or the date of the deed-in-lieu of foreclosure.

                  - The unsold condominium units must be available for rental as hotel rooms by the general public and reasonably available for use by the events booked into the convention center and if a sold condominium unit is in the Rental Pool (as defined in Paragraph 49 below) as described in Paragraph 49 below, then except for 60 days during each calendar year when an individual unit owner or his/her/its guests is permitted to occupy his/her/its individual unit, all sold condominium units must be available for rental as hotel rooms to the general public and reasonably available for use by the events booked into the convention center. Notwithstanding the foregoing, an owner of a condominium unit which is in the Rental Pool (as defined in Paragraph 49 below) may occupy his/her/its unit for an additional 30 days each year as long as the owner pays the room tax that would otherwise have been payable for the condominium unit had it been available for rental as a hotel room to the general public for the number of days that the unit is occupied by the owner.

                  - Any sale, conveyance, assignment or other transfer by the Condominium LLC of the Condominium Project or its leasehold interest in the Condominium Site shall comply with the terms of Paragraph 14 of this Agreement.

                  - The Condominium LLC and the Developer shall not be permitted to mortgage or otherwise place a lien or encumbrance on the Condominium Project or the Condominium Site except as described in Paragraph 14 of this Agreement.

                  - It shall be an event of default under the Condominium Ground Lease permitting the Authority to terminate the Condominium Ground Lease if the improvements on the Condominium Site are not repaired or rebuilt or replaced following damage by fire or other casualty to such improvements.

                  - A default beyond applicable notice and cure periods under the Resort Ground Lease, the Convention Center Operating Lease, and/or the Reimbursement Agreement shall not cause a default under the Condominium Ground Lease. A default beyond applicable notice and cure periods by the Resort LLC under this Development Agreement in connection with the Resort Project or the Convention Center Project shall not cause a default under the Condominium Ground Lease. A default beyond applicable notice and cure periods by the Condominium LLC under this Development Agreement with respect to the Condominium Project or under the Restrictive Covenants and Easement Agreement with respect to the Condominium Project shall be a default under the Condominium Ground Lease; provided, however, the exercise of any remedies by the Authority and any party claiming any interest in the Condominium Site by or through the Authority against any individual condominium unit owner shall be subject to the terms of paragraph 47 below.

                  - A default beyond any applicable notice and cure periods under the Condominium Lender's loan or any other loan of the Condominium LLC or loan of the Developer in connection with the Condominium Project shall be a default under the Condominium Ground Lease, subject, however, to the rights of the individual condominium unit owners as set forth in paragraph 47 of this Agreement.

                  - The documents governing the condominium, including without limitation, the formation documents of the condominium association, the condominium declaration, and the plat of condominium must be reasonably acceptable to the Authority and the City and must reflect the terms of this Agreement applicable to the Condominium Project, including without limitation, the terms of Paragraph 49 below.

                  - Except in the event of an approved transfer of management as described in Paragraph 14 below, the Resort LLC and Developer must at all times manage the operations of the Condominium Project pursuant to the terms and conditions of a management agreement between the Condominium LLC and the owner's association and/or individual unit owners, on the one hand, and the Resort LLC, as manager, and a submanagement agreement between the Resort LLC and the Developer, which management and submanagement agreements must reflect the terms of this Agreement applicable to the Condominium Project, including without limitation, the terms of Paragraph 49 below.

                  - Operation and management of the Condominium Project and the transfer of operation and management of the Condominium Project shall comply with the terms of Paragraphs 14 and 40 below.

                  - The terms and conditions of the Condominium Ground Lease shall be binding upon the owners of each condominium unit and the owners' association.

                  - The Authority's obligation to enter into the Condominium Ground Lease is subject to the terms of Paragraph 40 below.

         7. CONVENTION CENTER OPERATING LEASE. All the parties hereto acknowledge that the Public Improvements, the convention center and its amenities, including the parking areas, although owned by the Authority and the City, substantially benefit and enhance the Resort Project. The Developer and the Resort LLC have informed the City that the Convention Center Project is necessary for the success of the Resort Project and as a result, it is necessary that the Convention Center Project be built and that the Resort LLC operate and manage and lease the Convention Center Project. The Developer and the Resort LLC have also informed the City that they are unable to finance completely the Resort Project and the Convention Center Project. As a result, the Developer and the Resort LLC have asked the City to finance the construction, furnishing and equipping of the Convention Center Project, in exchange for which, the Resort LLC agrees to reimburse the City for the cost of constructing, furnishing and equipping the Convention Center Project, reimburse the City for a portion of the cost of the Public Improvements and guarantee that a certain level of room taxes and/or City Condominium Payments will be generated by and paid to the City in connection with the Resort Project and the Condominium Project. Therefore, the City, as lessor, will enter into an operating lease for the Convention Center Project, but not the Convention Center Site, with the Resort LLC, as lessee. The terms and conditions of the Convention Center Operating Lease will be negotiated by the parties, and must be acceptable in all respects to the City and the Resort LLC, in their respective reasonable discretions. The terms and conditions of the Convention Center Operating Lease will include, without limitation, the following:

                  - The initial term will be approximately 25 1/2 years, ending on December 31, 2028.

                  - The Resort LLC will have 15 options to extend the Convention Center Operating Lease for 5 years each if all of the following conditions are satisfied by Resort LLC or waived by the City: (i) the option shall be exercised by Resort LLC delivering a written notice of exercise of the option to extend not less than twelve (12) full calendar months prior to the expiration of the then-current term of the Convention Center Operating Lease; (ii) Resort LLC shall be required to make an annual rental payment to the City each year during the extension periods in an amount to be determined by the City and the Resort LLC and if for any reason the parties acting reasonably and in good faith cannot agree on the amount of the rental payment, then the amount of the payment, if any, shall be determined by arbitration by a three-member panel, in accordance with the rules of the American Arbitration Association, the cost of which shall be divided evenly between Resort LLC and the City; (iii) there shall be no uncured default under this Development Agreement, the Convention Center Operating Lease, the Resort Ground Lease, the Restrictive

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

                           Covenants and Easement Agreement or the Reimbursement Agreement; and (iv) for all periods prior to the expiration of the then-current term of the Convention Center Operating Lease, the Resort LLC shall have complied in all material respects with the performance standards set forth in the annual marketing plans and agreements between the Resort LLC, the Authority and the City with respect to the Convention Center Project.

                  - The Authority and the City will not subordinate their respective interests in the Convention Center Operating Lease to the Resort Lender's loan or the lien of Resort Lender's mortgage or the Condominium Lender's loan or the lien of Condominium Lender's mortgage or any other loan or mortgage; provided, however, the City will consent to the collateral assignment by the Resort LLC to the Resort Lender of the Resort LLC's interest in the Convention Center Operating Lease, as long as the terms of the collateral assignment are acceptable to the City, in its reasonable discretion. The City agrees that it will approve any collateral assignment of the Convention Center Operating Lease in connection with any subsequent first mortgage loan refinancing of the Resort Lender's loan, as long as the terms of such collateral assignment are not materially different from the terms of the original collateral assignment and as long as the collateral assignment is not materially prejudicial to the City and as long as the terms of the collateral assignment reflect the provisions of this Agreement. The parties understand and agree that the City's rights to payment of the Real Estate and Personal Property Tax Shortfall and the Room Tax Shortfall are not subordinate to payment of any amounts to any lender of the Resort Project or the Condominium Project or the Convention Center Project other than the Resort Lender and/or the Condominium Lender. The City's rights to the payment of real estate and personal property taxes and room taxes and any other taxes and City Condominium Payments are not subordinate to payment of any amounts due any lender, including without limitation, the Resort Lender and the Condominium Lender.

                  - The payment of amounts due the Resort LLC and/or any of its Affiliates or any other member of Resort LLC for the management and operation of the Convention Center Project, if any, shall at all times be subordinate to the payment to the City of the Reimbursement Obligations and the Lease Obligations. At the City's option, the Resort LLC agrees to enter into a subordination agreement reasonably acceptable to the City in connection with the payment of any such fees.

                  - Any rights the Developer or the Resort LLC or their Affiliates or any other member of Resort LLC may have to Net Cash Flow shall at all times be subordinate to the payment to the City of the Reimbursement Obligations and the Lease Obligations, it being understood by the Resort LLC that the Resort LLC shall be required to use Net Cash Flow to pay the Reimbursement Obligations and the Lease Obligations. The Resort LLC

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                           can use funds other than Net Cash Flow to pay the
                           Reimbursement Obligations and the Lease Obligations and the Resort LLC may use Net Cash Flow for other purposes, as long as there is no default in the payment of the Reimbursement Obligations and Lease Obligations.

                  - The Resort LLC will not be permitted to use the Convention Center Site for any purpose other than the Convention Center Project.

                  - In accordance with the terms and conditions set forth in the Convention Center Operating Lease and subject to black-out periods reasonably established by Resort LLC at the beginning of each calendar year, the Resort LLC acting in good faith will accommodate requests of the City and the Authority to use the Convention Center Project for up to 30 days per year, at no charge to the City or the Authority, for City-sponsored events, except that the City and/or the Authority shall be required to compensate the Resort LLC for food, beverages, set-up, cleaning, customary equipment rental fees or other special arrangements requested by the City and/or the Authority, as the case may be, at rates customarily charged for similar events. Resort LLC will give the City an explanation as to why any period in any calendar year has been blacked out by Resort LLC.

                  - Any conveyance, assignment or other transfer by the Resort LLC of its interest in the Convention Center Operating Lease shall comply with the terms of Paragraph 14 of this Agreement.

                  - The Resort LLC shall not be permitted to mortgage or otherwise place a lien or encumbrance on the Convention Center Project or the Convention Center Site or its interest in the Convention Center Operating Lease as described in Paragraph 14 below.

                  - A default beyond applicable notice and cure periods under the Resort Ground Lease, the Reimbursement Agreement, by the Resort LLC under this Development Agreement and/or by the Resort LLC under the Restrictive Covenants and Easement Agreement shall be a default under the Convention Center Operating Lease.

                  - A default beyond applicable notice and cure periods under the loan of the Resort Lender or any other secured lender in connection with the Resort Project or the Convention Center Project shall be a default under the Convention Center Operating Lease. A default beyond applicable notice and cure periods under any other unsecured loan of the Developer or the Resort LLC in connection with the Resort Project or the Convention Center Project shall be a default under the Convention Center Operating Lease if a lien or judgment is filed against the Resort Project or the Convention Center Project in connection with such other loan and such

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                           lien or judgment is not released or dismissed within
                           sixty (60) days of notice of the filing of such lien or judgment.

                  - The City shall have reasonable approval rights with respect to any operator of any restaurant located on the Convention Center Site, any sublease entered into with respect to the restaurant and shall have the right to review any documents governing the operation of the restaurant to which the Resort LLC is a party. The operator of any restaurant located on the Convention Center Site shall not have the right to transfer his/her/its interest in the restaurant or the sublease for the restaurant without the City's prior written consent, which shall not be unreasonably withheld or delayed. The operator of any restaurant located on the Convention Center Site, upon expiration or termination of its sublease, shall remove all of its trade fixtures and equipment and shall repair any damage to the Convention Center Project to the reasonable satisfaction of the City.

                  - The Resort LLC shall use its best efforts to have in effect at all times for the convention center restaurant, a liquor license for sale of all types of liquor beverages.

                  - At the City's option, the Convention Center Operating Lease shall terminate if the lessee of the Convention Center Project no longer owns and operates the Resort Project.

                  - At its cost and expense, the Resort LLC shall be required to publicize and market the Convention Center Project, pursuant to the terms and conditions of annual marketing plans and agreements between the Resort LLC and the City. A default beyond any applicable notice and cure periods under the annual marketing plans and agreements between the Resort LLC and the City, as described in such plans and agreements, to meet the performance standards set forth in the annual marketing plans and agreements shall be a default under the Convention Center Operating Lease, this Agreement and the Resort Ground Lease. The performance standards shall be consistent with the standards for other first-class hotel/convention centers.

                  - The Resort LLC shall be responsible at its cost and expense for ordinary and extraordinary maintenance and repair of the Convention Center Project and its furnishings and equipment, including without limitation, the making of all capital replacements and repairs, all as more fully described in Paragraph 8 below.

                  - It shall be an event of default under the Convention Center Operating Lease permitting the City to terminate the Convention Center Operating Lease if the improvements on the Convention Center Site are not repaired or rebuilt or replaced following damage by fire or other casualty to such

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                           improvements (unless the City elects not to have the
                           Convention Center Project rebuilt, repaired or replaced), or if insurance proceeds from a casualty are not disbursed in accordance with the provisions of this Agreement and/or the Convention Center Operating Lease.

                  - The Resort LLC shall be liable for the payment of all operating expenses of the Convention Center Project throughout the entire term of the Convention Center Operating Lease, including without limitation, any extensions of the Convention Center Operating Lease. The Resort LLC shall receive all revenue from the Convention Center Project during the term of the Convention Center Operating Lease, but the Resort LLC's right to receive the revenue from the Convention Center Project during the initial term of the Convention Center Operating Lease is subject to the City's right to receive the Lease Obligations, and during any extension period, the Resort LLC's right to receive revenue from the Convention Center Project shall be subject to the City's right to receive an annual rental payment for the Convention Center Project as described above in this Paragraph 7.

                  - The Resort LLC shall insure itself and the City as required in Paragraph 30 below.

                  - The City will agree that as long as the restaurant operator is not in default under the terms and conditions of its agreement with the Resort LLC with respect to operation of the convention center restaurant, the City will not disturb the restaurant operator's use and occupancy of the convention center restaurant in the event of a default by the Resort LLC under the Convention Center Operating Lease, provided the restaurant operator enters into an operating agreement and/or lease agreement with the City substantially the same as the operating agreement and/or sublease the restaurant operator had in effect with the Resort LLC and provided that the restaurant operator continues to be ready, willing and able to serve the Convention Center Project. It is understood that except as otherwise set forth in this paragraph, the restaurant operator's right to use and occupy the convention center restaurant is contingent upon the Resort LLC or its permitted successors and assigns being the lessee of the Convention Center Project under the Convention Center Operating Lease.

                  - The Resort LLC will agree that if it enters into substantive negotiations with any person or entity for use of the Convention Center Project, the Resort LLC will provide information on lodging availability at all hotels, motels and bed and breakfasts in the City of Sheboygan to said person or entity, and the Resort LLC agrees that it will generally be fair in providing information with respect to other hotels, motels and bed and breakfasts in the City of Sheboygan to persons requesting information about the Convention Center Project.

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

                  - The City will have various rights and remedies under the Convention Center Operating Lease in the event of a default by the Resort LLC under the Convention Center Operating Lease which is not cured within any applicable notice and cure periods, including without limitation, the right to accelerate the Lease Obligations.

                  - As rent under the Convention Center Operating Lease, the Resort LLC will guarantee that the room taxes and City Condominium Payments generated by the Resort Project and/or the Condominium Project, as the case may be, and paid to the City as of October 1 of each year during the initial term of the Convention Center Operating Lease in connection with the Resort Project and/or the Condominium Project, will equal or exceed the Guaranteed Room Tax Payment due as of said October 1 for such year as shown on Exhibit G attached hereto. In the event --------- there is a Room Tax Shortfall in any year during the term of the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement), then the amount of the Room Tax Shortfall shall be due from and paid by the Resort LLC to the City on October 1 of said year.

                  - The Lease Obligations will be secured by a second mortgage on and security interest in the Resort Project. The lien of the second mortgage and security agreement will be subordinate to the Resort Lender's first mortgage loan and any first mortgage loan refinancing of such mortgage as long as the first mortgage loan refinancing secures a loan amount which does not exceed the greater of: (a) a loan amount which, when added to all other loans outstanding in connection with the Resort Project secured by a mortgage or other lien on the Resort Project, would result in a total aggregate loans to value ratio for the Resort Project at the time of the refinancing of 70% or less of the then appraised value of the Resort Project, taking into account the net operating income from the Convention Center Project if the net operating income from the Convention Center Project is collateral for the refinancing, or (b) the then-outstanding principal amount of the first mortgage loan being refinanced, plus interest to the date of the refinancing, plus closing costs required by the refinancing lender to be paid in connection with the refinancing. Notwithstanding the foregoing, in the event that the Resort LLC refinances or otherwise replaces the original Resort Lender loan or any preferred equity or debt referred to in Paragraph 45 below prior to January 1, 2008, Resort LLC will not enter into any refinance transaction or series of transactions that would provide net cash proceeds to Resort LLC in excess of $750,000.00 in the aggregate for all such refinancings prior to January 1, 2008, after payment of all costs and prior indebtedness.

                  - If the aggregate of the room tax payments for the Resort Project and the Condominium Project and the City Condominium Payments made to the City in any 12-month period commencing on October 1 of any year and

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

                           ending on September 30 of the following year (the "Room Tax Calculation Date") exceed the Guaranteed Room Tax Payment for the calendar year of the Room Tax Calculation Date (the "Room Tax Excess"), the City agrees to return a portion of the Room Tax Excess (the "Room Tax Reimbursement") to the Resort LLC, but only if all of the following apply: (i) the room taxes and/or City Condominium Payments actually received by the City from the Resort Project and the Condominium Project, including room taxes deemed to have been received pursuant to Paragraph 29 below, for any 12-month period ending on September 30 of any year prior to the year of the Room Tax Calculation Date produced a Room Tax Shortfall, and (ii) the Resort LLC paid or caused to be paid from sources other than the Guaranty Deposit or the Reserve Fund, the full amount of the Guaranteed Room Tax Payment for said prior 12-month period, and (iii) there have been no draws on the Guaranty Deposit and no disbursements from the Reserve Fund, and (iv) the Resort LLC continues to own the Resort Project, and
                           (v) there is no uncured default under either the Condominium Ground Lease or the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement, the Restrictive Covenants and Easement Agreement, and/or this Agreement. The City shall pay the Room Tax Reimbursement to the Resort LLC as soon as possible after the Reserve Fund has been fully funded. The Room Tax Reimbursement shall be in an amount equal to the amount of any Room Tax Shortfall paid in any 12-month period ending on September 30 of any year prior to the year of the Room Tax Calculation Date from sources other than the Guaranty Deposit or the Reserve Fund; provided, however, if the amount of the Room Tax Reimbursement exceeds ten percent (10%) of the amount of room taxes actually received by the City from the Resort Project and the Condominium Project during the 12-month period ending on the Room Tax Calculation Date, then the City shall return to the Resort LLC an amount equal to ten percent (10%) of the aggregate amount of room taxes actually received from the Resort Project and the Condominium Project for the 12-month period ending on the Room Tax Calculation Date and up to 10% of the aggregate amount of room taxes actually received from the Resort Project and the Condominium Project during any subsequent 12-month periods, until the amount of the Room Tax Reimbursement has been paid in full. If the Resort LLC is not entitled to a Room Tax Reimbursement in any year, then the City may use the Room Tax Excess or portion thereof as is not required to pay a Room Tax Reimbursement in any manner it deems fit. Room taxes deemed to have been received pursuant to Paragraph 29, if any, shall not be included for the purpose of determining whether the aggregate of the room taxes and City Condominium Payments actually received by the City in any year exceed the Guaranteed Room Tax Payment, it being understood that only the aggregate amount of the room taxes and City Condominium Payments actually received by the City from the Resort Project and the

                           Condominium Project will be taken into account in determining whether there is an excess in any year.

                  - Foreclosure by the Resort Lender or any other lender of its mortgage on the Resort Project or acceptance by the Resort Lender or any other lender of a deed in lieu of foreclosure shall not release the Resort LLC, its successors or assigns or transferees from their obligations under the Convention Center Operating Lease, or the Guarantors from their obligations under their Guaranties, it being understood by the parties that unless (i) the Resort Lender, its successors and assigns assume all liabilities and obligations of the Resort LLC under the Convention Center Operating Lease and (ii) the City in writing releases the Resort LLC, its successors and assigns from all of their liabilities and obligations under the Convention Center Operating Lease, the Resort LLC, its successors, assigns and transferees shall remain liable for the payment of the Room Tax Shortfall each year during the term of the Convention Center Operating Lease and the Guarantors shall remain liable under their Guaranties with respect to the payment of the Room Tax Shortfall during the term of the Guaranties.

                  - The Resort LLC shall agree to pay the room taxes collected in connection with the Resort Project and the Condominium Project each month on a monthly basis to the City, to be accounted for by the City as described in this Agreement. The Resort LLC (or the individual condominium unit owners if the Resort LLC and/or Developer no longer manage the Condominium Project) shall agree to pay the City Condominium Payments on an annual basis to the City, as described in Paragraph 49 below.

                  - The City will not subordinate its right to receive room taxes or the City Condominium Payments to the loan or the lien of the mortgage of any lender, including without limitation, the Resort Lender.

                  - Repayment of the City Loan and/or the City Convention Center Funds shall not release the Resort LLC, its successors and assigns from their liabilities and obligations with respect to the Lease Obligations, including without limitation, their obligation to pay the Room Tax Shortfall each year during the term of the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement).

                  - If the Convention Center Operating Lease is terminated for any reason other than a voluntary termination of the Convention Center Operating Lease by the City occurring prior to the occurrence of any Default, Resort LLC shall not be released from the Lease Obligations and the Lease Obligations shall automatically, without need of any further document or

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                           instrument, become due and payable under the
                           Reimbursement Agreement.

         8. RESTRICTIVE COVENANTS AND EASEMENT AGREEMENT. The Authority, City, Developer, Resort LLC and Condominium LLC will enter into a Restrictive Covenants and Easement Agreement. The terms and conditions of the Restrictive Covenants and Easement Agreement will be negotiated by the parties, and must be acceptable in all respects to the Authority, the City, the Developer, Resort LLC, and the Condominium LLC, in their respective reasonable discretions. The terms and conditions of the Restrictive Covenants and Easement Agreement will include, without limitation, the following:

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to the use of and easements with respect to the parking lot located within the Convention Center Project.

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to the use of the water park, including without limitation, those provisions contained in Paragraph 23 below.

                  - The Restrictive Covenants and Easement Agreement among other things, will restrict the use of the 60-foot wide access way located between the Resort Site and the Condominium Site to the lakefront, lake trail and other public walkways, to pedestrian and bicycle access and access for emergency and maintenance vehicles only. The 60-foot wide access way will be dedicated by the City to the public.

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to the ownership and use of the Convention Center Project, the Resort Project and the Condominium Project as outlined in this Agreement.

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to the transfer of ownership of the Resort Project and the Condominium Project as outlined in this Agreement and the transfer of interests in the Developer and the Resort LLC and the Condominium LLC as outlined in this Agreement.

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to management and operation of the Convention Center Project, the Resort Project and the Condominium Project and the transfer of management and operation of the three projects, all as outlined in this Agreement.

                  - The Restrictive Covenants and Easement Agreement will reflect the parties' agreements with respect to the use of Net Cash Flow to pay the

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                           Reimbursement Obligations and Lease Obligations, as
                           outlined in this Agreement.

                  - Each party thereto, including the City and the Authority, will have the right to enforce the Restrictive Covenants and Easement Agreement against the other parties.

                  - The Restrictive Covenants and Easement Agreement shall impose all maintenance, repair and replacement obligations (including replacements and repairs of a capital nature) on the Resort LLC with respect to all elements of the Resort Project, the Resort Site, the Convention Center Project and the Convention Center Site, including without limitation, the hotel, the water park, the convention center, the roofs, walls and foundations of all improvements, all common areas of the Resort Project, the Resort Site, the Convention Center Project and the Convention Center Site, parking lots, lighting, benches, landscaping and all other improvements located within the Resort Project, the Resort Site, the Convention Center Project and the Convention Center Site areas; provided, however, upon expiration of the term (both initial term and all renewals of the initial term) of the Convention Center Operating Lease or if the City terminates the Resort LLC's rights to operate the Convention Center Project, then the Resort LLC shall not be required to meet the maintenance, repair and replacement obligations described in this paragraph with respect to the Convention Center Project and Convention Center Site only other than the parking lots. The rights of the Resort LLC to use the parking lots following expiration or termination of the Convention Center Operating Lease are set forth in Paragraph 24 below.

                  - The Restrictive Covenants and Easement Agreement will impose all maintenance, repair and replacement obligations (including replacements and repairs of a capital nature) for the Condominium Project and the Condominium Site on the owners of the Condominium Project, including without limitation, the condominium buildings, the roofs, walls and foundations of the condominium buildings, the common areas of the Condominium Project and the Condominium Site, parking lots, lighting, benches, landscaping and all other improvements located within the Condominium Project and Condominium Site area. The Restrictive Covenants and Easement Agreement will require the individual owners of condominium units to keep their units in good condition and repair.

                  - Notwithstanding the foregoing, the Restrictive Covenants and Easement Agreement will impose on the City the obligation to plow ice and snow in the public streets and to maintain the green areas along the public lakefront promenade.

                  - The Restrictive Covenants and Easement Agreement will set certain standards that the Resort LLC must meet in maintaining, repairing and

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

                           replacing all elements of the Resort Project, the Resort Site, the Convention Center Project and the Convention Center Site consistent with making the Resort Project and the Convention Center Project at all times a first-class resort hotel, water park, and convention center; provided, however, upon expiration of the term (both initial term and all renewals of the initial term) of the Convention Center Operating Lease or if the City terminates the Resort LLC's rights to operate the Convention Center Project, then the Resort LLC shall not be liable to meet these standards with respect to the Convention Center Project and the Convention Center Site only other than the parking lots.

                  - The Restrictive Covenants and Easement Agreement will set certain standards that the owners of the Condominium Project must meet in maintaining, repairing and replacing all elements of the Condominium Project and the Condominium Site consistent with making the Condominium Project at all times a first-class hotel condominium.

                  - The Restrictive Covenants and Easement Agreement will require the Resort LLC to replace all furniture, fixtures and furnishings, carpeting, paint, wall paper and other improvements at the Resort Project and the Convention Center Project on a periodic basis consistent with the manner and timing of replacement of such items in other first-class hotels and resorts and convention centers; provided, however, upon expiration of the term (both initial term and all renewals of the initial term) of the Convention Center Operating Lease or if the City terminates the Resort LLC's rights to operate the Convention Center Project, then the Resort LLC shall not be required to comply with the terms of this paragraph with respect to the Convention Center Project only.

                  - The Restrictive Covenants and Easement Agreement will require the owners of the Condominium Project to replace all furniture, fixtures and furnishings, carpeting, paint, wall paper and other improvements in the common areas of the Condominium Project on a periodic basis consistent with the manner and timing of replacement of such items in other first-class hotel condominiums.

                  - The Restrictive Covenants and Easement Agreement will require that all parking lots in the Convention Center Project and the Convention Center Site and the Resort Project and the Resort Site be maintained at all times in good condition and repair by the Resort LLC. The Restrictive Covenants and Easement Agreement will require that the parking within the Condominium Project and the Condominium Site be maintained at all times in good condition and repair by the owners of the Condominium Project.

                  - The Restrictive Covenants and Easement Agreement will prohibit the transfer of the Resort Project to an entity that is lawfully exempt from the

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                           payment of property taxes unless the transferee
                           agrees to make a payment in lieu of taxes in an amount equal to the City portion of all property taxes that would have been paid by such transferee were it not exempt from taxation.

                  - The Restrictive Covenants and Easement Agreement shall be recorded in the office of the Register of Deeds for Sheboygan County prior to the recording of the Resort Lender's mortgage, the Condominium Lender's mortgage or any other mortgage on the Resort Project or the Condominium Project or the Resort Site or the Condominium Site, and prior to the recording of any of the condominium documents, it being understood by the parties that the Restrictive Covenants and Easement Agreement will run with the land and will be binding upon the Resort Site, the Condominium Site, the Convention Center Site, the Resort Project, the Convention Center Project and the Condominium Project and any owner in title, lessee and/or mortgagee of all or any portions of such sites and projects and their successors and assigns, including without limitation, the individual owners of condominium units.

                  - Any violation of the Restrictive Covenants and Easement Agreement by the Resort LLC which is not cured within any applicable cure period will be a default under the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement and this Development Agreement. Any violation of the Restrictive Covenants and Easement Agreement by the Condominium LLC, the condominium owners association and/or any individual condominium unit owner which is not cured within any applicable cure period will be a default under the Condominium Ground Lease, and this Agreement, subject, however, to the rights of the owners of the condominium units pursuant to paragraph 47 of this Agreement.

                  - The indemnities contained in this Development Agreement shall be included in the Restrictive Covenants and Easement Agreement.

                  - The Restrictive Covenants and Easement Agreement will state that the Condominium Project shall not be a gated community.

                  - The Restrictive Covenants and Easement Agreement will require that until December 31, 2028, or until expiration of the term of this Agreement or the Reimbursement Agreement, whichever is later to occur, subject to repair as a result of casualty, condemnation, ordinary and extraordinary repair and replacement, the hotel suites within the Resort

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

                           Project shall at all times be available for rental to the general public as hotel rooms. Following December 31, 2028, or upon expiration of the term of this Agreement and/or the Reimbursement Agreement, whichever is later to occur, subject to repair as a result of casualty, condemnation, ordinary and extraordinary repair and replacement, the hotel suites within the Resort Project shall at all times be available for rental to the general public as hotel rooms or upon request of the Resort LLC and with the prior written approval of the City and the Authority, the Resort LLC shall be permitted to convert all or a portion of the hotel suites within the Resort Project to a condominium hotel. The City and the Authority will not unreasonably withhold their consent to such conversion of the hotel suites to a condominium hotel as along as the documents governing the formation of the condominium hotel are reasonably acceptable to the City and the Authority and as long as the arrangements for operation and management of the Resort Project and the Convention Center Project are reasonably acceptable to the City and the Authority and as long as all condominium units or condominium suites are at all times available for rental to the general public as hotel rooms (subject to repair as a result of casualty, condemnation, ordinary and extraordinary repair and replacement), except that condominium unit owners and/or their guests may use or occupy the owner's condominium unit for not more than sixty (60) days in any calendar year. Until December 31, 2028, or until expiration of the term of this Agreement or the Reimbursement Agreement, whichever is later to occur, subject to repair as a result of casualty, condemnation, ordinary and extraordinary repair and replacement, all unsold condominium units in the Condominium Project shall at all times be available for rental to the general public as hotel rooms and except as otherwise set forth in Paragraph 49 below, all sold condominium units shall at all times be available for rental to the general public as hotel rooms, except that condominium unit owners and/or their guests may use or occupy the owner's condominium unit for not more than sixty (60) days in any calendar year. Notwithstanding the foregoing, an owner of a unit in the Condominium Project Rental Pool (as defined in Paragraph 49 below) may occupy his/her/its unit for an additional 30 days each year as long as the owner pays the room tax that would otherwise have been payable for the condominium unit had it been available for rental as a hotel room to the general public for the number of days that the unit is occupied by the owner.

         9. LOAN BY THE CITY. The Developer and the Resort LLC have informed the City that they are unable to finance completely the Resort Project. The Developer and the Resort LLC have asked the City to make a loan to the Resort LLC in connection with the Resort Project and the City has agreed to do so, as long as the Resort LLC repays the loan to the City, reimburses the City for a portion of the cost of the Public Improvements and in addition, guarantees that the Resort Project and the Condominium Project will generate a certain level of real estate and personal property taxes each year during the term of the Reimbursement Agreement. If all conditions precedent to the disbursement of the City Loan are met, subject to the terms of Paragraph 40 below, the City will loan the amount of $4,000,000.00 to the Resort LLC to be used by the Resort LLC in connection with the construction, furnishing, equipping and installation of the Resort Project.

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

         The City Loan will be evidenced by and made pursuant to a Reimbursement Agreement and note between the City and the Resort LLC.

         Subject to the terms of Paragraphs 40 and 48 below, the City will deposit proceeds of the City Loan in the amount of $3,000,000.00 with the Title Company on the Resort and Convention Center Funding Date but the funds so deposited by the City shall be disbursed on a pro rata basis (with pro rata meaning in proportion to the principal amount of the Resort Lender's loan and $3,000,000 of the City Loan) with the construction loan of the Resort Lender; provided, however, no portion of the City Loan shall be disbursed by the Title Company until the Resort LLC has previously contributed the full amount of its equity in cash to the Resort Project and the cash equity has been disbursed in connection with the Resort Project. The equity contribution of the Resort LLC shall equal the difference between (a) the total aggregate cost of the Resort Project as shown in the greater of (i) the Resort Cost Breakdown or (ii) the combination of the guaranteed maximum price construction contract for the Resort Project and the other Resort Cost Evidence (as that term is defined in Paragraph 12(h) below), as modified from time to time, minus (b) the sum of the proceeds of the construction loan for the Resort Project and the proceeds of the City Loan to the extent of $3,000,000.00. The City will not agree to disburse the full amount of the City Loan to the Resort Project prior to disbursement of the construction loan of the Resort Lender, and the Title Company shall not be permitted to disburse any portion of the City Loan to the Resort Project prior to the disbursement of the full amount of the equity contribution of the Resort LLC to the Resort Project.

         The City Loan shall be disbursed pursuant to the terms and conditions of a disbursement agreement similar in content to the type of disbursement agreement that is required by conventional lenders in connection with construction loans. The parties to the agreement shall be the Developer, the Resort LLC, the City, the Resort Lender, and the Title Company. The disbursement agreement must be reasonably acceptable in all respects to the City and must contain, among other things, provisions preventing the filing of materialmen's liens and/or contractor's liens against the Resort Project, requiring the approval of draw requests by the City, requiring draw requests to be accompanied by AIA certificates reasonably acceptable to the City from the architect and general contractor, requiring the proceeds of the City Loan and the construction loan funds of the Resort Lender disbursed from time to time to be held in the Title Company's trust account, requiring all of the funds for construction, furnishing and equipping of the Resort Project to be disbursed through the Title Company, and requiring the Resort LLC to at all times keep the loan in-balance (i.e. the undisbursed construction loan funds of the Resort Lender together with the undisbursed proceeds of the City Loan to the extent of $3,000,000.00 shall at all times be sufficient to pay for all costs and expenses incurred or expected to be incurred in connection with completion of the development, construction, furnishing and equipping of the Resort Project and if they are not, the Resort LLC shall be liable for making up any shortfall before any additional City Loan funds are advanced). The disbursement agreement will state that in the event of a casualty, the City will continue to disburse the City Loan only if insurance proceeds are disbursed prior to disbursement of the balance, if any, of the City Loan, if the Resort Lender's loan and the City Loan (to the extent of $3,000,000.00) continue to be in-balance, and if the Resort LLC constructs the Resort Project in accordance with the Plans.

                  In the event the City elects to refinance or finance the City Loan, the Developer and the Resort LLC agree to cooperate reasonably in such refinancing and/or financing as long as the Guaranteed Property Tax Payment does not increase and as long as the amount due from the Resort LLC on the Guaranteed Property Tax Payment does not increase and as long as the refinancing does not result in a material impairment of the rights of the Condominium LLC or the Resort LLC or a material increase in the obligations of the Resort LLC or the Condominium LLC.

                  For the purposes of determining whether the loan is in balance, the uses of funds as set forth in the Resort Project Cost Breakdown shall be reduced by the $1,000,000.00 construction management fee or developer fee the Developer expects to receive in connection with the Resort Project, it being understood by the parties hereto that the Developer will receive that construction management fee or development fee or a portion thereof, only if the Resort Lender determines that there are funds available to be disbursed for such purpose, all final costs and expenses of the development, construction, furnishing and equipping of the Resort Project have been paid, and there are funds remaining in the Condominium Completion Escrow Account. The City will disburse any balance in the Condominium Completion Escrow Account to the Resort Lender in accordance with the terms of Paragraph 40 below.

                  Resort LLC may prepay the City Loan in whole or in part, at any time and from time to time. Any prepayment of the City Loan shall be applied to installments of the Reimbursement Obligations due in the reverse order of maturity. Resort LLC shall not be entitled to any credit for anticipated real estate and personal property tax payments with respect to any installment so prepaid. Except with respect to those installments of the Reimbursement Obligations which were prepaid, any prepayment of the City Loan shall not release the Resort LLC or the then owner of the Resort Project from its obligations under the Reimbursement Agreement, including without limitation, its obligation to pay the Real Estate and Personal Property Tax Shortfall each year during the term of the Reimbursement Agreement. If the real estate and personal property tax payments due and payable and/or paid in any year exceed the Guaranteed Property Tax Payment for such year, such excess shall not be deemed a prepayment of the City Loan or the Guaranteed Property Tax Payment.

         10. REIMBURSEMENT AGREEMENT. In consideration for the making of the City Loan and leasing the Resort Site to the Resort LLC on favorable financial terms, and in consideration for the City's making the Public Improvements to enhance and benefit the Resort Project, the Resort LLC agrees to repay the full amount of the City Loan to the City and agrees to reimburse the City for a portion of the costs incurred by the City in making the Public Improvements and for certain financing costs by guaranteeing that the Resort Project and the Condominium Project will generate the Guaranteed Property Tax Payment each year during the term of the Reimbursement Agreement. To evidence the City Loan and the reimbursement obligations of Resort LLC, Resort LLC and the City will enter into the Reimbursement Agreement and note associated therewith. The terms and conditions of the Reimbursement Agreement and note will be negotiated by the parties, and must be acceptable in all respects to the City and the Resort LLC, in their respective reasonable discretions. The terms and conditions of the Reimbursement Agreement will include, without limitation, the following:

         - The Resort LLC will guarantee that the property taxes generated by the Resort Project and/or the Condominium Project and paid to the City as of October 1 of each year during the term of the Reimbursement Agreement in connection with the Resort Project and/or the Condominium Project, will equal or exceed the Guaranteed Property Tax Payment due as of said October 1 for such year as shown on Exhibit F attached hereto.

         - In the event there is a Real Estate and Personal Property Tax Shortfall in any year during the term of the Reimbursement Agreement, then the amount of the Real Estate and Personal Property Tax Shortfall for such year shall be due from and paid by the Resort LLC to the City on October 1 of said year.

                  - The Resort LLC's obligations under the Reimbursement Agreement will be secured by a second mortgage on and security interest in the Resort Project. The lien of the second mortgage and security agreement will be subordinate to the Resort Lender's first mortgage loan and any first mortgage loan refinancing of such mortgage as long as the first mortgage loan refinancing secures a loan amount which does not exceed the greater of: (a) a loan amount which, when added to all other loans outstanding in connection with the Resort Project secured by a mortgage or other lien on the Resort Project, would result in a total aggregate loans to value ratio for the Resort Project at the time of the refinancing of 70% or less of the then appraised value of the Resort Project, taking into account the net operating income from the Convention Center Project if the net operating income from the Convention Center Project is collateral for the refinancing, or (b) the then-outstanding principal amount of the first mortgage loan being refinanced, plus interest to the date of the refinancing, plus closing costs required by the refinancing lender to be paid in connection with the refinancing. Notwithstanding the foregoing, in the event that the Resort LLC refinances or otherwise replaces the original Resort Lender loan or any preferred equity or debt referred to in Paragraph 45 below prior to January 1, 2008, Resort LLC will not enter into any refinance transaction or series of transactions that would provide net cash proceeds to Resort LLC in excess of $750,000.00 in the aggregate for all such refinancings prior to January 1, 2008, after payment of all costs and prior indebtedness.

         - Any default beyond applicable notice and cure periods by the Resort LLC under the Reimbursement Agreement will be a default under the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement and this Development Agreement. Any default beyond applicable notice and cure periods under the Resort Ground Lease, the Convention Center Operating Lease or by the Resort LLC under this Development Agreement or by the Resort LLC under the Restrictive Covenants and Easement Agreement will be a default under the Reimbursement Agreement. Any default beyond applicable notice and cure periods by the Resort LLC under the Restrictive Covenants and Easement Agreement will be a default under the Reimbursement Agreement.

         - If the real estate and personal property tax payments due and payable in any year are actually received by the City on or before October 1 of such year (the "Calculation Date") and if such payments exceed the Guaranteed Property Tax

                  Payment for such year, the City agrees to return to the Resort LLC the amount by which the real estate and personal property tax payments which were due and payable and paid in such year exceed the Guaranteed Property Tax Payment for such year, but only if all of the following apply: (i) the actual real estate tax assessment and personal property tax assessment for any calendar year prior to the calendar year of the Calculation Date resulted in a Real Estate and Personal Property Tax Shortfall in the following year, and (ii) the Resort LLC paid or caused to be paid from sources other than the Guaranty Deposit or the Reserve Fund the full amount of the Guaranteed Property Tax Payment for the year in which the Real Estate and Personal Property Tax Shortfall occurred, and (iii) there have been no draws on the Guaranty Deposit and no disbursements from the Reserve Fund, and (iv) the Resort LLC continues to own the Resort Project, and (v) there is no uncured default under either the Condominium Ground Lease or the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement, the Restrictive Covenants and Easement Agreement and/or this Agreement. The City shall return any excess from the calendar year of the Calculation Date to the Resort LLC but only to the extent of the amount of any Real Estate and Personal Property Tax Shortfall described in subparagraph (i) above paid in a calendar year prior to the calendar year of the Calculation Date from sources other than the Guaranty Deposit or the Reserve Fund. If the City is not required in any calendar year to pay any excess real and personal property tax payments back to the Resort LLC, then the City may use the excess payments in any manner it deems fit.

         - The parties understand and agree that the City's rights to payment of the Real Estate and Personal Property Tax Shortfall and the Room Tax Shortfall are not subordinate to payment of any amounts to any lender of the Resort Project or the Condominium Project or the Convention Center Project other than the Resort Lender and/or the Condominium Lender. The City's rights to the payment of real estate and personal property taxes and room taxes and any other taxes and the City Condominium Payments are not subordinate to payment of any amounts due any lender, including without limitation, the Resort Lender and the Condominium Lender.

         - The City will have various rights and remedies under the Reimbursement Agreement in the event of a default by the Resort LLC under the Reimbursement Agreement which is not cured within any applicable notice and cure periods, including without limitation, the right to accelerate the Reimbursement Obligations.

         - Repayment of the City Loan and/or the City Convention Center Funds shall not release the Resort LLC or the then owner of the Resort Project from its obligations under the Reimbursement Agreement or with respect to the Lease Obligations, including without limitation, its obligation to pay the Real Estate and Personal Property Tax Shortfall each year during the term of the Reimbursement Agreement and its obligation to pay the Room Tax Shortfall each year during the initial term of the Convention Center Operating Lease (or the Reimbursement

                  Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement).

         - Foreclosure by the Resort Lender or any other lender of its mortgage on the Resort Project or acceptance by the Resort Lender or any other lender of a deed in lieu of foreclosure shall not release the Resort LLC, its successors or assigns or transferees from their obligations under the Reimbursement Agreement or the Guarantors from their liabilities and obligations under their Guaranties, it being understood by the parties that the Resort LLC, its successors, assigns and transferees shall remain liable for the payment of the Real Estate and Personal Property Tax Shortfall each year during the term of the Reimbursement Agreement and the Guarantors shall remain liable under their Guaranties.

         - Except as may be otherwise specifically permitted by this Agreement, the Resort LLC shall not be permitted to assign, transfer or convey its rights or obligations under the Reimbursement Agreement without first obtaining the written consent of the City, which consent the City may grant or withhold in its sole discretion.

         - If the Convention Center Operating Lease is terminated for any reason except a voluntary termination of the Convention Center Operating Lease by the City occurring other than by reason of the occurrence of a Default, Resort LLC shall not be released from the Lease Obligations and the Lease Obligations shall automatically, without need of any further document or instrument, become due and payable under the Reimbursement Agreement.

         11. GUARANTIES. Resort LLC's monetary obligations under the Reimbursement Agreement and the Convention Center Operating Lease shall be irrevocably, jointly and severally guaranteed by the Guarantors as set forth in the guaranties. The form and substance of the guaranties shall be acceptable to the Guarantors and the City in their respective reasonable discretions. Each guaranty will be unconditional except to the extent that a default in the payment of the Guaranteed Room Tax Payment and/or the Guaranteed Property Tax Payment beyond any applicable notice and cure periods must have occurred prior to the exercise by the City of its rights under each guaranty and there shall be no funds remaining in either the Guaranty Deposit or the Reserve Fund.

         Prior to the Resort Closing, the Resort LLC shall provide the Guaranty Deposit to the City. If the Guaranty Deposit is in the form of a letter of credit, the letter of credit shall be held by the City and shall be in form and content satisfactory to the City in its reasonable discretion and shall be issued by a bank or other financial institution reasonably acceptable to the City. The beneficiary under the letter of credit shall be the City. The letter of credit shall permit partial draws. The expiry date of the letter of credit and any extensions thereof shall be not earlier than December 31, 2014. If any letter of credit expires before December 31, 2014, and for any reason the expiry date is not extended, Resort LLC understands that the City will draw on the letter of credit prior to the expiry date of such letter of credit and will hold the proceeds as a cash deposit as described below. The City shall be permitted to make a draw under the letter of credit if all or any portion of the Reimbursement Obligations or Lease Obligations are not paid when due (taking into account any notice and cure period). If the City draws any amount under the letter of credit, the City shall use said amount to reimburse the City, first, for all costs and expenses incurred by the City in connection with the default and then to cure the default under the Reimbursement Agreement or with respect to the Lease Obligations, as the case may be.

         If the Guaranty Deposit is a cash deposit rather than a letter of credit, on or before the Resort Closing, the Resort LLC shall deposit cash in the amount of $1,000,000.00 with a financial institution of Resort LLC's choice, reasonably approved by the City. The cash deposit shall be in an account in the name of the City only, and no person or entity other than the City shall have the right to make any withdrawals from said account. The City shall be permitted to make a withdrawal from the cash deposit account only if all or any portion of the Reimbursement Obligations and/or the Lease Obligations are not paid when due (taking into account any notice and cure period). If the City makes a withdrawal from the cash deposit account, the City shall use said amount to reimburse the City first, for all costs and expenses incurred by the City in connection with the default and then to cure the default under the Reimbursement Agreement or with respect to the Lease Obligations, as the case may be. If the Guaranty Deposit is a cash deposit, any interest earned on the cash deposit shall accrue to the benefit of the Resort LLC and shall be paid to Resort LLC on an annual basis.

         Neither the Developer nor the Resort LLC nor the Condominium LLC nor any Guarantor shall be permitted to place any mortgage, lien or other encumbrance on the Resort Project or the Condominium Project or the Convention Center Project to secure the Guaranty Deposit or any of their reimbursement or payment obligations with respect to the Guaranty Deposit.

         In addition to the Guaranties and the Guaranty Deposit, the Resort LLC shall deposit the Reserve Fund with the City on or before January 1, 2005. A portion of the Reserve Fund will be deposited by the Resort LLC in an amount equal to the difference obtained by subtracting $500,000.00, minus the dollar amount of the room taxes received by the City from the Resort Project and the Condominium Project, if any, for the calendar year 2004. It is the Resort LLC's intention to obtain such funds from the Friends of Sheboygan but it is the Resort LLC's obligation to deposit the funds or a letter or credit or a combination of both into the Reserve Fund regardless of whether the funds or letter of credit or combination of both come from the Friends of Sheboygan or the Resort LLC. If the City received room taxes from the Resort Project and the Condominium Project in the calendar year 2004, then the balance of the Reserve Fund will be funded with 10% of the room tax revenues from the Resort Project and the Condominium Project collected in the calendar years beginning in 2004 and continuing each year thereafter until an amount equal to the dollar amount of the room taxes received by the City from the Resort Project and the Condominium Project in calendar year 2004 has been deposited into the Reserve Fund. The Reserve Fund shall be deposited with a financial institution of Resort LLC's choice, reasonably approved by the City. It shall be held in an account in the name of the City only, and no person or entity other than the City shall have the right to make any withdrawals from said Reserve Fund. The City shall be permitted to make a withdrawal from the Reserve Fund only if all or any portion of the Reimbursement Obligations and/or the Lease Obligations are not paid when due (taking into account any notice and cure period). If the City makes a withdrawal from the Reserve Fund, the City shall use said amount to reimburse the City first, for all reasonable costs and expenses incurred by the City in connection with the default and then to cure the default under the Reimbursement Agreement and/or with respect to the Lease Obligations, as the case may be.

         If any portion of the Reserve Fund is in the form of a letter of credit, the letter of credit shall be held by the City and shall be in form and content satisfactory to the City in its reasonable discretion and shall be issued by a bank or other financial institution reasonably acceptable to the City. The beneficiary under the letter of credit shall be the City. The letter of credit shall permit partial draws. The expiry date of the letter of credit and any extensions thereof shall be not earlier than October 1, 2010. If any letter of credit expires before October 1, 2010, and for any reason the expiry date is not extended, Resort LLC and the Friends of Sheboygan understand that the City will draw on the letter of credit prior to the expiry date of such letter of credit and will hold the proceeds as a cash deposit as described above. The City shall be permitted to make a draw under the letter of credit if all or any portion of the Reimbursement Obligations and/or the Lease Obligations are not paid when due (taking into account any notice and cure period). If the City draws any amount under the letter of credit, the City shall use said amount to reimburse the City first, for all costs and expenses incurred by the City in connection with the default and then to cure the default under the Reimbursement Agreement and/or with respect to the Lease Obligations, as the case may be.

         A failure to deposit the Reserve Fund with the City on or before January 1, 2005, shall not be a default under this Agreement but the City shall be permitted to fund the Reserve Fund from the Condominium Completion Escrow Account as set forth in Paragraph 40 below.

         In the event of a failure by the Resort LLC to pay all or any portion of the Reimbursement Obligations and/or the Lease Obligations when due (taking into account any notice or cure period), the City agrees first to draw upon the Guaranty Deposit, then to draw upon the Reserve Fund, and then to seek payment from any of the Guarantors.

         The City agrees that it will release the Reserve Fund, the Guaranties and the Guaranty Deposit on certain terms and conditions. If there is no default under this Agreement, the Reimbursement Agreement, the Condominium Ground Lease, the Resort Ground Lease, the Restrictive Covenants and Easement Agreement or the Convention Center Operating Lease, and if the Guaranty Deposit has not been drawn upon, any room taxes deposited in the Reserve Fund shall be released to the City as soon as possible after October 1, 2010, and the balance of the Reserve Fund shall be released to the Resort LLC as soon as possible after October 1, 2010. If there is no uncured default under this Agreement, the Reimbursement Agreement, the Condominium Ground Lease, the Resort Ground Lease, the Restrictive Covenants and Easement Agreement or the Convention Center Operating Lease and if the Guaranty Deposit has not been drawn upon and if the aggregate real estate, personal property and room tax revenue generated by the Resort Project and the Condominium Project and paid from Net Cash Flow exceeds 110% of the annual aggregate Guaranteed Property Tax Payment and Guaranteed Room Tax Payment as shown on Exhibit F and Exhibit G for any three consecutive calendar years of operation commencing January 1, 2005 (the "First Test Period"), then the guaranties of the members of the Board of Directors of The Great Lakes Companies, Inc. shall be released. Notwithstanding the foregoing, the guaranties of the members of the Board of Directors of The Great Lakes Companies, Inc. shall not be released prior to January 1, 2008. If there is no uncured default under this Agreement, the Reimbursement Agreement, the Condominium Ground Lease, the Resort Ground Lease, the Restrictive Covenants and Easement Agreement or the Convention Center Operating Lease and if the Guaranty Deposit has not been drawn upon and if the aggregate real estate, personal property and room tax revenue generated by the Resort Project and the Condominium Project and paid from Net Cash Flow exceeds 110% of the annual aggregate Guaranteed Property Tax Payment and Guaranteed Room Tax Payment as shown on Exhibit F and Exhibit G for any three consecutive calendar years of operation following the First Test Period (the "Second Test Period"), then the guaranty of The Great Lakes Companies, Inc. shall be released. Notwithstanding the foregoing, the guaranty of The Great Lakes Companies, Inc. shall not be released prior to January 1, 2011. If there is no uncured default under this Agreement, the Reimbursement Agreement, the Condominium Ground Lease, the Resort Ground Lease, the Restrictive Covenants and Easement Agreement or the Convention Center Operating Lease and if the Guaranty Deposit has not been drawn upon and if the aggregate real estate, personal property and room tax revenue generated by the Resort Project and the Condominium Project and paid from Net Cash Flow exceeds 110% of the annual aggregate Guaranteed Property Tax Payment and Guaranteed Room Tax Payment as shown on Exhibit F and Exhibit G for any three consecutive calendar years of operation following the Second Test Period, then the Guaranty Deposit shall be released. Notwithstanding the foregoing, the Guaranty Deposit shall not be released prior to January 1, 2014.

         12. CONDITIONS PRECEDENT TO CITY'S AND AUTHORITY'S OBLIGATIONS. In addition to the conditions precedent to the City's obligation to disburse the City Loan and the City Convention Center Funds, as outlined in Paragraph 48 below, the obligations of the City and the Authority under this Development Agreement (including without limitation, the obligation of the City and/or the Authority to enter into the Resort Ground Lease, the Condominium Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easements Agreement and the Reimbursement Agreement) are conditioned upon the satisfaction of each and every of the following conditions:

                  (a) On or before the Resort Closing date, Developer or Resort LLC, at their cost, shall make the Resort Cost Breakdown available for review by the City. The Resort Cost Breakdown shall be certified by Developer and Resort LLC and the General Contractor as accurate and complete to the best of their knowledge. The Resort Cost Breakdown shall show that all hard costs of construction and furnishing of the Resort Project are not less than $31,000,000.00. The Resort Cost Breakdown must otherwise show a state of facts reasonably acceptable to the City.

                  On or before the Resort Closing date, Developer or Resort LLC, at their cost, shall provide the City with the Convention Center Cost Breakdown. The Convention Center Cost Breakdown shall be certified by the Developer and the Resort LLC and the Construction Manager as accurate and complete to the best of their knowledge. The Convention Center Cost Breakdown shall show that all hard costs of construction and furnishing and equipping of the Convention Center Project are not less than $5,951,984.00. The Convention Center Cost Breakdown must otherwise show a state of facts reasonably acceptable to the City.

                  On or before the Resort Closing date, the Developer or Resort LLC, at their cost, shall also make available for review a pro-forma operating statement for the Resort Project. On or before the Resort Closing date, the Developer or Resort LLC, at their cost, shall provide to the City, a pro-forma operating statement for the Convention Center Project. The pro-forma operating statements shall show a state of facts reasonably acceptable to the City.

                  (b) On or before the Resort Closing date, Resort LLC shall provide the City with evidence satisfactory to the City that the Resort LLC is authorized to enter into this Agreement and that the persons signing this Agreement on behalf of Resort LLC are authorized to so sign this Agreement. On or before the Resort Closing date, Resort LLC, at its cost, shall provide a certified copy of its formation documents and a good standing certificate issued by the appropriate governmental authority of the state of its formation. Such formation documents must be reasonably acceptable to the City and must show a state of facts as to ownership, management and control reasonably acceptable to the City. The Resort LLC must be authorized to do business in Wisconsin. If any member of Resort LLC is required by the formation documents of Resort LLC to consent to the transactions which are the subject of this Development Agreement, then any such member of Resort LLC which is an entity must also provide its formation documents to City for review on or before the Resort Closing date, which documents must be reasonably acceptable to the City. On or before the Resort Closing date, Condominium LLC shall provide the City with evidence satisfactory to the City that the Condominium LLC is authorized to enter into this Agreement and that the persons signing this Agreement on behalf of Condominium LLC are authorized to so sign this Agreement. On or before the Resort Closing date, Condominium LLC, at its cost, shall provide a certified copy of its formation documents and a good standing certificate issued by the appropriate governmental authority of the state of its formation. Such formation documents must be reasonably acceptable to the City and must show a state of facts as to ownership, management and control reasonably acceptable to the City. Condominium LLC must be authorized to do business in Wisconsin. If any member of Condominium LLC is required by the formation documents of Condominium LLC to consent to the transactions which are the subject of this Development Agreement, then any such member of Condominium LLC which is an entity must also provide its formation documents to City for review on or before the Resort Closing date, which documents must be reasonably acceptable to the City. On or before the Resort Closing date, Developer shall provide the City with evidence satisfactory to the City that the Developer is authorized to enter into this Agreement and that the persons signing this Agreement on behalf of Developer are authorized to so sign this Agreement. On or before the Resort Closing date, Developer, at its cost, shall provide a certified copy of its formation documents and a good standing certificate issued by the appropriate governmental authority of the state of its formation. Such formation documents must be reasonably acceptable to the City and must show a state of facts as to ownership, management and control reasonably acceptable to the City. If any shareholder of Developer is required by the formation documents of Developer to consent to the transactions which are the subject of this Development Agreement, then any such shareholder of Developer which is an entity must also provide its formation documents to City for review on or before the Resort Closing date, which documents must be reasonably acceptable to the City.

                  (c) Simultaneously with the execution of this Agreement or on or before the Resort Closing date, whichever is earlier to occur, Developer, at its cost, shall provide a certificate of incumbency and resolutions of the Board of Directors of Developer, and if any shareholder of Developer which is an entity is required by the formation documents of Developer to consent to the transactions which are the subject of this Development Agreement, then a certificate of incumbency and resolutions or consents of such shareholder, all of which resolutions and consents shall provide that Developer has been duly authorized to enter into this Agreement and all other agreements, documents and contracts required to be executed by it in connection with the transactions which are the subject of this Agreement. The members of the

Board of Directors of Developer are Marc Vaccaro, Bruce Neviaser and Craig Stark. Simultaneously with the execution of this Agreement or on or before the Resort Closing date, whichever is earlier to occur, Resort LLC, at its cost, shall provide a certificate of incumbency and consent of the members of Resort LLC, if such consent is required by the formation documents of Resort LLC, and if any member of Resort LLC which is an entity is required by the formation documents of Resort LLC to consent to the transactions which are the subject of this Development Agreement, then a certificate of incumbency and consent of such members, all of which resolutions and consents shall provide that Resort LLC has been duly authorized to enter into this Agreement and all other agreements, documents and contracts required to be executed by it in connection with the transactions which are the subject of this Agreement. Simultaneously with the execution of this Agreement or on or before the Resort Closing date, whichever is earlier to occur, Condominium LLC, at its cost, shall provide a certificate of incumbency and consent of the members of Condominium LLC, if such consent is required by the formation documents of Condominium LLC, and if any member of Condominium LLC which is an entity is required by the formation documents of Condominium LLC to consent to the transactions which are the subject of this Development Agreement, then a certificate of incumbency and consent of such members, all of which resolutions and consents shall provide that Condominium LLC has been duly authorized to enter into this Agreement and all other agreements, documents and contracts required to be executed by it in connection with the transactions which are the subject of this Agreement.

                  (d) On or before the Resort Closing date, Resort LLC, at its cost, shall obtain a written financing commitment from a lending institution of Resort LLC's choice, under the terms of which said lender agrees to make a first mortgage loan to Resort LLC in an amount not less than $29,500,000.00 for the purpose of construction, furnishing, equipping and installation of the Resort Project. Said financing commitment must be acceptable in all respects to City, in City's reasonable discretion. At the Resort Closing date, the Resort LLC shall close the Resort Lender's loan which is the subject of the financing commitment on terms and conditions acceptable to the City and in connection therewith, the Resort LLC shall provide all documents to be executed in connection with the Resort Lender's loan to the City, which documents must be reasonably acceptable to the City and which documents must contain terms and conditions consistent with this Agreement.

                  (e) Intentionally omitted.

                  (f) On or before the Resort Closing date, the Developer or Resort LLC, at its cost, shall provide an ALTA survey and the site plan of the Resort Site, the Condominium Site, and the Convention Center Site, certified to the City by a Wisconsin registered land surveyor, showing the location of all improvements now or to be located thereon, all easements, pathways, exterior boundary lines, walkways, private and public streets, adjoining public streets and alleys, utilities, exits and entrances, all curbs, gutters, sidewalks, medians and lighting. The survey must show a state of facts acceptable to the City in its reasonable discretion.

                  (g) On or before the Resort Closing date, the Developer, at its cost, shall deposit the Guaranty Deposit with the City. At or prior to the Resort Closing date, the Guarantors shall have executed and delivered to the City, their respective Guaranties, in form and content acceptable to the City. At or prior to the Resort Closing date, the Resort LLC,

Developer, and Condominium LLC shall have executed and delivered to the City any other documents and agreements as are required by this Agreement, including without limitation, the second mortgage and certain subordination agreements.

                  (h) On or before the Resort Closing date, the Resort LLC shall have entered into a guaranteed maximum price construction contract with the General Contractor for the Resort Project, and a guaranteed maximum price construction contract with the Construction Manager for the Convention Center Project, an architect's agreement for the Resort Project and the Convention Center Project and all other contracts and agreements necessary in connection with completion and construction of the Resort Project and the Convention Center Project, which contracts and agreements must be reasonably acceptable in all respects to the City. The guaranteed maximum price construction contract for the Resort Project must show that the costs of construction of the Resort Project do not exceed the amount shown on the Resort Cost Breakdown for such costs. The guaranteed maximum price construction contract for the Convention Center Project must show that the costs of construction of the Convention Center Project do not exceed the amount shown on the Convention Center Cost Breakdown for such costs and all other terms and conditions of such contracts must be acceptable to the City in its reasonable discretion. The Resort LLC shall make the guaranteed maximum price construction contract for the Resort Project, the architect's agreement for the Resort Project and all other contracts and agreements necessary in connection with completion and construction of the Resort Project available for review by the City on or before the Resort Closing date. The Resort LLC shall provide the guaranteed maximum price construction contract for the Convention Center Project, the architect's agreement for the Convention Center Project and all other contracts and agreements necessary in connection with completion and construction of the Convention Center Project to the City on or before the Resort Closing date.

                  The guaranteed maximum price construction contract for the Convention Center Project must obligate the Construction Manager to perform construction management duties in connection with the Convention Center Project. The rights of the Resort LLC under the guaranteed maximum price construction contract for the Convention Center Project must be assignable to the City. The Developer and the Resort LLC and the Construction Manager must comply with all laws, rules, regulations and ordinances governing the public bidding process in connection with the contracts and agreements for the Convention Center Project.

                  On or before the Resort Closing date, the Resort LLC shall have made available for review by the City, all contracts and other evidence reasonably satisfactory to the City, supporting each line item of the Resort Cost Breakdown and any other costs of the Resort Project ("Resort Cost Evidence") other than those line items or amounts which are the subject of the guaranteed maximum price construction contract for the Resort Project. On or before the Resort Closing date, the Resort LLC shall provide to the City all contracts and other evidence reasonably satisfactory to the City, supporting each line item of the Convention Center Cost Breakdown and any other costs of the Convention Center Project ("Convention Center Cost Evidence") other than those line items or amounts which are the subject of the guaranteed maximum price construction contract for the Convention Center Project. The Resort Cost Evidence must show that the costs of furnishing and equipping of the Resort Project do not exceed the amount shown on the Resort Cost Breakdown for such costs. The Convention Center Cost Evidence must show that the costs of furnishing and equipping of the Convention Center

Project do not exceed the amount shown on the Convention Center Cost Breakdown for such costs. The Resort Cost Evidence and the Convention Center Cost Evidence must be acceptable to the City in its reasonable discretion.

                  (i) Intentionally omitted.

                  (j) Simultaneously with the occurrence of the Resort Closing date, the City, the Authority, the Developer, the Resort LLC and the Condominium LLC shall enter into the Restrictive Covenants and Easement Agreement, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the City and the Resort LLC shall enter into the Reimbursement Agreement, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the Authority and the Resort LLC shall enter into the Resort Ground Lease, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the City and the Resort LLC shall enter into the Convention Center Operating Lease in form and content agreed to by the parties. On or before the Resort Closing date, the Authority and the Condominium LLC shall have agreed to all terms and conditions of the Condominium Ground Lease. The Authority and the Condominium LLC will enter into the Condominium Ground Lease in accordance with the terms of Paragraph 40 below.

                  (k) On or before the Resort Closing date, the Resort LLC, as owner of the Resort Project, and the Developer, as manager, shall have entered into a management agreement with respect to the management and operation of the Resort Project, which agreement must be provided to the City on or before the Resort Closing date, and which agreement must be reasonably acceptable to the City.

                  (l) On or before the Resort Closing date, the City and the Authority shall have approved the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement, the Reimbursement Agreement, the Condominium Ground Lease, the lease, if any, between the City and the Authority with respect to the Convention Center Project, the Intercreditor Agreement referred to in this Paragraph 12(v), and all other agreements which require approval. On or before the Resort Closing date, any conditions imposed in connection with the City's and/or Authority's approval of this Development Agreement shall have been satisfied.

                  (m) Intentionally omitted.

                  (n) On or before the Resort Closing date, the Developer, at its cost, shall have made available for review by the City at the Resort Project or such other location as may be mutually agreed to by the City and the Developer, financial statements for The Great Lakes Companies, Inc. and each member of its Board of Directors and for the Resort LLC and the Condominium LLC. The financial statements must show a state of facts reasonably acceptable to the City.

                  (o) The Resort Closing must occur on or before July 31, 2003.

                  (p) Intentionally omitted.

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

                  (q) On or before the Resort Closing date, the Developer or the Resort LLC, at its cost, shall prepare a feasibility and marketing study with respect to the Resort Project and the Convention Center Project and the Condominium Project which the City shall have the right to review. The study must show a state of facts with respect to the cash flow from the Resort Project and the Convention Center Project and the Condominium Project reasonably acceptable to the City. On or before the Resort Closing date, the Developer or the Resort LLC, at its cost, shall make available for review by the City at the Resort Project or such other location as may be mutually agreed to by the City and the Developer and the Resort LLC, an appraisal of the Resort Project and the Convention Center Project, showing that the aggregate fair market value of the Resort Project and the Convention Center Project is not less than $37,295,207.00. The City must be reasonably satisfied following review of such appraisal that the fair market value of the Resort Project is not less than $31,000,000.00 and the fair market value of the Convention Center Project is not less than $6,295,207.00. On or before the Resort Closing date, the Developer or the Resort LLC, at its cost, shall make available for review by the City, an appraisal of the Condominium Project, which appraisal shall show that the fair market value of the Condominium Project is not less than $10,000,000.00.

                  (r) No uncured default, or event which with the giving of notice or lapse of time or both would be a default, shall exist under this Agreement. The Resort LLC and the Condominium LLC shall not be in default (beyond any applicable period of grace) of any of their obligations under any other material agreement or instrument to which the Resort LLC or the Condominium LLC is a party or an obligor. The Developer shall not be in default (beyond any applicable notice and cure periods) of any of its obligations under any agreement or instrument related to the Resort Project or the Convention Center Project or the Condominium Project.

                  (s) At the Resort Closing, the difference between (i) the total aggregate cost of the Resort Project as shown in the greater of (A) the Resort Cost Breakdown, or (B) the combination of the guaranteed maximum price construction contract for the Resort Project and the other Resort Cost Evidence, minus (ii) the sum of the proceeds of the Resort Lender's loan and the City Loan to the extent of $3,000,000.00, shall be deposited by the Resort LLC with the Title Company, be available for disbursement and be disbursed for the Resort Project prior to the disbursement of the City Loan. At the Resort Closing, the difference between (iii) the total aggregate cost of the Convention Center Project as shown in the greater of (C) the Convention Center Cost Breakdown, or
(D) the combination of the guaranteed maximum price construction contract for the Convention Center Project and the Convention Center Cost Evidence, minus
(ii) the City Convention Center Funds in the amount of $8,200,000.00, shall be deposited by the Resort LLC with the Title Company, be available for disbursement and be disbursed for the Convention Center Project prior to the disbursement of the City Convention Center Funds.

                  (t) On or before the Resort Closing date, counsel for the Resort LLC and the Condominium LLC and the Developer shall provide an opinion of their counsel reasonably acceptable to the City, stating among other things, that the persons executing this Agreement and the agreements entered into hereunder are authorized to do so, that the Resort LLC, the Condominium LLC, and the Developer have duly authorized entry into this Agreement and the agreements entered into hereunder, and other matters, but specifically excluding any opinion that this Agreement or any of the agreements entered into hereunder are enforceable and excluding any opinion that the Resort LLC and the Condominium LLC have complied with all applicable securities laws, rules, regulations and ordinances in the formation of the Resort LLC and the Condominium LLC and in the sale of condominium units.

                  (u) On or before the Resort Closing date, the Resort Lender shall have agreed in writing with the City to the terms and conditions of Paragraph 40 below.

                  (v) On or before the Resort Closing date, the Resort Lender, the Authority, and the City shall have entered into an Intercreditor Agreement in form and substance reasonably acceptable to the Resort Lender, the Authority and the City. The Intercreditor Agreement shall, among other things, address such issues as notices of default and rights to cure defaults, rights of the Resort Lender and the City and the Authority in the event of a default under the Resort Lender's loan or the Reimbursement Agreement or with respect to the Lease Obligations, exercise of remedies, and rights of the parties in the event of a bankruptcy of the Resort LLC. The Intercreditor Agreement shall provide that in the event the Resort and Convention Center Funding Date does not occur on or before September 30, 2003, then the Resort Lender shall execute and deliver to the City and the Authority, a satisfaction of the Resort Lender's mortgage on the Authority's fee interest in the Resort Site. The Resort Lender shall also agree that there shall be no disbursement of the Resort Lender's loan until the City's conditions to disbursement of the City Loan and the City Convention Center Funds have been met or satisfied.

                  (w) On or before the Resort Closing date, the Resort LLC, the Resort Lender, the City, and the Title Company shall have agreed on the form and substance of the disbursement agreement referred to in Paragraph 9 above. The disbursement agreement must be in form and substance reasonably acceptable to all of the parties to it. On or before the Resort Closing date, the Resort LLC, the City, and the Title Company shall have agreed on the form and substance of the disbursement agreement referred to in Paragraph 44 below. The disbursement agreement must be in form and substance reasonably acceptable to all of the parties to it.

                  (x) Intentionally omitted.

                  If all conditions contained in this Section 12 are satisfied within the time periods for satisfaction of such conditions as set forth above or if such conditions are waived in writing by the City and the Authority, as the case may be, within the time periods for satisfaction of such conditions as set forth above, then the above conditions shall be deemed satisfied. Otherwise, the Authority or the City, at their respective options, exercised in their sole discretions, may terminate this Agreement, in which event, none of the parties to this Agreement shall have any further liability or obligation to the other parties.

                  All submissions given to the City and the Authority to satisfy the conditions contained in this Section 12 must be satisfactory in form and content to the City and the Authority, in their reasonable discretions, unless otherwise specifically stated.

                  The City's obligation to disburse the City Loan and the City Convention Center Funds is subject to further conditions, as described in Paragraph 48 below, in addition to the conditions described in this Paragraph 12.

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

         13. CONDITIONS PRECEDENT TO THE DEVELOPER'S AND RESORT LLC'S AND CONDOMINIUM LLC'S OBLIGATIONS. The Developer's and Resort LLC's and Condominium LLC's obligations under this Development Agreement are conditioned upon the following:

                  (a) On or before the Resort Closing date, the City shall prepare a construction and completion schedule for the Public Improvements and the City will provide evidence satisfactory to the Developer, the Resort LLC and the Condominium LLC that the City will complete the Public Improvements in accordance with the schedule. Developer and Resort LLC understand and agree that they or either of them shall be solely responsible for hooking up sanitary sewer and storm sewer, water, gas, electric, telephone and any other utility service to the Resort Project and the Convention Center Project. The City's sole responsibility in that regard is to coordinate the installation of the utility services up to the boundaries of the rights-of-way adjacent to the Resort Project and the Convention Center Project as a Public Improvement. Developer and Condominium LLC understand and agree that they or either of them shall be solely responsible for hooking up sanitary sewer and storm sewer, water, gas, electric, telephone and any other utility service to the Condominium Project. The City's sole responsibility in that regard is to coordinate and pay for the installation of the utility services up to the boundaries of the rights-of-way adjacent to the Condominium Project as a Public Improvement.

                  (b) On or before the Resort Closing date, the Resort LLC shall obtain evidence satisfactory to it that subject to Paragraph 40 and the other terms of this Agreement, the City will provide the City Loan at the times and in the amounts described in Paragraph 9 above, simultaneously with the Resort and Convention Center Funding Date.

                  (c) On or before the Resort Closing date, the City, at its cost, shall provide all plans and specifications for the Public Improvements. The plans and specifications for the Public Improvements shall contain the level of detail that would be contained in plans and specifications created in the schematic design phase of a project.

                  (d) At the Resort Closing, the Resort LLC shall close the loan which is the subject of the financing commitment referred to in Paragraph 12(d) above on terms and conditions acceptable to the Resort LLC in its sole discretion.

                  (e) On or before the Resort Closing date, the Developer or Resort LLC at its cost shall have obtained evidence satisfactory to them that the final approval of the planned unit development of which the Resort Project and the Convention Center Project and the Condominium Project are a part and any other necessary zoning approvals will be issued and that any conditions imposed on the Developer, Resort LLC and/or Condominium LLC to obtain any zoning approval will be acceptable to the Developer and Resort LLC and Condominium LLC.

                  (f) On or before the Resort Closing date, Developer or Resort LLC, at its expense, shall obtain a commitment from the Title Company agreeing to insure Resort LLC's leasehold interest in the Resort Site, which title commitment must show a state of facts acceptable to the Developer and Resort LLC, in their reasonable discretions. On or before the Resort Closing date, Developer or Condominium LLC, at its expense, shall obtain a commitment from the Title Company agreeing to insure Condominium LLC's leasehold interest in the

Condominium Site, which title commitment must show a state of facts acceptable to the Developer and Condominium LLC, in their reasonable discretions.

                  (g) On or before the Resort Closing date, the Developer must have satisfied itself that the survey provided pursuant to Paragraph 12(f) above is acceptable in all respects to the Developer, in its reasonable discretion.

                  (h) Simultaneously with the occurrence of the Resort Closing date, the City, the Authority, the Developer, the Resort LLC and the Condominium LLC shall enter into the Restrictive Covenants and Easement Agreement, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the City and the Resort LLC shall enter into the Reimbursement Agreement, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the Authority and the Resort LLC shall enter into the Resort Ground Lease, in form and content agreed to by the parties. Simultaneously with the occurrence of the Resort Closing date, the City and the Resort LLC shall enter into the Convention Center Operating Lease in form and content agreed to by the parties.

                  (i) The Resort Closing must occur on or before July 31, 2003.

         If all conditions contained in this Section 13 are satisfied within the time periods for satisfaction of such conditions as set forth above or if such conditions are waived in writing by the Developer and the Resort LLC and the Condominium LLC within the time periods for satisfaction of such conditions as set forth above, then the above conditions shall be deemed satisfied. Otherwise, the Developer, the Resort LLC or the Condominium LLC, at their respective options, exercised in their sole discretions, may terminate this Agreement, in which event, none of the parties to this Agreement shall have any further liability or obligation to the other parties. The occurrence of the Resort Closing shall be deemed a waiver of the conditions in this Section 13.

         All submissions given to the Developer, Resort LLC and/or Condominium LLC to satisfy the conditions contained in this Paragraph 13 must be satisfactory in form and content to the Developer, the Resort LLC and the Condominium LLC, in their reasonable discretions, unless otherwise specifically stated.

         14. REPRESENTATIONS AND WARRANTIES AND COVENANTS. Developer and Resort LLC and Condominium LLC each make to and with the City and the Authority, the following representations and warranties and covenants applicable to it:

                  (a) All copies of financial statements, documents, contracts and agreements which Developer has furnished to the City and the Authority are true and correct in all material respects. There has been no material adverse change in the business operations of Developer since the date of the last financial statements furnished by it to the City and the Authority. All copies of financial statements, documents, contracts and agreements which Resort LLC and any Guarantor have furnished to the City and the Authority are true and correct in all material respects. There has been no material adverse change in the business operations of Resort LLC or any Guarantor or the financial condition of any Guarantor since the date of the last financial statements furnished by each of them to the City and the Authority. All copies of financial statements, documents, contracts and agreements which Condominium LLC has furnished to the City and the Authority are true and correct in all material respects. There has been no material adverse change in the business operations of Condominium LLC since the date of the last financial statements furnished by it to the City and the Authority.

                  (b) Developer has paid, and will pay when due, all federal, state and local taxes, and will promptly prepare and file returns for accrued taxes prior to any taxes becoming delinquent. Resort LLC and/or its members have paid, and will pay when due, all federal, state and local taxes, and will promptly prepare and file returns for accrued taxes prior to any taxes becoming delinquent. Condominium LLC and/or its members have paid, and will pay when due, all federal, state and local taxes, and will promptly prepare and file returns for accrued taxes prior to any taxes becoming delinquent.

                  (c) The Resort LLC represents, warrants and covenants that all work performed and materials furnished for the Resort Project and the Convention Center Project will be fully paid for or caused to be paid for by Resort LLC as set forth in this Agreement. The Condominium LLC represents, warrants and covenants that all work performed and materials furnished for the Condominium Project will be fully paid for or caused to be paid for by Condominium LLC as set forth in this Agreement.

                  (d) To the best of its knowledge, no statement of fact by Developer contained in this Agreement and no statement of fact furnished or to be furnished by Developer to the City or the Authority pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading at the time when made. To the best of its knowledge, no statement of fact by Resort LLC contained in this Agreement and no statement of fact furnished or to be furnished by Resort LLC to the City or the Authority pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading at the time when made. To the best of its knowledge, no statement of fact by Condominium LLC contained in this Agreement and no statement of fact furnished or to be furnished by Condominium LLC to the City or the Authority pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading at the time when made. These covenants of Developer and Resort LLC shall be true as of the date hereof and as of the Resort Closing and as of the Resort and Convention Center Funding Date. These covenants of Developer and Condominium LLC shall be true as of the date hereof and as of the Condominium Closing.

                  (e) Developer is a corporation duly formed and validly existing and has the power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business. Developer is duly licensed or qualified to do business and in good standing in the State of Wisconsin and all other jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. Resort LLC is a limited liability company duly formed and validly existing and has the power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business. Resort LLC is duly licensed or qualified to do business and in good standing in the State of Wisconsin and all other jurisdictions in which failure to do so would have a material adverse effect on its businesses or financial conditions. Condominium LLC is a limited liability company duly formed and validly existing and has the power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business. Condominium LLC is duly licensed or qualified to do business and in good standing in the State of Wisconsin and all other jurisdictions in which failure to do so would have a material adverse effect on its businesses or financial conditions.

                  (f) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Developer and constitute valid and binding obligations of the Developer enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, general principles of equity, and other similar laws of general application affecting the enforceability of creditors' rights generally. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action of the Resort LLC and constitute valid and binding obligations of the Resort LLC enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, general principles of equity, and other similar laws of general application affecting the enforceability of creditors' rights generally. The execution, delivery and performance of this Agreement have been duly authorized by all necessary limited liability company action of the Condominium LLC and constitute valid and binding obligations of the Condominium LLC enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, general principles of equity, and other similar laws of general application affecting the enforceability of creditors' rights generally.

                  (g) The execution, delivery, and performance of the Developer's obligations pursuant to this Agreement will not violate or conflict with the Developer's articles of incorporation or by-laws or any indenture, instrument or material agreement by which the Developer is bound, nor will the execution, delivery, or performance of the Developer's obligations pursuant to this Agreement violate or conflict with any law applicable to the Developer or the Resort Project, the Convention Center Project or the Condominium Project. The execution, delivery, and performance of the Resort LLC's obligations pursuant to this Agreement will not violate or conflict with the articles of organization or the operating agreement of Resort LLC or any indenture, instrument or material agreement by which the Resort LLC is bound, nor will the execution, delivery, or performance of the Resort LLC's obligations pursuant to this Agreement violate or conflict with any law applicable to the Resort LLC. The execution, delivery, and performance of the Condominium LLC's obligations pursuant to this Agreement will not violate or conflict with the articles of organization or the operating agreement of Condominium LLC or any indenture, instrument or material agreement by which the Condominium LLC is bound, nor will the execution, delivery, or performance of the Condominium LLC's obligations pursuant to this Agreement violate or conflict with any law applicable to the Condominium LLC.

                  (h) Except for the Notice of Claim filed with the City of Sheboygan and dated April 14, 2003, as of the date of this Agreement, there is no litigation or proceeding pending or threatened against or affecting the Developer or the Resort LLC or the Resort Project or the Convention Center Project or any Guarantor that would materially adversely affect the Resort

Project or the Convention Center Project, the Developer, the Resort LLC, or any Guarantor or the enforceability of this Agreement, the ability of the Developer or the Resort LLC to complete the Resort Project and the Convention Center Project or the ability of the Developer or the Resort LLC to perform their respective obligations under this Agreement. As of the date of this Agreement, there is no litigation or proceeding pending or threatened against or affecting the Developer or the Condominium LLC or the Condominium Project or any Guarantor that would materially adversely affect the Condominium Project, the Developer, the Condominium LLC, or any Guarantor or the enforceability of this Agreement, the ability of the Developer or the Condominium LLC to complete the Condominium Project or the ability of the Developer or the Condominium LLC to perform their respective obligations under this Agreement.

                  (i) To the best of its knowledge, the Resort LLC represents and warrants that the Resort Cost Breakdown accurately reflects all Resort Project costs that will be incurred by the Developer and the Resort LLC in the development, completion, construction, furnishing and equipping of the Resort Project, and the City and the Authority shall be entitled to rely on the Resort Cost Breakdown. To the best of its knowledge, the Resort LLC represents and warrants that the Convention Center Cost Breakdown accurately reflects all Convention Center Project costs that will be incurred by the Developer and the Resort LLC in the development and completion and construction of the Convention Center Project, and the City and the Authority shall be entitled to rely on the Convention Center Cost Breakdown. Developer and the Resort LLC know of no circumstances presently existing or reasonably likely to occur which would or could reasonably be expected to result in a material adverse variation or deviation from the Resort Cost Breakdown or the Convention Center Cost Breakdown. To the best of its knowledge, the Condominium LLC represents and warrants that the Condominium Cost Breakdown accurately reflects all Condominium Project costs that will be incurred by the Developer and the Condominium LLC in the development, completion, construction, furnishing and equipping of the Condominium Project, and the City and the Authority shall be entitled to rely on the Condominium Cost Breakdown. The Developer and the Condominium LLC know of no circumstances presently existing or reasonably likely to occur which would or could reasonably be expected to result in a material adverse variation or deviation from the Condominium Cost Breakdown.

                  (j) No default, or event which with the giving of notice or lapse of time or both would be a default, exists under this Agreement, and the Developer is not in default (beyond any applicable period of grace) of any of its obligations under any other material agreement or instrument in connection with the Resort Project or the Convention Center Project or the Condominium Project to which the Developer is a party or an obligor. Resort LLC is not in default (beyond any applicable period of grace) of any of its obligations under any agreement or instrument to which it is a party or an obligor. Condominium LLC is not in default (beyond any applicable period of grace) of any of its obligations under any agreement or instrument to which it is a party or an obligor.

                  (k) The Developer covenants that the shareholders of Developer will not transfer or convey their respective interests in Developer without first obtaining the written consent of the City, which consent the City will not unreasonably withhold if the transferees have the same level of experience in the operation and management of projects similar to the Resort Project as the original shareholders of the Developer on the date of this Agreement and if the Developer continues to manage the Resort Project and the Resort LLC continues to manage the Convention Center Project. Notwithstanding the foregoing, a shareholder may transfer his/her interest in Developer as long as persons who have the same level of experience in the operation and management of projects similar to the Resort Project as is possessed by the shareholders of Developer on the date of this Agreement continue to exercise day-to-day control and management over the Developer.

                  (l) Developer and Resort LLC covenant that The Great Lakes Companies, Inc., as the sole manager of the Resort LLC, will not sell, transfer, assign, convey or encumber its interest in the Resort LLC prior to completion of construction of the Resort Project and the Convention Center Project. Developer and Resort LLC covenant that the Great Lakes Companies, Inc., as the sole manager of the Resort LLC, will not sell, transfer, assign, convey or encumber its interest in the Resort LLC without first obtaining the written consent of the City, which consent will not be unreasonably withheld if all of the following apply: (i) there is no uncured default under this Agreement by the Resort LLC, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or by the Resort LLC under the Restrictive Covenants and Easement Agreement; (ii) the transferee shall have at least the level of experience as is possessed on the date of this Agreement by the Developer and the Resort LLC in the management and operation of projects similar to the Resort Project; (iii) the transferee shall have at least the experience similar to the experience of the Resort LLC and the Developer in the operation of convention centers; and (iv) the reputation and business of the transferee must be at least reasonably consistent with the standards and quality of the Resort LLC and the Developer on the date of this Agreement. Notwithstanding any transfer, the Resort LLC shall not be released from any of its liabilities and obligations under this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or the Restrictive Covenants and Easement Agreement and no Guarantor shall be released from its liabilities and obligations under his/her/its Guaranty. In addition, the City shall not release the Guaranty Deposit or the Reserve Fund except as otherwise set forth in Paragraph 11 above. The Resort LLC covenants that the sole manager of the Resort LLC shall have sole management and control over the day-to-day operations of Resort LLC and there shall be no amendment or modification to the formation documents of Resort LLC which would in any material way modify or change such management and control of Resort LLC by its sole manager.

                  (m) The Resort LLC covenants that the Resort LLC shall not sell, convey, assign, or otherwise transfer the Resort Project or its leasehold interest in the Resort Site prior to completion of construction of the Resort Project and the Convention Center Project, without the prior written consent of the Authority and the City, which consent the Authority and the City may withhold in their sole and absolute discretions. Except as may be otherwise specifically permitted by this Agreement, the Resort LLC covenants that it shall not encumber the Resort Project or its leasehold interest in the Resort Site, without the prior written consent of the Authority and the City, which consent the Authority and the City may withhold in their sole and absolute discretions. Following completion of construction of the Resort Project and the Convention Center Project, the Resort LLC covenants that it shall not sell, convey, assign, or otherwise transfer the Resort Project or its leasehold interest in the Resort Site, nor will the Resort LLC agree to permit the sale, transfer, assignment, or conveyance of the Resort Project or its leasehold interest in the Resort Site without the prior written consent of the Authority and the City, which consent the Authority and the City will not unreasonably withhold, provided all of the following apply: (i) there is no uncured default by the Resort LLC under this Agreement, and there is no uncured default under the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or by the Resort LLC under the Restrictive Covenants and Easement Agreement; (ii) the transferee shall have at least the level of experience as is possessed on the date of this Agreement by the Developer and Resort LLC in the management and operation of projects similar to the Resort Project; (iii) the transferee shall have a minimum net worth of $5,000,000.00 as shown in financial statements and reports furnished to the City and the Authority; (iv) the transferee shall assume all liabilities and obligations of the Resort LLC under this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement and the Restrictive Covenants and Easement Agreement;
(v) any first mortgage loan which the transferee has in connection with the Resort Project, shall not exceed the greater of (A) a loan amount which, when added to any other loans outstanding in connection with the Resort Project secured by a mortgage or other lien on the Resort Project, results in a total aggregate loans to value ratio for the Resort Project at the time of the transfer of 70% or less of the then appraised value of the Resort Project, taking into account the net operating income from the Convention Center Project if the net operating income from the Convention Center Project is collateral for the transferee's financing, or (B) the then-outstanding principal amount of the first mortgage loan being paid out by the transferor in connection with the transfer, plus interest to the date of the payout, plus closing costs required by the transferee's lender to be paid in connection with the financing; (vi) the transferee shall have experience similar to the experience of the Resort LLC and the Developer in the operation of convention centers; (vii) the City shall have received as of the date of the transfer, not less than $6,100,000.00 in the aggregate in connection with the Reimbursement Obligations and the Lease Obligations, which amount has been or will be applied by the City, at the City's option, to either the Reimbursement Obligations and/or Lease Obligations, next coming due; and (viii) the reputation and business of the transferee must be at least reasonably consistent with the standards and quality of the Resort LLC and the Developer on the date of this Agreement. Notwithstanding any transfer, no Guarantor shall be released from its liabilities and obligations under his/her/its Guaranty unless a guaranty or guaranties (in the form of the guaranty signed by the original Guarantor) are delivered from substitute guarantor(s) acceptable to the City in its reasonable discretion, who have a combined net worth at least equal to the net worth of the Guarantors on the date of this Agreement. In addition, the City shall not release the Guaranty Deposit or the Reserve Fund except as otherwise set forth in Paragraph 11 above.

                  (n) The Condominium LLC covenants that it will not sell, transfer, assign, convey or encumber, nor will the Condominium LLC agree to or permit the sale, transfer, assignment, conveyance or encumbrance of the Condominium Project or the Condominium LLC's leasehold interest in the Condominium Site, without the prior written consent of the City and the Authority, which consent the City and the Authority may grant or withhold in their sole and absolute discretions; provided, however, the Condominium LLC may sell each condominium unit to an individual owner in an arm's length transaction and in connection therewith, shall transfer to the individual owner, the undivided percentage interest in the common elements appurtenant to the sold condominium. The Condominium LLC may sell a condominium unit to an Affiliate or any other member of the Condominium LLC, the Resort LLC or the Developer only if said Affiliate or other member pays the same price as those prices being paid by non-Affiliates for individual condominium units. The Condominium LLC covenants that the members of the Condominium LLC will not sell, transfer, assign, convey or encumber their respective interests in the Condominium LLC without first obtaining the written consent of the City and the Authority, which consent the City and the Authority may grant or withhold in their reasonable discretions.

                  (o) Except for the collateral assignment of the Resort LLC's interest in the Convention Center Operating Lease to the Resort Lender, and except for a sublease of the convention center restaurant to the restaurant operator reasonably approved by the City, the Resort LLC covenants that it will not sell, convey, assign or otherwise transfer its interest in the Convention Center Operating Lease or the operation and/or management of the Convention Center Project without the prior written consent of the City, which consent the City will not unreasonably withhold if all of the following apply: (i) there is no uncured default by the Resort LLC under this Agreement, and there is no uncured default under the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or by the Resort LLC under the Restrictive Covenants and Easement Agreement; (ii) the transferee shall have a level of experience similar to or greater than that of the Developer and the Resort LLC in the management and operation of projects similar to the Convention Center Project; (iii) the transferee shall have a minimum net worth reasonably acceptable to the City, as shown in financial statements and reports furnished to the City; (iv) the transferee shall assume all liabilities and obligations of the Resort LLC under this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement and the Restrictive Covenants and Easement Agreement; (v) the transferee shall be the owner of the Resort Project; and (vi) the reputation and business of the transferee must be at least reasonably consistent with the standards and quality of the Resort LLC and the Developer on the date of this Agreement. Except for the collateral assignment of the Resort LLC's interest in the Convention Center Operating Lease to the Resort Lender, the Resort LLC will not pledge or encumber the Convention Center Operating Lease or its rights thereunder.

                  (p) Resort LLC covenants that it shall commence construction of the Resort Project not later than July 1, 2003. The Resort LLC covenants that it will continue construction of the Resort Project diligently and shall complete construction of the Resort Project no later than the Resort Completion Date. Resort LLC covenants that it shall commence construction of the Convention Center Project not later than July 1, 2003. The Resort LLC covenants that it will continue construction of the Convention Center Project diligently and shall complete construction of the Convention Center Project no later than the Convention Center Completion Date. The Condominium LLC covenants that it shall commence construction of not less than 32 condominium units in eight buildings of four units each, in Phases 1 through 8 of the Condominium Project (all as described in Paragraph 40 below) not later than 13 months following the date of this Development Agreement. The Condominium LLC covenants that it will continue construction of the Condominium Project diligently and shall complete construction of each Phase of the Condominium Project on or before 12 months following the date of commencement of construction of such Phase of the Condominium Project.

                  (q) Except as may be otherwise specifically set forth in Paragraph 28 below, Resort LLC covenants that it will conform and comply with, and will cause the Resort Project and the Convention Center Project to be in conformance and compliance with all applicable federal, state, local and other laws, rules, regulations and ordinances, including without limitation, all zoning and land division laws, rules, regulations and ordinances, all building codes and ordinances of the City, all environmental laws, rules, regulations and ordinances and all applicable securities laws, rules, regulations and ordinances; provided, however, the occurrence of a building code violation shall not be a Default under this Agreement as long as Resort LLC commences to correct the violation within ten days of the notice of violation, diligently proceeds to correct the violation and completes the correction of the violation within a reasonable time not exceeding 60 days from the notice of the violation. Except as may be otherwise specifically set forth in Paragraph 28 below, Condominium LLC covenants that it will conform and comply with, and will cause the Condominium Project to be in conformance and compliance with all applicable federal, state, local and other laws, rules, regulations and ordinances, including without limitation, all zoning and land division laws, rules, regulations and ordinances, all building codes and ordinances of the City, all environmental laws, rules, regulations and ordinances and all applicable securities laws, rules, regulations and ordinances; provided, however, the occurrence of a building code violation shall not be a Default under this Agreement as long as Condominium LLC commences to correct the violation within ten days of the notice of violation, diligently proceeds to correct the violation and completes the correction of the violation within a reasonable time not exceeding 60 days from the notice of the violation..

                  (r) Developer and Resort LLC covenant that they will cause the Resort Project and the Convention Center Project to be constructed in a good and workmanlike manner and substantially in accordance with the Plans for the Resort Project and the Convention Center Project and will promptly correct any defects, structural or otherwise, in construction or deviations from the Plans for the Resort Project and the Convention Center Project. Developer and Condominium LLC covenant that they will cause the Condominium Project to be constructed in a good and workmanlike manner and substantially in accordance with the Plans for the Condominium Project and will promptly correct any defects, structural or otherwise, in construction or deviations from the Plans for the Condominium Project. Developer and Resort LLC covenant that construction of the Resort Project and the Convention Center Project shall be completed free of all liens and encumbrances except for those liens and encumbrances permitted by this Agreement. Condominium LLC and Developer covenant that construction of the Condominium Project shall be completed free of all liens and encumbrances except for those liens and encumbrances permitted by this Agreement.

                  (s) Developer and Resort LLC covenant that they will not, without City's and Authority's prior written consent, which consent will not be unreasonably withheld or delayed: (i) approve any material changes in the Resort Project or the Convention Center Project or permit any work to be done pursuant to any changes or modify the Plans; (ii) except for Minor Modifications, increase or decrease any line item of the Resort Cost Breakdown or the Convention Center Cost Breakdown; or (iii) modify or amend the management agreement for the Resort Project in a manner which would cause the agreement to be inconsistent with this Agreement. Except for change orders which would result in Minor Modifications, Developer and Resort LLC shall submit all change orders with respect to the Resort Project to the City for approval, which approval will not be unreasonably withheld. Developer and Resort LLC shall submit all change orders with respect to the Convention Center Project to the City for approval, which approval the City may grant or withhold in its sole discretion.

                  Developer and Condominium LLC covenant that they will not, without City's and Authority's prior written consent, which consent will not be unreasonably withheld or delayed:

(iv) approve any material changes in the Condominium Project or permit any work to be done pursuant to any changes or modify the Plans; (v) except for Minor Modifications, increase or decrease any line item of the Condominium Cost Breakdown; or (vi) modify or amend the condominium documents, the declaration of condominium, the documents governing the condominium unit owners association, the management agreements for the Condominium Project in a manner which would cause such documents or agreements to be inconsistent with this Agreement.

                  (t) Developer and Resort LLC covenant that they will permit City, Authority and City's and Authority's construction consultant or inspector, at all reasonable times: (a) to inspect the Resort Project and the Convention Center Project and all matters relating to the development thereof, and (b) on reasonable notice, to inspect all of the Developer's and Resort LLC's and Condominium LLC's books and records pertaining to the construction and operation of the Resort Project and the Convention Center Project and the Condominium Project, but not including financial statements and subscription agreements of the individual owners of the condominium units. Any inspection of the books and records of the Resort LLC or the Developer shall take place at the Resort Project.

                  Developer and Condominium LLC covenant that they will permit City, Authority and City's and Authority's construction consultant or inspector, at all reasonable times: (a) to inspect the Condominium Project and all matters relating to the development thereof, and (b) on reasonable notice, to inspect all of the Developer's and Resort LLC's and Condominium LLC's books and records pertaining to the construction and operation of the Condominium Project, but not including financial statements and subscription agreements of the individual owners of the condominium units. Any inspection of the books and records of the Resort LLC or the Developer or the Condominium LLC shall take place at the Resort Project.

                  City and Authority assume no obligation to Developer or Resort LLC or Condominium LLC for the sufficiency or adequacy of such inspections, it being acknowledged that such inspections are made for the sole and separate benefit of City and the Authority. Any and all notes made by or on behalf of the City or the Authority related to such inspections shall be treated as confidential to the full extent permitted by law. The fact that City and/or the Authority may make such inspections shall in no way relieve Developer or Resort LLC or Condominium LLC from their duty to independently ascertain that the construction of the Resort Project and the Convention Center Project and the Condominium Project is being completed substantially in accordance with the approved Plans.

                  (u) Developer and/or Resort LLC and/or Condominium LLC shall:

                           (i) As soon as possible and in any event within five
         (5) business days after receiving notice of the occurrence of any default, notify City and the Authority in writing of the action which is being taken or proposed to be taken by the Developer or the Resort LLC or the Condominium LLC, as the case may be, with respect thereto.

                           (ii) Promptly notify City and the Authority of the commencement of any litigation or administrative proceeding that would cause any representation and warranty or covenant of the Developer or Resort LLC or Condominium LLC contained in this Agreement to become untrue in any material respect.

                           (iii) Notify City and the Authority, and provide copies, immediately upon receipt, of any notice, pleading, citation, indictment, complaint, order or decree from any federal, state or local government agency or regulatory body, asserting or alleging a circumstance or condition that requires or may require a material financial contribution by Developer or Resort LLC or Condominium LLC or any Guarantor or an investigation, clean-up, removal, remedial action or other response by or on the part of the Developer or Resort LLC or Condominium LLC or any Guarantor under any environmental laws, rules, regulations or ordinances or which seeks damages or civil, criminal or punitive penalties from or against the Developer or Resort LLC or Condominium LLC or any Guarantor for an alleged violation of any environmental laws, rules, regulations or ordinances.

                  (v) It is the intention of the Developer and the Resort LLC and the City and the Authority that the sole business of the Resort LLC shall be the ownership and operation of the Resort Project, the holding of Resort LLC's leasehold interest in the Resort Site, the leasing, management and operation of the Convention Center Project, the management of the Resort Project and the Condominium Project, and the operation of the restaurants located on the Resort Site and the Convention Center Site, and the Resort LLC covenants that it will take no action inconsistent with such intention, including without limitation the acquisition of real or personal property unrelated to the Resort Project, investment in the assets or stock of any other person, joining with any other person in any partnership or joint venture or the creation or incurring of indebtedness unrelated to the Resort Project. It is the intention of the Developer and the Condominium LLC and the City and the Authority that the sole business of the Condominium LLC shall be the development and initial ownership of the Condominium Project and the sale of individual condominium units and the undivided percentage interest in the common elements appurtenant thereto to the individual condominium unit owners, and the holding of Condominium LLC's leasehold interest in the Condominium Site, and the Condominium LLC covenants that it will take no action inconsistent with such intention, including without limitation the acquisition of real or personal property unrelated to the Condominium Project, investment in the assets or stock of any other person, joining with any other person in any partnership or joint venture or the creation or incurring of indebtedness unrelated to the Condominium Project.

                  (w) Except for trade obligations incurred in the ordinary course of business and except for funds borrowed to provide the first mortgage financing approved by the City and the Authority for construction of the Resort Project and except for the City Loan and the Reimbursement Obligations and the Lease Obligations, Resort LLC covenants that it will not incur, create, assume, permit to exist (after discovery thereof and lapse of a reasonable period of time to remove), guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any indebtedness. The word "indebtedness" in the preceding sentence shall mean any liability or obligation of Resort LLC: (a) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business); (b) as lessee under leases that have been or should be capitalized according to generally accepted accounting principles; (c) evidenced by notes, bonds, debentures or similar obligations; (d) under any guaranty or endorsement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any entity, or otherwise assure a creditor against loss; or (e) secured by any security interest or lien on assets of the Resort LLC, whether or not the obligations secured have been assumed by the Resort LLC.

                  Except for trade obligations incurred in the ordinary course of business and except for funds borrowed to provide the first mortgage financing approved by the City and the Authority for construction of the Condominium Project, Condominium LLC covenants that it will not incur, create, assume, permit to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any indebtedness. The word "indebtedness" in the preceding sentence shall mean any liability or obligation of Condominium LLC: (f) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business); (g) as lessee under leases that have been or should be capitalized according to generally accepted accounting principles; (h) evidenced by notes, bonds, debentures or similar obligations; (i) under any guaranty or endorsement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any entity, or otherwise assure a creditor against loss; or (j) secured by any security interest or lien on assets of the Condominium LLC, whether or not the obligations secured have been assumed by the Condominium LLC.

         Developer covenants that it will not incur, create, assume, permit to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any indebtedness in connection with the Resort Project or the Convention Center Project or the Condominium Project if such indebtedness is secured by any of the assets of the Resort Project or the Condominium Project or the Convention Center Project. The word "indebtedness" in the preceding sentence shall mean any liability or obligation of Developer: (a) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business); (b) as lessee under leases that have been or should be capitalized according to generally accepted accounting principles; (c) evidenced by notes, bonds, debentures or similar obligations; (d) under any guaranty or endorsement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any entity, or otherwise assure a creditor against loss; or (e) secured by any security interest or lien on assets of the Developer, whether or not the obligations secured have been assumed by the Developer.

                  (x) With respect to all contracts for any portion of the work or materials required for construction of the Resort Project and the Convention Center Project, except for Minor Modifications, the Developer and Resort LLC covenant that they will not, without City's and Authority's prior written consent: (a) waive any of the material obligations of the General Contractor, the Construction Manager or any subcontractors or materialmen, (b) do any act which would relieve the General Contractor or Construction Manager or a subcontractor or a materialman from its material obligations pursuant to its contract, or (c) make any amendments to the contracts of the General Contractor or the Construction Manager or to a subcontract or enter into any agreement other than the contracts furnished to City and the Authority for the performance of work on or the furnishing of materials or services to or in connection with the

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Resort Project and the Convention Center Project. With respect to all contracts for any portion of the work or materials required for construction of the Condominium Project, except for Minor Modifications, the Developer and Condominium LLC covenant that they will not, without City's and Authority's prior written consent: (d) waive any of the material obligations of the General Contractor or any subcontractors or materialmen, (e) do any act which would relieve the General Contractor or a subcontractor or a materialman from its material obligations pursuant to its contract, or (f) make any amendments to the contracts of the General Contractor or to a subcontract or enter into any agreement other than the contracts furnished to City and the Authority for the performance of work on or the furnishing of materials or services to or in connection with the Condominium Project.

                  (y) In the event the Developer, Resort LLC or Condominium LLC incur any broker fee or commission in connection with any transactions contemplated by this Agreement, the Developer, Resort LLC or the Condominium LLC, as the case may be, shall pay such fee or commission as a cost of the Resort Project or the Condominium Project, as the case may be, and neither the City nor the Authority shall be liable for any such fee or commission as a result of any actions of the Developer or the Resort LLC or the Condominium LLC. Developer hereby indemnifies and holds harmless the City and the Authority with respect to the payment of any such fee or commission claimed to be due as a result of any actions of Developer. Resort LLC hereby indemnifies and holds harmless the City and the Authority with respect to the payment of any such fee or commission claimed to be due as a result of any actions of Resort LLC. Condominium LLC hereby indemnifies and holds harmless the City and the Authority with respect to the payment of any such fee or commission claimed to be due as a result of any actions of Condominium LLC.

                  (z) Developer and Resort LLC guarantee that upon opening of the Resort Project, the hard costs of construction and furnishing of the Resort Project (not including the value of the land) will be not less than $31,000,000.00. Developer and Resort LLC guarantee that upon opening of the Convention Center Project, the hard costs of construction and furnishing of the Convention Center Project (not including the value of the land) will be not less than $5,951,984.00. Developer and Condominium LLC guarantee that upon opening of the Condominium Project, the hard costs of construction and furnishing of the Condominium Project (not including the value of the land) will be not less than $10,000,000.00.

                  (aa) The Resort LLC guarantees that the aggregate of the room taxes and City Condominium Payments generated each year by the Resort Project and/or the Condominium Project, as the case may be, will equal or exceed the Guaranteed Room Tax Payment for such year as shown on Exhibit G attached hereto, regardless of whether the Condominium Project or any part thereof is commenced and/or completed. The Resort LLC guarantees that the property taxes generated by the Resort Project and/or the Condominium Project each year will equal or exceed the Guaranteed Property Tax Payment for such year as shown on Exhibit F attached hereto, regardless of whether the Condominium Project or any part thereof is commenced and/or completed. The Resort LLC guarantees that it will pay the Room Tax Shortfall, if any, each year during the term of the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement) on or before October 1 of such year, and the Resort LLC guarantees that it will pay the Real Estate and Personal Property Tax Shortfall, if any, each year during the term of the Reimbursement

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Agreement, on or before October 1 of such year. Resort LLC shall not be relieved of its obligation to pay the Real Estate and Personal Property Tax Shortfall and/or the Room Tax Shortfall each year for any reason, including without limitation, a change in the laws affecting room taxes, real estate taxation and/or assessments, or if the real estate taxes and personal property taxes assessed in any year on the Resort Project and that portion of the Condominium Project that is constructed, if any, produce a real estate and personal property tax payment due and payable in any year which is less than the Guaranteed Property Tax Payment for such year or if the room taxes and/or City Condominium Payments collected (including the room taxes deemed to have been collected pursuant to Paragraph 29 below) on the Resort Project and that portion of the Condominium Project that is constructed, if any, during the applicable 12-month period are less than the Guaranteed Room Tax Payment due on October 1 of each year.

                  (bb) Resort LLC covenants that it will pay or cause to be paid prior to delinquency all federal, state and local taxes in connection with the Resort Project. Except for taxes owed by the individual owners of condominium units in the Condominium Project and paid directly to the taxing authority by said individual owners, Resort LLC, as long as it is the manager of the Condominium Project, covenants that it will pay or cause to be paid prior to delinquency all federal, state and local taxes in connection with the Condominium Project and all City Condominium Payments. Except in the event of a transfer by the City of the Convention Center Project to a taxable entity other than Developer, Resort LLC or any of their Affiliates, if for any reason real estate taxes become due and payable on the Convention Center Project, then the Resort LLC agrees to pay or cause to be paid by some party other than the City or the Authority, such real estate taxes on the Convention Center Project as an operating expense of the Convention Center Project. Resort LLC covenants that it will pay when due all operating expenses in connection with the Resort Project and the Convention Center Project. Condominium LLC and Resort LLC, as long as Resort LLC is manager of the Condominium Project, covenant that one or both of them will pay when due all operating expenses in connection with the Condominium Project.

                  (cc) Following commencement of construction of the Resort Project and/or the Convention Center Project, Developer and Resort LLC agree that should work be suspended or abandoned for a period of thirty (30) consecutive days, or should Developer or the Resort LLC fail to cause the completion of the Resort Project and the Convention Center Project to be prosecuted vigorously with such force of workmen and such materials as shall be reasonable, City may, at its option and in its reasonable discretion, proceed with such construction through such contractors as City may reasonably select, and if permitted by the Resort Lender, the cost and charges for so doing shall for all purposes be considered to be funds which can be disbursed from the Resort Lender's loan. For the purposes herein authorized, City and/or the Title Company and any contractors, subcontractors and materialmen authorized or employed by it are hereby irrevocably authorized and empowered to enter into and upon the Resort Project and the Convention Center Project and construction and take charge thereof, together with all the materials and appliances and equipment, and to proceed with the construction of the Resort Project and the Convention Center Project, with such changes, alterations, additions or modifications as may be deemed necessary by City and to do whatsoever, in the reasonable judgment of City, it shall deem necessary to be done to secure the completion of the Resort Project and the Convention Center Project. In exercising its remedies pursuant to this Paragraph 14(cc), the City shall act reasonably and in good faith.

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                  (dd) Following commencement of construction of each Phase of the Condominium Project, Developer and Condominium LLC agree that should work be suspended, or abandoned on such Phase for a period of thirty (30) days, or should Developer or the Condominium LLC fail to cause the completion of such Phase to be prosecuted vigorously with such force of workmen and such materials as shall be reasonable, City may, at its option and in its reasonable discretion, proceed with such construction through such contractors as City may reasonably select, and if permitted by the Condominium Lender, the cost and charges for so doing shall for all purposes be considered to be funds which can be disbursed from the Condominium Lender's loan. For the purposes herein authorized, City and/or the title company issuing the Condominium Lender's loan policy and any contractors, subcontractors and materialmen authorized or employed by it are hereby irrevocably authorized and empowered to enter into and upon the Condominium Project and construction and take charge thereof, together with all the materials and appliances and equipment, and to proceed with the construction of the Condominium Project, with such changes, alterations, additions or modifications as may be deemed necessary by City and to do whatsoever, in the reasonable judgment of City, it shall deem necessary to be done to secure the completion of the Condominium Project. In exercising its remedies pursuant to this Paragraph 14(dd), the City shall act reasonably and in good faith.

                  (ee) The Resort LLC covenants that it will provide the City for review at the offices of the Resort LLC located at the Resort Project, on or before December 31 of each year during the term of the Convention Center Operating Lease, a marketing plan for the Convention Center Project, which plan must be reasonably acceptable to the City. The marketing plan for the following year shall contain reasonable performance standards imposed on the Resort LLC by the City. The performance standards shall be consistent with the standards for other first-class convention centers.

                  (ff) During the term of this Agreement, the Reimbursement Agreement and/or the Convention Center Operating Lease, the Resort LLC covenants that it will provide the City, on or before 25 days following the end of each calendar month, the opportunity to review the unaudited financial statements for the Resort Project and the Convention Center Project, including balance sheets and income statements. During the term of this Agreement, the Reimbursement Agreement and/or the Convention Center Operating Lease, the Resort LLC covenants that it will provide the City, on or before ninety (90) days following the end of each calendar year, the opportunity to review year-end audited financial statements, if available, or year-end unaudited financial statements for the Resort Project and the Convention Center Project, including balance sheets and income statements. All financial statements shall be certified to by the Resort LLC's auditor and/or accountant, if audited, and by the Resort LLC. All reviews shall take place at the Resort Project at a time determined by the Resort LLC and the City. Any and all notes made by or on behalf of the City or the Authority related to such inspections shall be treated as confidential to the full extent permitted by law.

                  (gg) The Developer, Resort LLC and Condominium LLC understand that the Convention Center-Resort-Condominium Phase will be located in a tax incremental financing district and a business improvement district. The Developer, Resort LLC and Condominium LLC shall comply with all restrictions affecting the districts and with all laws, rules, regulations and ordinances generally applicable to the districts.

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                  (hh) Intentionally omitted.

                  (ii) The Developer and the Resort LLC shall use best efforts to have in effect at all times, all permits, approvals and licenses as may be required by any governmental authority or non-governmental entity in connection with the development, construction, management and operation of the Resort Project and the Convention Center Project. The Developer and the Condominium LLC shall use best efforts to have in effect at all times, all permits, approvals and licenses as may be required by any governmental authority or non-governmental entity in connection with the development, construction, management and operation of the Condominium Project.

                  (jj) The Developer and the Resort LLC shall cause the Construction Manager to undertake and conduct a competitive bidding process for all elements of the Convention Center Project in accordance with the procedures set forth in Wis. Stat. Section 62.15(3) and Section 66.0901 and shall cause the Convention Center Project to be let by contract to the lowest responsible bidders. The Developer and the Resort LLC hereby indemnify and hold harmless and defend the City and the Authority from and against any and all actions, claims, demands, losses and damages of every kind and description arising out of the failure of the Developer, the Resort LLC, the Construction Manager or their agents or contractors to comply with all laws, rules, regulations and ordinances governing the public bidding process.

                  (kk) Resort LLC and the Developer covenant that they will not mortgage or otherwise place a lien or encumbrance on the Resort Site or the Resort Project (other than the lien securing the first mortgage loan of the Resort Lender discussed above and the lien of the second mortgage and security agreement of the City) without first obtaining the Authority's and the City's consent, which consent the Authority and/or the City may grant or withhold in their sole discretions. Notwithstanding the foregoing, the Resort LLC shall have the right from time to time to place a purchase money lien or liens on the Resort Project's restaurant trade fixtures, restaurant equipment and office and electronic equipment customarily leased by owners of first-class family resort hotels as long as the terms of each such lien require the lender, in the event of removal of the liened property, to repair any damage caused to the Resort Project.

                  (ll) The Developer and the Condominium LLC covenant that they will not mortgage or otherwise place a lien or encumbrance on the Condominium Site or the Condominium Project (other than the first mortgage lien securing the Condominium Lender's loan discussed above) without first obtaining the Authority's and the City's consent, which consent the Authority and/or the City may grant or withhold in their sole discretions except that in the event of a sale of a condominium unit to an individual owner, the individual owner and any successor in title of that unit may from time to time place a mortgage or mortgages subordinate to the Condominium Ground Lease on said owner's or successor owner's condominium unit and the undivided interest in the common elements appurtenant thereto.

                  (mm) The Resort LLC covenants that it will not mortgage or otherwise place a lien or encumbrance on the Convention Center Site or the Convention Center Project or its interest in the Convention Center Operating Lease. There shall be no subordination of the Authority's or City's interest in the Convention Center Site or the Convention Center Project to the lien of any mortgage. Notwithstanding the foregoing, the Resort LLC and/or the operator of

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the convention center restaurant shall have the right to place a purchase money lien on the restaurant trade fixtures and restaurant equipment as long as the terms of such lien require the lender, in the event of removal of the trade fixtures and equipment, to repair any damage caused to the convention center.

                  (nn) The Resort LLC and the Developer covenant that the Developer shall operate and manage the Resort Project and the Resort LLC shall not assign or otherwise transfer operation or management of the Resort Project to any other person or entity without the consent of the Authority and the City, which consent the Authority and the City will not unreasonably withhold as long as all of the following apply: (i) there is no uncured default by the Resort LLC or the Developer under this Agreement, and there is no uncured default under the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or by the Resort LLC under the Restrictive Covenants and Easement Agreement; (ii) the transferee shall have the level of experience as is possessed on the date of this Agreement by the Developer in the management and operation of projects similar to the Resort Project; (iii) the transferee shall have a minimum net worth of $5,000,000.00 as shown in financial statements and reports furnished to the City and the Authority; (iv) the transferee shall assume all liabilities and obligations of the Developer under its management agreements; (v) the transferee shall have experience similar to the experience of the Resort LLC and the Developer in the operation of convention centers; and
(vi) the reputation and business of the transferee must be reasonably consistent with the standards and quality of the Developer on the date of this Agreement.

                  (oo) The Developer and Resort LLC covenant that the restaurant located on the Convention Center Site will be open for business within 30 days after the date on which the Convention Center Project and the Resort Project first open for business.

                  (pp) The Resort LLC covenants that the owner of the Resort Project shall at all times manage, operate, maintain and repair the Convention Center Project, unless said owner's rights are terminated by the City or otherwise expire by the terms of the Convention Center Operating Lease.

                  (qq) The Resort LLC covenants that there shall be no changes to the Plans for the Convention Center Project without the prior written approval of the City, which approval the City may grant or withhold in its sole discretion.

                  Unless the City or the Authority is notified to the contrary, the representations and warranties contained herein shall be true and correct at all times during the term of this Agreement, the Resort Ground Lease, the Condominium Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement and the Reimbursement Agreement; provided, however, the representation contained in Paragraphs 14(a), 14(i) and 14(j) shall be true and correct as of the date of the Resort Closing and as of the Resort and Convention Center Funding Date only and the representation as to compliance with applicable laws contained in Paragraph 14(g) shall mean those laws applicable as of the date of the Resort Closing and the Resort and Convention Center Funding Date. The Resort LLC and the Condominium LLC and the Developer shall each comply with all of the covenants applicable to it contained herein at all times during the term of this Agreement, the Resort Ground Lease, the

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Condominium Ground Lease, the Convention Center Operating Lease, the Restrictive
Covenants and Easement Agreement and the Reimbursement Agreement.

         15. DAMAGE/DESTRUCTION. In the event of fire, damage or any other casualty to any part of the Resort Project which would cause the fair market value of the improvements located on the Resort Site (not including the value of the land) to be less than $31,000,000.00, subject to the rights of the Resort Lender, the Resort LLC agrees to rebuild, repair and replace the Resort Project to the condition it was in immediately prior to the casualty; provided, however, if a Default by the Resort LLC has occurred and is continuing under this Agreement, or if a Default has occurred and is continuing under the Reimbursement Agreement, the Resort Ground Lease, the Convention Center Operating Lease or by the Resort LLC under the Restrictive Covenants and Easement Agreement, then subject to the rights of the Resort Lender, the City or the Authority may elect not to permit the Resort LLC to rebuild, repair or replace the Resort Project in which event, insurance proceeds shall be paid to the City and the Authority. In the event of fire, damage or any other casualty to any part of the Condominium Project which would cause the improvements located on the Condominium Site (not including the value of the land) to have a fair market value less than $10,000,000.00, subject to the rights of the Condominium Lender, the Condominium LLC (if there are any unsold units remaining in the Condominium Project) or the then-owners of condominium units in the Condominium Project agree to rebuild, repair and replace the Condominium Project to the condition it was in immediately prior to the casualty; provided, however, if a Default has occurred and is continuing by the Condominium LLC under this Agreement related to the Condominium Project, or if a Default has occurred and is continuing by the Condominium LLC under the Condominium Ground Lease, or by the Condominium LLC under the Restrictive Covenants and Easement Agreement related to the Condominium Project, then subject to the rights of the Condominium Lender, the City or the Authority may elect not to permit the Condominium LLC to rebuild, repair or replace the unsold units in the Condominium Project in which event, insurance proceeds allocable to those unsold units shall be paid to the City and the Authority. In the event of fire, damage or any other casualty to any part of the Convention Center Project, at the City's and the Authority's option, the Resort LLC agrees to rebuild, repair and replace the Convention Center Project, at its cost, and to return the Convention Center Project to the condition it was in immediately prior to the casualty or, the City may elect to take the insurance proceeds from the casualty and subject to any applicable laws with respect to demolition of the Convention Center Project, apply such proceeds against amounts then due or to become due and owing under the Reimbursement Agreement and/or the Lease Obligations.

         If any of the Resort Project or the Condominium Project or the Convention Center Project is required to be rebuilt or repaired or replaced, then the Resort Project or the Condominium Project or the Convention Center Project, as the case may be, shall be rebuilt, repaired and replaced in accordance with plans and specifications prepared by Resort LLC (for the Resort Project and/or the Convention Center Project) or by the Condominium LLC or the owners of the individual condominium units (for the Condominium Project) and reasonably approved by the City and the Authority. The Resort LLC agrees to apply any necessary portion of the insurance proceeds to rebuild, replace and repair any of the Resort Project or the Convention Center Project, as the case may be. The Condominium LLC or the owners of the individual condominium units agree to apply any necessary portion of the insurance proceeds to rebuild, replace and repair any of the Condominium Project. The proceeds of insurance shall be

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disbursed for replacement, rebuilding and repair of any of the Resort Project or the Condominium Project or the Convention Center Project, as the case may be, pursuant to the terms and conditions of a disbursing agreement among City, Authority, Developer, Resort LLC, Condominium LLC, Resort Lender, Condominium Lender and the Title Company, or the appropriate subset of the foregoing, similar in form and content to the disbursing agreement entered into pursuant to Paragraph 9 above.

         The Resort Ground Lease, the Condominium Ground Lease, the Convention Center Operating Lease and the Restrictive Covenants and Easement Agreement shall reflect the provisions contained in this Paragraph 15. In the event the Resort LLC is not required to or does not rebuild, repair or replace the Resort Project or in the event that the City and the Authority elect to not have the Resort Project rebuilt or repaired or replaced, then subject to the rights of the Resort Lender with respect to the Resort Project, the insurance proceeds shall be used to satisfy the obligations of the Resort LLC then due or to become due under the Reimbursement Agreement and the Lease Obligations. In the event the Resort LLC is not required to or if required to, does not rebuild, repair or replace the Convention Center Project or in the event that the City and the Authority elect to not have the Convention Center Project rebuilt or repaired or replaced, all insurance proceeds shall be used to satisfy the obligations of the Resort LLC then due or to become due under the Reimbursement Agreement and the Lease Obligations. In the event the Condominium LLC and/or the individual condominium unit owners are not required to or if required to, do not rebuild, repair or replace the Condominium Project or in the event that the City and the Authority elect to not have the Condominium Project rebuilt or repaired or replaced, then subject to the rights of the Condominium Lender with respect to the Condominium Project and the rights of the lenders to each individual condominium unit owner, the insurance proceeds shall be used to satisfy the obligations of the Resort LLC then due or to become due under the Reimbursement Agreement and the Lease Obligations.

         If the Resort Project or the Convention Center Project or the Condominium Project is not rebuilt, repaired and/or replaced following fire, damage or other casualty, that shall not operate to release Resort LLC from its liabilities and obligations under the Reimbursement Agreement for the payment of all amounts due and owing under the Reimbursement Agreement and shall not operate to release Resort LLC from its liabilities and obligations with respect to the payment of the Lease Obligations; provided, however, if the Resort Project or the Condominium Project is not rebuilt, repaired or replaced following fire, damage or other casualty solely because the City or the Authority elects not to have the Resort Project or the Condominium Project rebuilt, repaired or replaced, then the Resort LLC shall be released from its liabilities and obligations under the Reimbursement Agreement for the payment of all amounts due and owing under the Reimbursement Agreement and from its liabilities and obligations with respect to the payment of the Lease Obligations.

         16. DEFAULT. The occurrence of any one or more of the following events shall constitute a default ("Default") hereunder:

                  (a) The Resort LLC shall fail to pay any amounts due from it under this Agreement or the Restrictive Covenants and Easement Agreement, or shall fail to pay any amounts due under the Resort Ground Lease, the Convention Center Operating Lease, or the

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Reimbursement Agreement on or before ten (10) business days following notice of non-payment; or

                  (b) The Condominium LLC shall fail to pay any amounts due from it under this Agreement or the Restrictive Covenants and Easement Agreement, or shall fail to pay any amounts due under the Condominium Ground Lease, on or before ten (10) business days following notice of non-payment; or

                  (c) The Developer shall fail to pay any amounts due from it under this Agreement, the Restrictive Covenants and Easement Agreement, the Resort Ground Lease, the Condominium Ground Lease, or the Convention Center Operating Lease on or before ten (10) business days following notice of non-payment; or

                  (d) Any representation or warranty made by the Developer or the Resort LLC in this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement or the Reimbursement Agreement or any document or financial statement delivered by Developer or Resort LLC pursuant to this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement or the Reimbursement Agreement shall prove to have been false in any material respect as of the time when made or given; or

                  (e) Any representation or warranty made by the Condominium LLC in this Agreement, the Condominium Ground Lease, or the Restrictive Covenants and Easement Agreement or any document or financial statement delivered by Condominium LLC pursuant to this Agreement, the Condominium Ground Lease, or the Restrictive Covenants and Easement Agreement shall prove to have been false in any material respect as of the time when made or given; or

                  (f) The Developer or the Resort LLC shall breach or fail to perform timely or observe timely any of its covenants or obligations under this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement or the Reimbursement Agreement and such failure shall continue for thirty (30) days following notice thereof from City or Authority to Developer or Resort LLC (or such longer period of time as is necessary to cure the default as long as the Developer or the Resort LLC has commenced the cure of the default within the 30-day period, is diligently pursuing the cure of the default and as long as the default is cured not later than 180 days following the notice thereof from the City or the Authority); or

                  (g) The Condominium LLC or any individual condominium unit owner shall breach or fail to perform timely or observe timely any of its covenants or obligations under this Agreement, the Condominium Ground Lease, or the Restrictive Covenants and Easement Agreement and such failure shall continue for thirty (30) days following notice thereof from City or Authority to Condominium LLC (or such longer period of time as is necessary to cure the default as long as the Condominium LLC has commenced the cure of the default within the 30-day period, is diligently pursuing the cure of the default and as long as the default is cured not later than 180 days following the notice thereof from the City or the Authority); or

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                  (h) Construction of the Resort Project shall be abandoned for more than thirty (30) consecutive days, or if the Resort Project is not completed on or before the Resort Completion Date, or if construction of the Convention Center Project shall be abandoned for more than thirty (30) consecutive days, or if the Convention Center Project is not completed on or before the Convention Center Completion Date or if any portion of the Resort Project or the Convention Center Project shall be damaged by fire or other casualty and not be repaired, rebuilt or replaced as required by Paragraph 15 above; or

                  (i) If construction of any Phase of the Condominium Project shall be abandoned for more than thirty (30) consecutive days, or if any Phase of the Condominium Project is not completed in the time period required by this Agreement, or if the Condominium Project is not completed on or before the Condominium Completion Date, or if any portion of the Condominium Project shall be damaged by fire or other casualty and not be repaired, rebuilt or replaced as required by Paragraph 15 above; or

                  (j) The Resort LLC or any Guarantor shall: (i) become insolvent or generally not pay, or be unable to pay, or admit in writing its/his/her inability to pay, its/his/her debts as they mature; or (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its/his/her assets; or (iii) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, or file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or (iv) have a petition or application filed against it/him/her in bankruptcy or any similar proceeding, or have such a proceeding commenced against it/him/her, and such petition, application or proceeding shall remain undismissed for a period of ninety (90) days or more, or the Resort LLC or any Guarantor, as the case may be, shall file an answer to such a petition or application, admitting the material allegations thereof; or (v) apply to a court for the appointment of a receiver or custodian for any of its/his/her assets or properties, or have a receiver or custodian appointed for any of its/his/her assets or properties, with or without consent, and such receiver shall not be discharged within ninety (90) days after his appointment; or (vi) adopt a plan of complete liquidation of its/his/her assets; or

                  (k) If all or any portion of the Condominium Project is constructed, prior to the sale of the last condominium unit to an individual condominium unit owner, the Condominium LLC shall: (i) become insolvent or generally not pay, or be unable to pay, or admit in writing its inability to pay, its debts as they mature; or (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets; or (iii) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, or file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or
(iv) have a petition or application filed against it in bankruptcy or any similar proceeding, or have such a proceeding commenced against it, and such petition, application or proceeding shall remain undismissed for a period of ninety (90) days or more, or the Condominium LLC shall file an answer to such a petition or application, admitting the material allegations thereof; or (v) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within ninety (90) days after his appointment; or (vi) adopt a plan of complete liquidation of its assets; or

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                  (l) If prior to completion of the Condominium Project, the
Resort Project and the Convention Center Project, the Developer shall: (i) become insolvent or generally not pay, or be unable to pay, or admit in writing its inability to pay, its debts as they mature; or (ii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets; or (iii) become the subject of an "order for relief" within the meaning of the United States Bankruptcy Code, or file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or (iv) have a petition or application filed against it in bankruptcy or any similar proceeding, or have such a proceeding commenced against it, and such petition, application or proceeding shall remain undismissed for a period of ninety (90) days or more, or the Developer shall file an answer to such a petition or application, admitting the material allegations thereof; or (v) apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged within ninety (90) days after his appointment; or (vi) adopt a plan of complete liquidation of its assets; or

                  (m) If any Guarantor shall die and if the combined net worth of the remaining Guarantors is less than the combined net worth of the Guarantors as of the date of this Agreement, unless on or before 30 days following the death of the Guarantor, Resort LLC delivers a guaranty (in the form of the guaranty signed by the original Guarantor) from a substitute guarantor acceptable to the City, in the exercise of its sole discretion; or

                  (n) If at any time while the Resort LLC owns the Resort Project or operates the Convention Center Project or is liable under the terms of the Reimbursement Agreement or with respect to the Lease Obligations, the Developer or the Resort LLC shall cease to exist except if the Developer or Resort LLC cease to exist solely as a result of an administrative dissolution because of a failure to pay an annual fee to the appropriate governmental authority, then such dissolution shall cause a Default only if the Developer or Resort LLC, as the case may be, is not reinstated within 60 days of such dissolution; or

                  (o) If all or any portion of the Condominium Project is constructed, the Condominium LLC shall cease to exist prior to the transfer of the last condominium unit to an individual unit owner except if the Developer or Condominium LLC cease to exist solely as a result of an administrative dissolution because of a failure to pay an annual fee to the appropriate governmental authority, then such dissolution shall cause a Default only if the Developer or Condominium LLC, as the case may be, is not reinstated within 60 days of such dissolution; or

                  (p) Any Guarantor shall default (beyond any applicable notice and cure periods) in its/his/her obligations under its/his/her guaranty; or

                  (q) A default shall occur (beyond any applicable notice and cure periods) under any other loan or indebtedness of Developer with respect to the Resort Project or the Condominium Project or the Convention Center Project or a default shall occur (beyond any applicable notice and cure periods) under any loan or indebtedness of Resort LLC with respect to the Resort Project, which default would permit the lender to foreclose its lien or a judgment on the Resort Project or a default shall occur (beyond any applicable notice and cure periods) under any loan or indebtedness of Condominium LLC with respect to the Condominium Project, which

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default would permit the lender to foreclose its lien or a judgment on the
Condominium Project; or

                  (r) A default shall occur (beyond any applicable notice or cure periods) under the Resort Lender's loan, which default would permit the lender to foreclose its lien on the Resort Project or a default shall occur (beyond any applicable notice or cure periods) under the Condominium Lender's loan, which default would permit the lender to foreclose its lien on the Condominium Project; or

                  (s) If the Resort and Convention Center Funding Date does not occur on or before September 30, 2003.

         17. REMEDIES. Subject to the rights of the individual condominium owners under paragraph 47 of this Agreement, upon the occurrence of any Default, without further notice, demand or action of any kind by the City or the Authority, the City and/or the Authority may, at their respective options, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

                  (a) If the Default is a default by the Resort LLC, the City and/or the Authority may pursue any or all of the rights and remedies (i) available to the City and/or the Authority at law and/or in equity against the Resort LLC and/or the Resort Project and/or in connection with the Convention Center Operating Lease and/or (ii) available to the City and/or the Authority against the Resort LLC and/or the Resort Project and/or in connection with the Convention Center Operating Lease in the event of a default as provided in this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement and/or the Reimbursement Agreement; and/or

                  (b) If the Default is a default by the Condominium LLC, the City and/or the Authority may pursue any or all of the rights and remedies (i) available to the City and/or the Authority at law and/or in equity against the Condominium LLC and/or the Condominium Project and/or (ii) available to the City and/or the Authority against the Condominium LLC and/or the Condominium Project in the event of a default as provided in this Agreement, the Restrictive Covenants and Easement Agreement and/or the Condominium Ground Lease; and/or

                  (c) If the Default is a default by the Developer with respect to the Resort Project or the Convention Center Project under this Agreement, the Restrictive Covenants and Easement Agreement or the Convention Center Operating Lease, the City and/or the Authority may pursue any or all of the rights and remedies (i) available to the City and/or the Authority at law and/or in equity against the Developer and/or the Resort Project and/or in connection with the Convention Center Operating Lease and/or (ii) available to the City and/or the Authority against the Developer and/or the Resort Project and/or in connection with the Convention Center Operating Lease in the event of a default as provided in this Agreement, the Restrictive Covenants and Easement Agreement and/or the Convention Center Operating Lease; and/or

                  (d) If the Default is a default by the Developer with respect to the Condominium Project under this Agreement or the Restrictive Covenants and Easement

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Agreement, the City and/or the Authority may pursue any or all of the rights and remedies (i) available to the City and/or the Authority at law and/or in equity against the Developer and/or the Condominium Project and/or (ii) available to the City and/or the Authority against the Developer and/or the Condominium Project in the event of a default as provided in this Agreement and/or the Restrictive Covenants and Easement Agreement; and/or

                  (e) If the Default is a Default by the Developer with respect to the Resort Project or the Convention Center Project or a Default by the Resort LLC, the City and/or the Authority may (i) enter into possession of the Resort Project and/or the Convention Center Project; (ii) perform or cause to be performed any and all work and labor necessary to complete the Resort Project and/or the Convention Center Project in accordance with the Plans, with such modifications thereto as the City and/or the Authority shall deem to be necessary; (iii) employ security watchmen to protect the Resort Project and/or the Convention Center Project; (iv) subject to the rights of the Resort Lender (with respect to the Resort Project only) disburse that portion of the escrow account deposited with the Title Company not previously disbursed to the extent necessary to complete construction of the Resort Project in accordance with the Plans, and if such completion requires a larger sum than the remaining undisbursed portion of the escrow account, to disburse such additional funds, all of which funds so disbursed by the City and/or the Authority shall be deemed to have been disbursed to the Resort LLC; (v) do anything in its reasonable judgment to fulfill the obligations of Developer or the Resort LLC hereunder with respect to the Resort Project and/or the Convention Center Project, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others;
(vi) make changes in the Plans which shall be necessary to complete the Resort Project and/or the Convention Center Project; (vii) if necessary, retain or employ new contractors, architects and inspectors; (viii) pay, settle or compromise all existing bills and claims, liens and security interests or as may be necessary or desirable for the completion of the Resort Project and/or the Convention Center Project or for the clearance of title to the Resort Project and/or the Convention Center Project; (ix) take action and require such performance as the City and/or the Authority deems reasonably necessary under any of the bonds which may be in existence and to make settlements and compromises with the surety or sureties thereunder; (x) execute instruments of release and satisfaction; (xi) prosecute and defend all actions or proceedings in connection with the Resort Project and/or the Convention Center Project;
(xii) manage and operate all or any part of the Resort Project or the Convention Center Project as the City and/or the Authority reasonably deems fit and in connection therewith, the City and/or the Authority shall have the right to enter into any lease, management agreements, operating agreements or any other agreements in connection with the Resort Project and/or the Convention Center Project; and (xiii) disburse that portion of the City Convention Center Funds not previously disbursed to the extent necessary to complete construction of the Convention Center Project in accordance with the Plans, and if such completion requires a larger sum than the remaining undisbursed portion of the City Convention Center Funds, to disburse such additional funds, all of which funds so disbursed by the City and/or the Authority shall be deemed to have been disbursed pursuant to the Reimbursement Agreement; and/or

                  (f) If the Default is a Default by the Developer with respect to the Condominium Project or a Default by the Condominium LLC, the City and/or the Authority may (i) enter into possession of the Condominium Project; (ii) perform or cause to be performed any and all work and labor necessary to complete the Condominium Project in accordance with the

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Plans, with such modifications thereto as the City and/or the Authority shall deem to be necessary; (iii) employ security watchmen to protect the Condominium Project; (iv) subject to the rights of the Condominium Lender, require disbursement of that portion of the escrow account deposited with the title company issuing the Condominium Lender's loan policy of title insurance not previously disbursed to the extent necessary to complete construction of the Condominium Project in accordance with the Plans, and if such completion requires a larger sum than the remaining undisbursed portion of the escrow account, to disburse such additional funds, all of which funds so disbursed by the City and/or the Authority shall be deemed to have been disbursed to the Condominium LLC; (v) do anything in its reasonable judgment to fulfill the obligations of Developer or the Condominium LLC hereunder with respect to the Condominium Project, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others; (vi) make changes in the Plans which shall be necessary to complete the Condominium Project; (vii) retain or employ new contractors, architects and inspectors; (viii) pay, settle or compromise all existing bills and claims, liens and security interests or as may be necessary or desirable for the completion of the Condominium Project or for the clearance of title to the Condominium Project; (ix) take action and require such performance as the City and/or the Authority deems reasonably necessary under any of the bonds which may be in existence and to make settlements and compromises with the surety or sureties thereunder; (x) execute instruments of release and satisfaction; (xi) prosecute and defend all actions or proceedings in connection with the Condominium Project; (xii) manage and operate all or any part of the Condominium Project as the City and/or the Authority reasonably deems fit and in connection therewith, the City and/or the Authority shall have the right to enter into any lease, management agreements, operating agreements or any other agreements in connection with the Condominium Project; and/or

                  (g) The City and/or the Authority may draw on the Guaranty Deposit and/or the Reserve Fund, and/or pursue their rights and remedies against the Guarantors, all in the order set forth in Paragraph 11 above to be applied against the Reimbursement Obligations and/or the Lease Obligations whether or not then due and payable; and/or

                  (h) The City and/or the Authority may declare the entire amount of the Reimbursement Obligations and/or the Lease Obligations to be immediately due and payable.

                  (i) If the Default is a default by an individual condominium unit owner in the Condominium Project, then the City and/or the Authority as the case may be, may exercise any rights or remedies it has with respect to such Default only against the individual unit owner or said owner's individual condominium unit.

                  (j) If the Default is a default under Paragraph 16(s) above, in addition to all other rights and remedies, the City and the Authority shall have the right, at their options and in their sole discretions, to terminate this Agreement, the Resort Ground Lease, the Condominium Ground Lease, the Restrictive Covenants and Easement Agreement and the Convention Center Operating Lease. In such event, the City and the Authority shall have the right, at their options and in their sole discretions, to require Resort LLC and/or Developer, at Resort LLC's or Developer's cost, to remove all improvements constructed by or on behalf of Resort LLC and/or Developer and/or Condominium LLC on the Resort Site and/or the Convention Center Site and/or the Condominium Site and return the Resort Site and the

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Convention Center Site and the Condominium Site to the condition they were in on the date of commencement of construction on any of said sites.

Except as may be otherwise specifically set forth herein, no remedy herein conferred upon the City and/or the Authority is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, and/or available to the City and/or the Authority under the Resort Ground Lease, the Condominium Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement, the Reimbursement Agreement and/or now or hereafter existing at law or in equity. No failure or delay on the part of the City or the Authority in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise of any right preclude other or further exercise thereof or the exercise of any other right or remedy. Notwithstanding any of the foregoing authorizations, the City and/or the Authority shall have no duty or obligation whatsoever with respect to any of the matters so authorized.

         18. COSTS. The Resort LLC shall pay all reasonable fees, costs and expenses incurred by the City and/or the Authority, including the reasonable fees of counsel, in connection with the enforcement of the City's and/or the Authority's rights against the Developer or the Resort LLC under this Agreement and the Restrictive Covenants and Easement Agreement, including without limitation the enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Developer, the Resort LLC, or any Guarantor. The Condominium LLC shall pay all reasonable fees, costs and expenses incurred by the City and/or the Authority, including the reasonable fees of counsel, in connection with the enforcement of the City's and/or the Authority's rights against the Condominium LLC under this Agreement and the Restrictive Covenants and Easement Agreement, including without limitation the enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Condominium LLC. The Resort LLC shall pay all reasonable fees, costs and expenses incurred by the City and/or the Authority, including the reasonable fees of counsel, in connection with the enforcement of the City's and/or the Authority's rights under the Resort Ground Lease, the Convention Center Operating Lease and/or the Reimbursement Agreement and/or any Guaranty, including without limitation the enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Developer or the Resort LLC, or any Guarantor. The Condominium LLC shall pay all reasonable fees, costs and expenses incurred by the City and/or the Authority, including the reasonable fees of counsel, in connection with the enforcement of the City's and/or Authority's rights under the Condominium Ground Lease, including without limitation, the enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Condominium LLC. An individual condominium unit owner shall pay all reasonable fees, costs and expenses incurred by the City and/or the Authority, including the reasonable fees of counsel, in connection with the enforcement of the City's and/or the Authority's rights against said owner under this Agreement and the Restrictive Covenants and Easement Agreement, including without limitation the enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving said owner. Any and all such fees, costs and expenses incurred by the City and/or the Authority shall be indebtedness of the Resort LLC or the Condominium LLC, as the case may be, to the City and the Authority hereunder and under the Reimbursement Agreement and indebtedness to the City under the City Loan.

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         19. CITY'S/AUTHORITY'S RIGHT TO CURE DEFAULT. In case of failure by the
Resort LLC or Developer to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Resort Project or the Convention Center Project or to comply with the terms and conditions of this Agreement or any other document, contract or agreement affecting the Resort Project or the Convention Center Project, including without limitation, the terms and conditions of any documents governing the Resort Lender's loan, the City and/or the Authority shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes or take such action as is necessary to remedy the failure of the Resort LLC or the Developer, to comply with the documents, contracts or agreements affecting the Resort Project or the Convention Center Project, and, in that event, the cost thereof shall be payable by the Resort LLC to the City and/or the Authority.

         In case of failure by the Condominium LLC or Developer to procure or maintain insurance, or to pay any fees, assessments, charges or taxes arising with respect to the Condominium Project or to comply with the terms and conditions of this Agreement or any other document, contract or agreement affecting the Condominium Project, including without limitation, the terms and conditions of any documents governing the Condominium Lender's loan, the City and/or the Authority shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes or take such action as is necessary to remedy the failure of the Condominium LLC or the Developer, to comply with the documents, contracts or agreements affecting the Condominium Project, and, in that event, the cost thereof shall be payable by the Condominium LLC to the City and/or the Authority.

         20. CROSS-DEFAULT. The Developer and the Resort LLC agree that the occurrence of a Default hereunder by the Developer with respect to the Resort Project or the Convention Center Project or by the Resort LLC, at the option of the City and the Authority, shall constitute a default under the Resort Ground Lease and/or the Convention Center Operating Lease and/or the Reimbursement Agreement and/or the Restrictive Covenants and Easement Agreement, thereby entitling the City and/or the Authority to exercise any of the various remedies therein and herein provided with respect to the Developer, the Resort LLC, the Resort Project and/or the Convention Center Project. At the option of the City and the Authority, a default under the Resort Ground Lease and/or the Convention Center Operating Lease and/or the Reimbursement Agreement and/or by the Resort LLC under the Restrictive Covenant and Easement Agreement and/or by the Developer under the Restrictive Covenants and Easement Agreement with respect to the Resort Project or the Convention Center Project, shall be a Default under this Agreement, thereby entitling the City and/or the Authority to exercise any of the various remedies therein and herein provided with respect to the Developer, the Resort LLC, the Resort Project and/or the Convention Center Project. Any collateral securing the Resort Ground Lease, the Convention Center Operating Lease and/or the Reimbursement Agreement also secures all obligations and liabilities of Developer and the Resort LLC under this Agreement.

         The Developer and the Condominium LLC agree that the occurrence of a Default hereunder by the Developer with respect to the Condominium Project or by the Condominium LLC, at the option of the City and the Authority, shall constitute a default under the Condominium Ground Lease and/or the Restrictive Covenants and Easement Agreement, thereby entitling the City and/or the Authority to exercise any of the various remedies therein and herein provided with respect to the Developer, the Condominium LLC, and/or the

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Condominium Project. At the option of the City and the Authority, a default under the Condominium Ground Lease and/or by the Condominium LLC under the Restrictive Covenant and Easement Agreement and/or by the Developer under the Restrictive Covenants and Easement Agreement with respect to the Condominium Project, shall be a Default under this Agreement, thereby entitling the City and/or the Authority to exercise any of the various remedies therein and herein provided with respect to the Developer, the Condominium LLC, and/or the Condominium Project. The exercise of any rights under this Paragraph 20 with respect to the Condominium Project are subject to the rights of the condominium unit owners under paragraph 47 of this Agreement.

         21. COST SAVINGS/COST OVERRUNS. Any cost overruns incurred in connection with the Resort Project or the Convention Center Project shall be paid for by the Resort LLC and any cost overruns incurred in connection with the Condominium Project shall be paid for by the Condominium LLC. Any cost savings in connection with the Resort Project shall be shared by the City and the Resort LLC, with the City receiving a total of 50% of such cost savings and the Resort LLC receiving 50% of such cost savings. Any cost savings in connection with the Convention Center Project shall belong to the City. The term "cost savings" means, with respect to the Resort Project, the difference between (a) the cost of the Resort Project as shown in (i) the Resort Cost Breakdown or (ii) the guaranteed maximum price construction contract for the Resort Project and the Resort Cost Evidence, whichever is greater, less (b) the actual total aggregate cost of the development and construction, furnishing and equipping of the Resort Project. Resort LLC shall pay the City's share of the cost savings to the City upon completion of the Resort Project. The term "cost savings" means, with respect to the Convention Center Project, the difference between (a) the cost of the Convention Center Project as shown in (iii) the Convention Center Cost Breakdown or (iv) the guaranteed maximum price construction contract for the Convention Center Project and the Convention Center Cost Evidence, whichever is greater, less (b) the actual total aggregate cost of the development and construction, furnishing and equipping of the Convention Center Project. The amount of the City Convention Center Funds available to be disbursed for the Convention Center Project shall be reduced by the amount of the cost savings for the Convention Center Project.

         22. AMUSEMENT PARK. Developer agrees that in the event the City or the Authority elects to commence construction of an amusement park in the South Pier District on or before 36 months following the Resort and Convention Center Funding Date, at the City's or the Authority's request, Developer will assist the City and/or the Authority in the design and management of such amusement park, all on terms and conditions of agreements entered into between the Developer and the City and the Authority with respect to the amusement park. Developer acknowledges that the City is not required to use the Developer in the design and management of such amusement park.

         23. WATER PARK OPERATION. Prior to the completion of the Resort Project, the City, the Authority and the Resort LLC shall enter into an agreement governing the public's use of the water park located within the Resort Project. Subject to the restrictions imposed in good faith by the Resort LLC from time concerning capacity at the water park for reasons of life safety or the quality of the experience of the water park guests and hotel guests, the agreement shall contain a provision permitting the residents of the City of Sheboygan and their guests and the guests of all other hotels, motels and bed and breakfasts located in the City of Sheboygan to have the right to

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use the water park for a fee that is commercially reasonable. Subject to the same restrictions, the agreement will also allow the residents of the City of Sheboygan and their guests and the guests of all other hotels, motels and bed and breakfasts located in the City of Sheboygan to use the water park on the same days and at the same hours and times as guests of the Resort Project are permitted to use the water park. The Resort LLC shall not be required to make advance sales of admissions to the water park. The agreement will require the water park to be at all times in good condition and repair, subject to repair as a result of casualty, condemnation, repair, replacement and upgrade, to comply at all times with all laws, rules, regulations and ordinances governing water parks and water quality and to meet all safety requirements of all governmental authorities. The agreement must be acceptable to the City, the Authority and the Resort LLC in their respective reasonable discretions.

         24. PARKING. Developer, Resort LLC and Condominium LLC understand and agree that it shall be Resort LLC's obligation to manage all parking lots located within the Convention Center Project, the Resort Project and the Condominium Project and to maintain, replace and repair all such parking lots, all as set forth in the Restrictive Covenants and Easement Agreement; provided, however, Resort LLC shall be required to manage, maintain, replace and repair the parking lots located on the Condominium Site only if it is the manager of the Condominium Project. If Resort LLC no longer manages the Condominium Project, then the condominium unit owners association shall be required to manage, maintain, replace and repair the parking lots located on the Condominium Site. Parking in the parking lots located on the Condominium Site will be limited to use by the owners of the condominium units and their guests and the guests of the Resort Project. Parking in the parking lot located on the Convention Center Site will be limited to use by the employees and guests of the Resort Project, users of the water park and to the employees and users of the Convention Center Project, all on terms and conditions set forth in the Restrictive Covenants and Easement Agreement. The Developer, Resort LLC and Condominium LLC shall not charge any fee for the use of the parking lots located on the Convention Center Site by any person or entity unless the City charges a fee for parking (other than metered street parking) at other City-owned or operated parking lots in the South Pier District. If the City charges a fee for parking (other than metered street parking) at other City-owned or operated parking lots in the South Pier District, then the Resort LLC may charge fees for the use of the parking lot located on the Convention Center Site equal to or less than the fees charged by the City at its City-owned or operated parking lots on the South Pier District. The City and the Authority agree that they will not charge any fee for the use of the parking lots located on the Convention Center Site by any person or entity unless for any reason whatsoever, either the City or the Authority has become responsible for the operation, maintenance or repair of the parking lots, in which event the City and/or the Authority shall be permitted to charge a fee for parking on the Convention Center Site. In the event the City or the Authority elects to construct other surface parking lots or parking ramp(s) in the South Pier District, the City and/or the Authority shall be permitted to do so. Such other parking lots and/or ramps shall not be subject to the terms and conditions of this Agreement or the Restrictive Covenants and Easement Agreement, and the City and the Authority retain the right to charge fees for the use of such other parking lots and/or parking ramp(s) and the City and the Authority retain the right to hire a manager or operator other than Developer or the Resort LLC or the Condominium LLC and/or their Affiliates and/or any other of their members for such other parking lots and/or parking ramp(s). Following expiration or termination of the Convention Center Operating Lease, or if for any reason the owner of the Resort Project no longer manages

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and/or operates the Convention Center Project, then the owner of the Resort
Project shall be required to maintain, repair and replace that portion of the parking lot located on the Convention Center Site south of the ramp to the Resort Project, at its cost and expense, and the City or any other manager/operator of the Convention Center Project shall be required to maintain, repair and replace that portion of the parking lot located on the Convention Center Site north of the ramp to the Resort Project. Parking in the parking lots located on the Convention Center Site shall continue to be available for use by the Resort Project and the Convention Center Project on the same terms and conditions as such parking was available to the Resort Project and the Convention Center Project prior to the expiration or termination of the Convention Center Operating Lease or the termination for any reason of the management/operation of the Convention Center Project by the owner of the Resort Project.

         25. OTHER USES IN SOUTH PIER DISTRICT. It is intended that this Agreement shall place no restrictions on other uses of the South Pier District or other construction in the South Pier District, it being understood by the parties hereto that the Authority and the City are permitted to use those portions of the South Pier District other than the Resort Project and the Condominium Project and the Convention Center Project in any manner they see fit and to place such requirements and restrictions, if any, on such property as the City and/or the Authority may in their powers otherwise do or choose not to do. Notwithstanding the foregoing, as long as a water park is located within the Resort Project, no other portion of the Authority Land shall be used as a water park resort.

         26. NAME OF DEVELOPER PROJECT/SIGNAGE. The name of the Resort Project and the Convention Center Project shall be Blue Harbor Resort and Conference Center. The name of the Condominium Project shall be Blue Harbor Resort Condominiums. Any change in the names of the Resort Project, the Convention Center Project and the Condominium Project must be approved by the City and the Authority. All signage installed at the Resort Project and the Condominium Project and the Convention Center Project, both during construction and after completion of the Resort Project and Condominium Project and the Convention Center Project, must comply with all applicable laws, rules, regulations and ordinances. All signage shall be maintained and replaced as necessary by the Resort LLC at its expense. The Developer, the Resort LLC and the Condominium LLC shall post signage at the Resort Project, the Convention Center Project and the Condominium Project acknowledging that a portion of the funding for the Condominium Project, the Resort Project and the Convention Center Project is being provided by the Authority and the City. The City shall have the right, subject to the reasonable approval of the Resort LLC, to name the rooms in the Convention Center Project. The City shall have the right to accept donations from any person or entity in exchange for that person or entity having the right to name any room in the Convention Center Project, but the name of any such room shall be subject to the reasonable approval of the Resort LLC.

         27. REAL ESTATE TAXES AND ASSESSMENTS. The Resort LLC agrees to pay timely to the City generally applicable property taxes assessed and levied by the City in connection with the Resort Project under its applicable property tax laws, rules, rates, regulations and ordinances in effect from time to time. Nothing in this Agreement shall impair any statutory rights of the City with respect to the assessment, levy, priority, collection and/or enforcement of real estate and personal property taxes. In the event the Convention Center Project ever becomes subject to generally applicable property taxes or special assessments, the Resort LLC agrees to pay all such

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taxes and/or special assessments assessed and levied by the City in connection with the Convention Center Project as an expense of the Convention Center Project; provided, however, if the Convention Center Project becomes subject to such property taxes and/or special assessments solely as a result of the transfer by the City of the Convention Center Project to a taxable entity other than the Developer, Resort LLC, Condominium LLC or any of their Affiliates or any of their other members, then Resort LLC shall not be liable for the payment of such taxes and/or special assessments, it being understood that the City's transferee shall be liable for the payment of such taxes and/or special assessments. In addition, Resort LLC agrees to pay timely to the City all special assessments as may be assessed or levied in connection with the Resort Project and/or the Public Improvements under the applicable special assessment laws, rules, regulations, ordinances and rates in effect at the time said special assessments are assessed or levied. Notwithstanding anything to the contrary, except for generally applicable business improvement district assessments which the Resort LLC must pay, and except for the Guaranteed Property Tax Payment and the Guaranteed Room Tax Payment, the Resort LLC and the Developer shall not be liable for any special assessments in connection with the initial installation and construction of the Public Improvements pursuant to this Agreement.

         The Condominium LLC (with respect to unsold condominium units) agrees to pay timely to the City generally applicable property taxes assessed and levied by the City in connection with the Condominium Project under its applicable property tax laws, rules, rates, regulations and ordinances in effect from time to time. Nothing in this Agreement shall impair any statutory rights of the City with respect to the assessment, levy, priority and/or collection of real estate and personal property taxes. In addition, Condominium LLC (with respect to unsold condominium units) agrees to pay timely to the City all special assessments as may be assessed or levied in connection with the Condominium Project and/or the Public Improvements under the applicable special assessment laws, rules, regulations, ordinances and rates in effect at the time said special assessments are assessed or levied. Notwithstanding anything to the contrary, except for generally applicable business improvement district assessments which the Condominium LLC must pay, the Condominium LLC shall not be liable for any special assessments in connection with the initial installation and construction of the Public Improvements pursuant to this Agreement.

         28. INDEMNIFICATIONS. The Developer and the Resort LLC hereby indemnify, defend and hold the City and the Authority harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the City and/or the Authority in any way in connection with the Resort Project or the Convention Center Project including without limitation:
(a) the failure of Developer, Resort LLC, or their contractors, subcontractors, agents, employees, invitees or condominium transferees to comply with any environmental law, rule, regulation or ordinance, or any order of any regulatory or administrative authority with respect thereto; (b) any release by Developer or Resort LLC or their contractors, subcontractors, agents, employees, invitees or condominium transferees of petroleum products or hazardous materials or Hazardous Substances on, upon or into the Resort Project or the Convention Center Project, which products or materials or substances were not present at, under or on the Resort Site and/or the Convention Center Site on the date that Resort LLC or Developer commenced any work on any of the Resort Site or the Convention Center Site; (c) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any failure by the Resort LLC, the Developer and/or their contractors, subcontractors and/or agents to

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comply with any law, rule, regulation or ordinance or any release of petroleum products or hazardous materials or Hazardous Substances as described in clauses
(a) and (b) above; (d) claims arising under the Americans With Disabilities Act, and any other laws, rules, regulations or ordinances; (e) the failure by Developer or the Resort LLC to comply with any term or condition of this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or the Restrictive Covenants and Easement Agreement; (f) injury to or death of any person at the Resort Project or the Convention Center Project; and (g) any wrongful or intentional or negligent act or omission on the part of Developer or Resort LLC or their contractors, subcontractors, agents, employees, invitees or condominium transferees which would cause the City not to be in compliance with the Wisconsin Department of Natural Resources Remedial Action Plan. Notwithstanding the foregoing, the Developer and the Resort LLC shall not be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the City or the Authority or their contractors, subcontractors, agents, or employees. In addition, the Developer, the Resort LLC, their Affiliates, officers, directors, employees and their contractors, subcontractors and agents shall not be liable for any release during the course of construction of the Resort Project and the Convention Center Project of any Hazardous Substance located on the Resort Site or the Convention Center Site on the date that Resort LLC or Developer commenced any work on the Resort Site or the Convention Center Site, as long as the Developer and the Resort LLC and their contractors, subcontractors and agents were using due care during the course of construction.

         The City and the Authority hereby indemnify, defend and hold the Developer and the Resort LLC harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Developer or the Resort LLC in connection with any of the following: (a) the failure of any party other than the Developer or the Resort LLC or any of their Affiliates or any of their other members or any of their contractors, subcontractors, agents, employees or invitees, to comply with the requirements of the Wisconsin Department of Natural Resources approved Remedial Action Plan for the Authority Land; (b) the failure by the City or the Authority to comply with any term or condition of this Agreement, the Resort Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement or the Restrictive Covenants and Easement Agreement; (c) the failure of the City, the Authority, or their contractors, subcontractors, agents, employees, or licensees to comply with any environmental law, rule, regulation or ordinance, or any order of any regulatory or administrative authority with respect thereto in connection with the Resort Project and the Convention Center Project; (d) any release by the City, the Authority or their contractors, subcontractors, agents, employees, or licensees of petroleum products or hazardous materials or Hazardous Substances on, upon or into the Resort Project or the Convention Center Project, which products or materials or substances were not present at, under or on the Resort Site and/or the Convention Center Site on the date that Resort LLC or Developer first commenced any work on any of the Resort Site or the Convention Center Site; and (e) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any failure by the City, the Authority and/or their contractors, subcontractors and/or agents to comply with any law, rule, regulation or ordinance or any release of petroleum products or hazardous materials or Hazardous Substances as described in clauses (a), (c), and (d) above. Notwithstanding the foregoing, neither the City nor the Authority shall be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the Developer, the Resort LLC, or their Affiliates or any of their other members or any of their contractors, subcontractors, agents,

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employees, invitees or condominium transferees; provided, however, the foregoing language is not intended to negate the indemnifications of the City and Authority set forth in subparagraphs (A) and (B) in the next succeeding paragraph.

         The City and the Authority hereby indemnifies, defends and holds the Developer and the Resort LLC harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Developer or the Resort LLC in connection with any of the following: (A) the presence of any petroleum products or hazardous materials or Hazardous Substances on, upon or in the Resort Site or the Convention Center Site, which products or materials or substances were present at, under or on the Resort Site and/or the Convention Center Site on the date that Resort LLC or Developer first commenced any work on the Resort Site or the Convention Center Site; and (B) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any release of petroleum products or hazardous materials or Hazardous Substances as described in clause
(A) above; and (C) response actions required by any governmental authority which are necessary to comply with any environmental law, rule, regulation, ordinance, or order or requirement of any regulatory or administrative authority with respect thereto related to any petroleum product or hazardous materials or Hazardous Substances present at, under or on the Resort Site or the Convention Center Site as of the date that Resort LLC or Developer first commenced any work on the Resort Site or the Convention Center Site. Notwithstanding the foregoing, neither the City nor the Authority shall be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the Developer, the Resort LLC, or their Affiliates or any of their other members, or any of their contractors, subcontractors, agents, employees, invitees or condominium transferees; provided, however, the foregoing language is not intended to negate the indemnifications of the City and the Authority set forth in subparagraphs
(A) and (B) above.

         The Developer and the Condominium LLC hereby indemnify, defend and hold the City and the Authority harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the City and/or the Authority in any way in connection with the Condominium Project, including without limitation: (a) the failure of Developer, Condominium LLC or their contractors, subcontractors, agents, employees, invitees or condominium transferees to comply with any environmental law, rule, regulation or ordinance, or any order of any regulatory or administrative authority with respect thereto;
(b) any release by Developer or Condominium LLC or their contractors, subcontractors, agents, employees, invitees or condominium transferees of petroleum products or hazardous materials or Hazardous Substances on, upon or into the Condominium Project, which products or materials or substances were not present at, under or on the Condominium Site on the date that Condominium LLC or Developer commenced any work on the Condominium Site; (c) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any failure by the Condominium LLC, the Developer and/or their contractors, subcontractors and/or agents to comply with any law, rule, regulation or ordinance or any release of petroleum products or hazardous materials or Hazardous Substances as described in clauses (a) and (b) above; (d) claims arising under the Americans With Disabilities Act, and any other laws, rules, regulations or ordinances; (e) the failure by Developer or the Condominium LLC to comply with any term or condition of this Agreement, the Condominium Ground Lease, or the Restrictive Covenants and Easement Agreement;
(f) injury to or death of any person at the Condominium Project; and (g) any wrongful or intentional or negligent act or omission on the part of Developer

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or Condominium LLC or their contractors, subcontractors, agents, employees, invitees or condominium transferees which would cause the City not to be in compliance with the Wisconsin Department of Natural Resources Remedial Action Plan. Notwithstanding the foregoing, the Developer and the Condominium LLC shall not be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the City or the Authority or their contractors, subcontractors, agents, or employees. In addition, the Developer and the Condominium LLC, their Affiliates, officers, directors, employees and their contractors, subcontractors and agents shall not be liable for any release during the course of construction of the Condominium Project of any Hazardous Substance located on the Condominium Site on the date that Condominium LLC or Developer commenced any work on the Condominium Site, as long as the Developer, the Condominium LLC and their contractors, subcontractors and agents were using due care during the course of construction.

         The City and the Authority hereby indemnify, defend and hold the Developer and the Condominium LLC harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Developer or the Condominium LLC in connection with any of the following: (a) the failure of any party other than the Developer, the Condominium LLC or any of their Affiliates or any of their other members or any condominium transferee or any of their contractors, subcontractors, agents, employees, or invitees to comply with the requirements of the Wisconsin Department of Natural Resources approved Remedial Action Plan for the Authority Land; (b) the failure by the City or the Authority to comply with any term or condition of this Agreement, the Condominium Ground Lease, or the Restrictive Covenants and Easement Agreement; (c) the failure of the City, the Authority, or their contractors, subcontractors, agents, employees, or licensees to comply with any environmental law, rule, regulation or ordinance, or any order of any regulatory or administrative authority with respect thereto in connection with the Condominium Project; (d) any release by the City, the Authority or their contractors, subcontractors, agents, employees, or licensees of petroleum products or hazardous materials or Hazardous Substances on, upon or into the Condominium Project, which products or materials or substances were not present at, under or on the Condominium Site on the date that Condominium LLC or Developer first commenced any work on the Condominium Site; and (e) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any failure by the City, the Authority and/or their contractors, subcontractors and/or agents to comply with any law, rule, regulation or ordinance or any release of petroleum products or hazardous materials or Hazardous Substances as described in clauses (a), (c), and (d) above. Notwithstanding the foregoing, neither the City nor the Authority shall be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the Developer, the Condominium LLC or their Affiliates or any of their contractors, subcontractors, agents, employees, invitees or condominium transferees; provided, however, the foregoing language is not intended to negate the indemnifications of the City and the Authority set forth in subparagraphs (D) and (E) in the next succeeding paragraph.

         The City and the Authority hereby indemnify, defends and hold the Developer and the Condominium LLC harmless from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by the Developer or the Condominium LLC in connection with any of the following (D) the presence of any petroleum products or hazardous materials or Hazardous Substances on, upon or in the Condominium Site, which products or materials or

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substances were present at, under or on the Condominium Site on the date that
Resort LLC or Developer or Condominium LLC first commenced any work on the Condominium Site; and (E) any and all damage to natural resources or real property or harm or injury to persons resulting or alleged to have resulted from any release of petroleum products or hazardous materials or Hazardous Substances as described in clause (D) above; and (F) response actions required by any governmental authority which are necessary to comply with any environmental law, rule, regulation, ordinance, or order or requirement of any regulatory or administrative authority with respect thereto related to any petroleum product or hazardous materials or Hazardous Substances present at, under or on the Condominium Site as of the date that Resort LLC or Developer or Condominium LLC first commenced any work on the Condominium Site. Notwithstanding the foregoing, neither the City nor the Authority shall be liable for any claims, liabilities or demands arising from any acts or omissions on the part of the Developer, the Condominium LLC, or their Affiliates or any of their contractors, subcontractors, agents, employees, invitees or condominium transferees; provided, however, the foregoing language is not intended to negate the indemnifications of the City and the Authority set forth in subparagraphs (D) and (E) above.

         The terms "Hazardous Substances" means any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials, including without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances" under any applicable federal or state or local laws or regulations.

         The City shall have the right, at its cost, to inspect the Resort Site, the Resort Project and the Condominium Site and the Condominium Project not less than once each year in order to assure that the Resort Site, the Resort Project, the Condominium Site and the Condominium Project are in compliance with the Wisconsin Department of Natural Resources Remedial Action Plan, as is required by the plan. In making these inspections, the City will use its best efforts not to unreasonably interfere with the operation of the Resort Project and the Condominium Project. The Resort LLC, at its cost and expense, shall be responsible for all maintenance and repair of the engineered barrier within the Resort Site and the Condominium Site and the Convention Center Site.

         29. ROOM TAX. The City may impose a room tax on the Resort Project and the Condominium Project in accordance with its legislative or other powers, which tax may be modified or amended from time to time as permitted by applicable law. Nothing in this Agreement shall impair any statutory rights of the City with respect to the assessment, levy, priority, collection and/or enforcement of room taxes. Resort LLC agrees to pay such room taxes in effect from time to time in a timely manner in connection with the Resort Project and as agent for the individual condominium units owners in connection with the Condominium Project. The room tax imposed on the Resort Project and the Condominium Project shall be the room tax uniformly applied by the City on all hotels, motels and beds and breakfasts in the City of Sheboygan. If the room tax at any time during the term of the Convention Center Operating Lease is reduced by law below 8%, then for the purpose of determining whether a Room Tax Shortfall exists on any October 1 Guaranteed Room Tax Payment due date which occurs during the period of time when the room tax was by law reduced below 8%, the Resort LLC shall be deemed to have paid on said October 1 Guaranteed Room Tax Payment due date, room taxes in an amount equal to the sum of (a) the room taxes (not including any City Condominium

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Payments) actually received by the City from the Resort Project and the
Condominium Project during the 12-month period immediately prior to said October 1 Guaranteed Room Tax Payment due date, plus (b) the difference between (i) the amount of room taxes (not including any City Condominium Payments) that would have been received by the City from the Resort Project and the Condominium Project during the 12-month period immediately prior to said October 1 Guaranteed Room Tax Payment due date had the room taxes (not including the City Condominium Payments) which were actually received been assessed at 8%, minus
(ii) the amount described in subparagraph (a) above of this Paragraph 29. Nothing in this Agreement shall impair any statutory rights of the City with respect to the assessment, levy, priority and/or collection of room taxes.

         30. INSURANCE. The Developer and/or the Resort LLC (with respect to the Resort Project and the Convention Center Project) and the Developer and the Condominium LLC (with respect to the Condominium Project) shall maintain the following insurance policies issued by insurers with a rating of at least "A-" and in the financial size category of at least "VII" as established by A.M. Best Company and licensed to do business in the State of Wisconsin, with such policies (the "Insurance Policies") covering loss by perils, hazards, liabilities and other risks and casualties and in such amounts as may be reasonably required by the City and the Authority:

                  (a) Following completion of construction of each of the Resort Project, the Convention Center Project and the Condominium Project, "all risks" property insurance (including without limitation, insurance against fire, flood, water damage, collapse, terrorism, windstorm, hail, boiler and machinery, if applicable, sewer back-up, business interruption, and such other risks of loss as the City and the Authority reasonably may require to the extent coverages are available at commercially reasonable rates), against loss of or damage to each of the Resort Project, the Condominium Project and/or the Convention Center Project, in amounts equal to the greater of (i) 100% replacement cost of all buildings, improvements, fixtures, equipment and other real and personal property constituting each of the Resort Project and the Condominium Project and the Convention Center Project, or (ii) the total amount outstanding from time to time of the Resort Lender's loan, plus the Condominium Lender's loan, plus the City Loan, plus the City Convention Center Funds with an extended replacement cost endorsement;

                  (b) During the construction of the Resort Project and the Condominium Project and the Convention Center Project, builder's risk insurance in form and amounts reasonably satisfactory to the City and the Authority;

                  (c) Commercial general liability insurance covered under a comprehensive general liability policy which policy may also insure other properties managed by Developer and/or its Affiliates including contractual liability in an amount not less than $25,000,000.00 combined single limit for bodily injury, including personal injury, and property damage;

                  (d) Worker's compensation insurance in amounts meeting all statutory state and local requirements; and

                  (e) Such other insurance as may be reasonably requested by City and the Authority.

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

Each Insurance Policy shall require the insurer to provide at least thirty (30) days prior written notice to the City of any material change or cancellation of such policy. The City and the Authority shall be named as an additional insureds/loss payees on all policies of insurance except worker's compensation insurance.

         31. FIRE AND SAFETY HAZARDS. The Developer and the Resort LLC agree to construct the Resort Project and the Convention Center Project in conformance with all fire and safety standards specified by applicable law. The Developer and the Condominium LLC agree to construct the Condominium Project in conformance with all fire and safety standards specified by applicable law.

         32. NONDISCRIMINATION. The City, the Authority, Resort LLC, and Developer agree that neither the Resort Project nor the Convention Center Project nor any portion thereof shall be sold to, leased or used by any party in a manner to permit discrimination or restriction on the basis of race, creed, ethnic origin or identity, color, gender, religion, marital status, age, handicap or national origin, and that the construction and operation of the Resort Project and the Convention Center Project shall be in compliance with all laws, rules, regulations and ordinances relating to discrimination or any of the foregoing. The City, the Authority, Condominium LLC, and Developer agree that neither the Condominium Project nor any portion thereof shall be sold to, leased or used by any party in a manner to permit discrimination or restriction on the basis of race, creed, ethnic origin or identity, color, gender, religion, marital status, age, handicap or national origin, and that the construction and operation of the Condominium Project shall be in compliance with all laws, rules, regulations and ordinances relating to discrimination or any of the foregoing.

         33. NO PERSONAL LIABILITY. Under no circumstances, excepting only criminal acts, shall any alderperson, officer, official, director, attorney, employee or agent of the City or the Authority have any personal liability arising out of this Agreement, the Condominium Ground Lease, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement or the Reimbursement Agreement and no party shall seek or claim any such personal liability.

         34. PUBLIC IMPROVEMENTS. The Developer, Resort LLC and Condominium LLC understand and agree that the Public Improvements must be open at all times to the public and available for use at all times by the public, unless otherwise determined by the City and/or the Authority. Some or all of the Public Improvements may be dedicated by the City to the public. Except for demolition, none of the Public Improvements are located within the Resort Project or the Condominium Project or the Convention Center Project.

         35. WATER RIGHTS/RIPARIAN RIGHTS. Nothing in this Agreement does or is intended to give the Developer, the Resort LLC or the Condominium LLC or any owner of any condominium unit any water rights or riparian rights with respect to Lake Michigan, the Sheboygan River, or any other body of water near or surrounding the Authority Land including without limitation, the Resort Site, the Condominium Site and/or the Convention Center Site. Neither the Developer nor the Resort LLC nor the Condominium LLC nor any condominium unit owner shall place any piers or boat slips in Lake Michigan, the Sheboygan River, or any

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other body of water near or surrounding the Authority Land including without limitation, the Resort Site, the Condominium Site and/or the Convention Center Site.

         36. CITY AUTHORIZATION. The execution of this Agreement by the City was authorized by Resolution 82-03-04 of the City's Common Council dated July 28, 2003, and by Resolution of the Authority dated July 28, 2003, reflected in Minutes of the Joint Meeting of the Authority and the City's Common Council.

         37. CONFIDENTIALITY. Subject to applicable law, the City and the Authority agree to use their best efforts to keep all proprietary information and documents provided to or made available to either of them by the Developer, the Resort LLC and/or the Condominium LLC confidential; provided, however, the City and the Authority may disclose any such information and documentation to their attorneys, accountants and other advisors in connection with the Resort Project, the Convention Center Project and the Condominium Project as long as such attorneys, accountants and other advisors agree to the provisions of this Paragraph 37 and the City and the Authority may disclose such information and documentation in the exercise of any of their remedies hereunder.

         38. JOINT AND SEVERAL LIABILITY. With respect to those terms, conditions, covenants and agreements for which Developer and/or Resort LLC are liable, the liability of Developer and/or Resort LLC shall be joint and several. With respect to those terms, conditions, covenants and agreements for which Developer and/or Condominium LLC are liable, the liability of Developer and/or Condominium LLC shall be joint and several. With respect to those terms, conditions, covenants and agreements for which Condominium LLC and Resort LLC, as manager of the Condominium Project, are liable, the liability of Condominium LLC and Resort LLC shall be joint and several. The Resort Lender shall not be jointly and severally liable with the Developer and the Resort LLC with respect to any liabilities and obligations except to the extent specifically set forth in Paragraph 42.

         39. STAFF APPROVAL. Except for this Agreement, the Resort Ground Lease, the Condominium Ground Lease, the Convention Center Operating Lease, the Reimbursement Agreement, the Restrictive Covenants and Easement Agreement, and the Intercreditor Agreement, all other documents and agreements that require approval by the City or the Authority shall be approved by a staff person designated by the City or Authority.

         40. CONDOMINIUM CONSTRUCTION. The Developer and Resort LLC want to commence construction of the Resort Project on or before July 1, 2003 and the Developer and Resort LLC believe that the Resort and Convention Center Funding Date will occur in September of 2003. The City wants the Condominium Closing to occur simultaneously with the Resort Closing but the Developer and the Resort LLC and the Condominium LLC have informed the City that they do not yet have a firm commitment for financing of the Condominium Project. In order to accommodate the Developer's and Resort LLC's desire to commence timely the construction of the Resort Project, the City has agreed that it will make a commitment to disburse the City Loan in connection with the Resort Project even though the Condominium Closing has not occurred. In addition, the Authority and the City are willing to allow the Developer and the Condominium LLC to construct the Condominium Project in Phases. To ensure completion of the Condominium Project, the Resort Lender, the Developer and the Resort

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LLC agree that $1,000,000 of the proceeds of the City Loan (the "Condominium
Completion Escrow") will be deposited into an escrow account (the "Condominium Completion Escrow Account") with a financial institution approved by the City. Only the City shall have the right to make withdrawals from the Condominium Completion Escrow Account.

         The following is the agreement among the City, the Authority, the Resort LLC, the Condominium LLC and the Developer with respect to the Condominium Project:

                  (a) The Authority will not enter into the Condominium Ground Lease until the Condominium Closing has occurred. Thereafter, the Authority will ground lease the Condominium Site to the Condominium LLC in 16 Phases as shown on Exhibit C attached hereto. The Phases will be ground leased to the Condominium LLC sequentially, beginning with Phase 1 and continuing up through Phase 16.

                  (b) The Authority will ground lease each Phase of the Condominium Site to the Condominium LLC only upon satisfaction of all conditions precedent to the disbursement of the Condominium Lender's loan with respect to such Phase.

                  (c) The Authority will ground lease each Phase of the Condominium Site to the Condominium LLC only if the Authority is reasonably satisfied that the Condominium LLC will complete construction of all condominium units on all Phases previously leased to the Condominium LLC within the time periods required by this Agreement. The Authority will ground lease each Phase of the Condominium Site to the Condominium LLC only if the Resort and Convention Center Funding Date has occurred and construction of the Resort Project and the Convention Center Project has commenced.

                  (d) The Resort Lender shall enter into a written agreement with the City and the Developer and the Resort LLC prior to the Resort Closing, under the terms of which the Resort Lender will agree that the City shall be permitted to deposit the Condominium Completion Escrow into the Condominium Completion Escrow Account to be disbursed by the City as set forth in this Paragraph 40. All other terms and conditions of the agreement must be acceptable to the City in its reasonable discretion. The Condominium LLC will consent to the terms of the agreement.

                  (e) Commencing January 1, 2005, and on the first day of each calendar year thereafter, the City will be permitted to withdraw from the Condominium Completion Escrow Account, an amount equal to $6,500 for each of the 64 condominiums in the Condominium Project which have not been completed as of said January 1. The amount withdrawn by the City will be held in an escrow account by the City and will be credited against the Guaranteed Property Tax Payment and/or the Guaranteed Room Tax Payment, from time to time as determined by the City, to the extent that the real estate and personal property taxes and room taxes and the City Condominium Payments from the Resort Project and the Condominium Project received by the City are not sufficient to make the Guaranteed Property Tax Payments and/or the Guaranteed Room Tax Payments.

                  (f) If the Resort Project and the Convention Center Project have been completed, then following completion of the first 32 condominium units in the Condominium

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Project, for each condominium unit completed thereafter, the City agrees that upon issuance of a certificate of occupancy by the City with respect to the completed condominium unit, the City will disburse to the Resort LLC, an amount equal to 1/32nd of the balance remaining in the Condominium Completion Escrow Account. The City acknowledges that the Resort LLC may disburse said amounts to the Developer.

                  (g) If construction of any Phase of the Condominium Project has not been commenced on or before January 1, 2008, then for each condominium unit in each Phase which is not under construction, the City shall withdraw from the Condominium Completion Escrow Account, an amount equal to 1/32nd of the balance remaining in the Condominium Completion Escrow Account. The balance remaining in the account shall be determined after deduction from the account of the $6,500 allocable to those condominium units not completed as of January 1, 2008. The amounts disbursed to the City shall be held in an escrow account by the City and shall be credited from time to time against amounts due under the Reimbursement Agreement or on the Lease Obligations, as the City shall determine, to the extent that the real estate and personal property taxes and room taxes and City Condominium Payments received by the City from the Resort Project and the Condominium Project are not sufficient to make the Guaranteed Property Tax Payments and/or the Guaranteed Room Tax Payments. Notwithstanding the foregoing, any amounts remaining in the Condominium Completion Escrow Account on January 1, 2009, shall be disbursed to the City and held in an escrow account by the City to be credited against amounts becoming due from time to time under the Reimbursement Agreement and/or on the Lease Obligations, as determined by the City, to the extent that the real estate taxes and room taxes and City Condominium Payments received by the City from the Resort Project and the Condominium Project are not sufficient to make the Guaranteed Property Tax Payments and/or the Guaranteed Room Tax Payments.

                  (h) If the Developer and/or the Condominium LLC have not completed construction of the first 32 condominium units (the eight buildings of four units each in Phases 1-8 as shown on Exhibit C), on or before 30 days following the date of the opening of the Resort Project, then the Authority's obligation to ground lease any portion of the Condominium Site not yet ground leased to the Condominium LLC, at Authority's option, shall automatically terminate without need of any further document or instrument. If the Authority's obligation to ground lease the Condominium Site has not sooner terminated, and if construction of any Phase of the Condominium Project has not been commenced on or before January 1, 2008, then the Authority's obligation to ground lease any portion of the Condominium Site not ground leased to the Condominium LLC as of January 1, 2008, shall, at the Authority's option, automatically terminate without need of any further document or instrument.

                  (i) Condominium LLC's failure to build all or any part of the Condominium Project shall not operate to release the Resort LLC from its liabilities and obligations under the Reimbursement Agreement and shall not release Resort LLC's Lease Obligations. Condominium LLC's failure to build all or any part of the Condominium Project shall not operate to reduce the amount of the Guaranteed Property Tax Payments or the Guaranteed Room Tax Payments.

                  (j) The documents governing the formation of the condominium on the Condominium Site, including without limitation, the declaration of condominium, the plat of

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condominium and the articles and by-laws of the condominium association must reflect the provisions of this Agreement applicable to the Condominium Project, including without limitation, the terms of Paragraph 49 below. The documents shall be made available for review to the City and the Authority not less than 15 days prior to the Condominium Closing. Each Phase of the Condominium Project shall be subjected to the terms and conditions of the approved condominium documents.

                  (k) On or before 15 days prior to the Condominium Closing, the Condominium LLC and the Resort LLC shall have entered into a management agreement with respect to management of the Condominium Project and the Resort LLC and the Developer shall have entered into a sub-management agreement in connection with management of the Condominium Project, both of which agreements must be provided to the City and both of which agreements must be in form and content reasonably acceptable to the City and the Authority and must reflect all terms and conditions of this Agreement, including without limitation, the terms of Paragraph 49 below.

                  (l) At the Condominium Closing, the Condominium LLC shall close and fund the Condominium Lender's loan and in connection therewith, the Condominium LLC shall provide all documents to be executed in connection with the Condominium Lender's loan to the City and the Authority, which documents must be reasonably acceptable to the City and the Authority and which documents must contain terms and conditions consistent with this Agreement.

                  (m) On or before the Condominium Closing, the Developer or the Condominium LLC, at their cost, shall have provided the City with a completion and draw schedule for the Condominium Project. On or before the Condominium Closing, the City shall have reviewed and reasonably approved the completion and draw schedule for the Condominium Project.

                  (n) On or before commencement of construction of each Phase of the Condominium Project, the Condominium LLC shall have entered into and made available for review by the City, a guaranteed maximum price construction contract with the General Contractor for such Phase, an architect's agreement for such Phase and all other contracts and agreements necessary in connection with construction of such Phase, all of which contracts and agreements must be reasonably acceptable in all respects to the City.

                  On or before commencement of construction of each Phase of the Condominium Project, the Condominium LLC shall have made available for review by the City all contracts and other evidence reasonably satisfactory to the City, supporting each line item of the Condominium Cost Breakdown for such Phase and any other costs of such Phase (each of which is herein referred to as "Condominium Cost Evidence") other than those line items or amounts which are the subject of the guaranteed maximum price construction contract for such Phase. The Condominium Cost Evidence for each Phase must show that the costs of furnishing and equipping of such Phase do not exceed the amount shown on the Condominium Cost Breakdown for such costs for such Phase. The Condominium Cost Evidence for each Phase must be acceptable to the City in its reasonable discretion.

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

                  (o) No uncured Default, or event which with the giving of notice or lapse of time or both would be a Default, shall exist under this Agreement. The Resort LLC and the Condominium LLC shall not be in default (beyond any applicable period of grace) of any of their obligations under any other material agreement or instrument to which the Resort LLC or the Condominium LLC is a party or an obligor. The Developer shall not be in default (beyond any applicable notice and cure periods) of any of its obligations under any agreement or instrument related to the Resort Project or the Convention Center Project or the Condominium Project.

All of the City's and the Authority's obligations with respect to the Condominium Project and the leasing of the Condominium Site to the Condominium LLC as set forth in this Development Agreement are subject to the terms and conditions of this Paragraph 40 and satisfaction by the Developer and/or the Condominium LLC of all terms and conditions of this Paragraph 40.

         Nothwithstanding anything to the contrary contained in this Paragraph 40, if the Resort LLC becomes entitled to return of any part of the Condominium Completion Escrow at any time prior to January 1, 2005, because construction of all Phases of the Condominium Project has been completed, the City shall have the right to hold back $200,000.00 from any amount of the Condominium Completion Escrow which the City is required to pay to the Resort LLC hereunder to insure that on or before January 1, 2005, the Resort LLC makes its deposit to the Reserve Fund. If the amount required to be deposited to the Reserve Fund on January 1, 2005, is received by the City on said date, then the City shall return the $200,000.00 to the Resort LLC. The City acknowledges that the Resort LLC may pay said amount to the Developer. If construction of all Phases of the Condominium Project is not completed prior to January 1, 2005, and if the Resort LLC does not make its deposit to the Reserve Fund on or before January 1, 2005, then the City shall have the right without need of any further document or instrument, to transfer from the Condominium Completion Escrow to the Reserve Fund, the amount which Resort LLC should have deposited to the Reserve Fund on January 1, 2005. Any amount of the Condominium Completion Escrow which is deposited into the Reserve Fund shall become subject to all terms and conditions of this Agreement applicable to the Reserve Fund.

         41.      MISCELLANEOUS.

                  (a) Except as otherwise specifically set forth herein, the respective rights and liabilities of City, the Authority, Resort LLC, Condominium LLC and Developer under this Agreement are not assignable or delegable, in whole or in part, without the prior written consent of the other party. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

                  (b) No waiver, amendment, or variation in the terms of this Agreement shall be valid unless in writing and signed by the City, the Authority and the Resort LLC, and then only to the extent specifically set forth in writing. Until the last constructed condominium unit is sold or until Condominium LLC's right to construct the Condominium Project has ceased, whichever is later to occur, no waiver, amendment or variation in the terms of this Agreement shall be valid unless also signed in writing by the Condominium LLC and the Developer and then only to the extent specifically set forth in writing.

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

                  (c) All agreements, representations, warranties, covenants, liabilities and obligations made in this Agreement and in any document delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the delivery of the Condominium Ground Lease, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement and the Reimbursement Agreement.

                  (d) All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given (i) upon delivery to an officer of the person entitled to such notice, if hand delivered, or (ii) two business days following deposit in the United States mail, postage prepaid, or with a nationally recognized overnight commercial carrier that will certify as to the date and time of delivery, airbill prepaid, or (iii) upon transmission if by facsimile, and each such communication or notice shall be addressed as follows, unless and until any of such parties notifies the other in accordance with this Section of a change of address:

                  If to City or the Authority: City of Sheboygan, Wisconsin
                                               City Attorney's Office
                                               807 Center Avenue
                                               Sheboygan, Wisconsin 53081-4414
                                               Attn: City Attorney
                                               Facsimile No.: (920) 459-3919

                  If to the Developer,         The Great Lakes Companies, Inc.
                  Resort LLC or                122 W. Washington Ave., 10th
                                               Floor
                  Condominium LLC:             Madison, WI 53703
                                               Attn: J. Michael Schroeder
                                               Facsimile No.: (608) 251-6800

                  (e) This Agreement and the documents executed pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth in this Agreement and the documents executed in connection with this Agreement. This Agreement and the documents executed in connection herewith supersede all prior negotiations, agreements and undertakings between the parties with respect to the subject matter hereof.

                  (f) This Agreement is intended solely for the benefit of the Developer, Resort LLC, Condominium LLC and the City and the Authority, and no third party (other than successors and permitted assigns) shall have any rights or interest in any provision of this Agreement, or as a result of any action or inaction of the City and/or the Authority in connection therewith. Without limiting the foregoing, no approvals given pursuant to this Agreement by the Developer, Resort LLC, Condominium LLC or the City or the Authority, or any person acting on behalf of any of them, shall be available for use by any contractor or other person in any dispute relating to construction of the Resort Project or the Condominium Project or the Convention Center Project.

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

                  (g) This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Wisconsin applicable to contracts made and wholly performed within such state.

                  (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement. Facsimile signatures shall be deemed original signatures for all purposes of this Agreement.

                  (i) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

                  (j) Nothing contained in this Agreement or any other documents executed pursuant to this Agreement, shall be deemed or construed as creating a partnership or joint venture between the City, the Authority, the Resort LLC, the Condominium LLC and Developer or between the City and/or the Authority and any other person, or cause the City and/or the Authority to be responsible in any way for the debts or obligations of the Developer, the Resort LLC, the Condominium LLC or any other person. The Developer, the Resort LLC and the Condominium LLC further represent, warrant and agree, for themselves and their successors and permitted assigns, not to make any assertion inconsistent with their acknowledgment and agreement contained in the preceding sentence in the event of any action, suit or proceeding, at law or in equity, with respect to the transactions which are the subject of this Agreement and this paragraph may be pleaded and construed as a complete bar and estoppel against any assertion by or for the Developer, the Resort LLC, the Condominium LLC and their successors and permitted assigns, that is inconsistent with its acknowledgment and agreement contained in the preceding sentence.

                  (k) Time is of the essence of each and every obligation or agreement contained in this Agreement and in the Condominium Ground Lease, the Resort Ground Lease, the Convention Center Operating Lease, the Restrictive Covenants and Easement Agreement and the Reimbursement Agreement.

                  (l) If any party is delayed or prevented from timely completing construction of the Resort Project, the Convention Center Project, the Condominium Project or the Public Improvements by reason of fire, earthquake, war, flood, riot, strikes, labor disputes, governmental restrictions, judicial order, public emergency or regulations, or other causes beyond the reasonable control of the party obligated to perform, performance of such act shall be excused for the period of such delay and the time for the performance of any such act shall be extended for a period equivalent to such delay.

                  (m) No disbursement of any portion of the City's Loan to the Resort Project or any portion of the City Convention Center Funds shall preclude the City or the Authority from declaring a Default hereunder and pursuing its remedies hereunder in the event the Developer, the Resort LLC or the Condominium LLC fails to satisfy such condition or cure such Default.

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

                  (n) This Development Agreement shall terminate on December 31, 2028.

                  (o) This Agreement shall be recorded in the office of the Register of Deeds of Sheboygan County, Wisconsin, prior to the recording of the Resort Lender's mortgage, the Condominium Lender's mortgage or any other mortgage on the Resort Site and/or the Resort Project and/or the Condominium Project and/or the Condominium Site, and prior to the recording of any of the condominium documents, it being understood by the parties that this Agreement will run with the land and will be binding upon the Resort Site, the Condominium Site, the Convention Center Site, the Resort Project, the Convention Center Project and the Condominium Project and any owner and/or lessee and/or mortgagee of all or any portions of such sites and/or the Resort Project and the Convention Center Project and the Condominium Project, and their successors and assigns, including without limitation, the owners of the individual condominium units.

                  (p) The headings in this Agreement are for reference only and are not intended to modify any of the terms and conditions of this Agreement.

                  (q) Nothing contained in this Agreement is intended to or has the effect of releasing Resort LLC or Condominium LLC or Developer from compliance with all applicable laws, rules, regulations and ordinances.

                  (r) This Agreement is the product of negotiation among all of the parties hereto and no term, covenant or provision herein or the failure to include a term, covenant or provision shall be construed against any party hereto solely on the basis that one party or the other drafted this Agreement or any term, covenant or condition contained herein.

                  (s) EACH PARTY TO THIS AGREEMENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

          42. RESORT LENDER FORECLOSURE. In the event of a foreclosure by the Resort Lender or acceptance by the Resort Lender of a deed-in-lieu of foreclosure, the following provisions will apply, notwithstanding anything to the contrary contained in this Agreement:

                  (a) The restrictions on transfer in Paragraph 14 (m) of this Agreement shall not apply to (i) the transfer of the Resort Project to the Resort Lender by Sheriff's Deed in a judicial foreclosure of the Resort Lender's mortgage or by a formal deed-in-lieu of foreclosure of the Resort Lender's mortgage, or (ii) the first transfer of the Resort Project by the Resort Lender following the Resort Lender's acquisition of title to the Resort Project by the above-mentioned Sheriff's Deed or deed-in-lieu of foreclosure to any person or entity other than Developer, Resort LLC, Condominium LLC or any of their Affiliates. Any and all subsequent attempts to transfer the Resort Project by the Resort Lender's first transferee, its successors and assigns and transferees, shall again be subject to the provisions of Paragraph 14 (m) of this Agreement.

                  (b) If as a result of the foreclosure of the Resort Lender's mortgage or acceptance by the Resort Lender of a deed-in-lieu of foreclosure of the Resort Lender's mortgage, the Resort Lender exercises its rights, if any, to assume the Resort LLC's rights under

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

the Convention Center Operating Lease, then the Resort Lender must assign the Convention Center Operating Lease to the transferee from the Resort Lender of the Resort Project. Except as specifically set forth in the preceding sentence, the restrictions on transfer set forth in Paragraph 14(o) shall not otherwise apply to the transfer of the Convention Center Operating Lease to the Resort Lender or to the first transferee (other than Developer, Resort LLC, Condominium LLC or any of their Affiliates) from the Resort Lender of the Resort Project. Any and all subsequent attempts to transfer the Convention Center Operating Lease by the Resort Lender's first transferee, its successors and assigns, shall again be subject to the provisions of Paragraph 14 (o) of this Agreement. The Resort Lender, if it exercises its rights with respect to the Convention Center Operating Lease, and any other transferee of the Convention Center Operating Lease, must assume in writing all obligations and liabilities of the Resort LLC under the Convention Center Operating Lease and unless the City has released the Resort LLC from its liabilities and obligations under the Convention Center Operating Lease, the Resort Lender, its successors, assigns and transferees shall be jointly and severally liable with the Resort LLC under the Convention Center Operating Lease.

         If any Resort Lender does not exercise its rights, if any, with respect to the Convention Center Operating Lease, then Resort LLC, its successors, assigns and transferees other than Resort Lender and its transferees shall remain liable for the performance and observance of all of the terms and conditions of the Convention Center Operating Lease unless the City terminates the rights of the Resort LLC, its successors, assigns or transferees, to operate the Convention Center Project under the Convention Center Operating Lease or the term of the Convention Center Operating Lease expires by its terms. In addition, the Resort LLC, its successors, assigns and transferees other than Resort Lender and its transferees shall be liable for the performance of all maintenance, repair and replacement obligations as described in Paragraph 8 above with respect to the Convention Center Project and the Resort LLC, its successors, assigns and transferees shall meet the standards with respect to such maintenance, repair and replacement as are described in Paragraph 8 above.

         If at any time as a result of a foreclosure of any mortgage on the Resort Project or acceptance by any lender of a deed-in-lieu of foreclosure of the Resort Project, the owner of the Resort Project no longer leases and/or operates the Convention Center Project, then the lessee or operator of the Convention Center Project, including the Resort Lender if it has exercised its rights with respect to the Convention Center Operating Lease, its successors, assigns and transferees or any other lender, its successors and assigns, shall become liable for the performance of all maintenance, repair and replacements obligations as described in Paragraph 8 above with respect to the Convention Center Project and said lessee or operator of the Convention Center Project, including without limitation the Resort Lender, its successors, assigns and transferees, or any other lender, its successors and assigns, shall meet the standards with respect to such maintenance, repair and replacement as are described in Paragraph 8 above.

         The provisions of this Paragraph 42(b) will be included in the Convention Center Operating Lease.

                  (c) Neither the Resort Lender nor the transferee of the Resort Lender other than Developer, Resort LLC, Condominium LLC or any of their Affiliates following a judicial foreclosure of the Resort Lender's mortgage or acceptance by the Resort Lender of a formal

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

deed-in-lieu of foreclosure of the Resort Lender's mortgage, will be personally liable for any of the obligations of the Resort LLC under the Reimbursement Agreement. Neither the Resort Lender nor the transferee of the Resort Lender other than Developer, Resort LLC, Condominium LLC or any of their Affiliates following a judicial foreclosure of the Resort Lender's mortgage or acceptance by the Resort Lender of a formal deed-in-lieu of foreclosure of the Resort Lender's mortgage, will be personally liable for any of the obligations of the Resort LLC under the Convention Center Operating Lease, unless the Resort Lender exercises its rights with respect to the Convention Center Operating Lease, in which event, the Resort Lender and its transferees shall be required to assume all liabilities and obligations of the Resort LLC under the Convention Center Operating Lease. Neither the Resort Lender nor the transferee of the Resort Lender other than Developer, Resort LLC, Condominium LLC or any of their Affiliates following a judicial foreclosure of the Resort Lender's mortgage or acceptance by the Resort Lender of a formal deed-in-lieu of foreclosure of the Resort Lender's mortgage, will be personally liable for any of the obligations of the Resort LLC with respect to the Condominium Project, unless the Resort Lender assumes management of the Condominium Project. Conversely, neither the foreclosure by the Resort Lender nor the acceptance by the Resort Lender of a deed-in-lieu of foreclosure shall release the Resort Lender or any transferee of the Resort Lender from any of their obligations under the Restrictive Covenants and Easement Agreement, it being understood that the Resort Lender and its transferee shall be bound by all of the terms, provisions and obligations contained in the Restrictive Covenants and Easement Agreement to the same extent and in the same manner as they would have been had they been a party to such agreement in the first instance except as follows: (i) if the Resort Lender does not assume the Convention Center Operating Lease, then neither the Resort Lender nor its transferee shall be liable for the performance of any of the covenants or agreements contained in the Restrictive Covenants and Easement Agreement related solely to the Convention Center Operating Lease, including without limitation, the covenant to pay the Room Tax Shortfall; and (ii) neither the Resort Lender nor its transferee shall be liable for the performance of any of the covenants or agreements contained in the Restrictive Covenants and Easement Agreement related solely to the Reimbursement Agreement, including without limitation, the covenant to pay the Real Estate and Personal Property Tax Shortfall; and (iii) the Resort Lender shall not be obligated to complete the construction of the Convention Center Project; and (iv) if the Resort Lender or its transferee do not assume management of the Condominium Project, then neither the Resort Lender nor its transferee shall be liable for the performance of any of the covenants or agreements contained in this Agreement or the Restrictive Covenants and Easement Agreement related to the Condominium Project. In addition, neither the foreclosure by the Resort Lender nor the acceptance by the Resort Lender of a deed-in-lieu of foreclosure shall release the Resort Lender or its transferee from any of the terms, covenants, conditions or obligations contained in this Paragraph 42 which are specifically applicable to the Resort Lender or its transferee.

         It is understood that neither the foreclosure by the Resort Lender nor the acceptance by the Resort Lender of a deed-in-lieu of foreclosure shall release any successors, assigns or transferees of the Resort Lender's transferee from any of their obligations under this Agreement or the Restrictive Covenants and Easement Agreement, it being understood that the successors, assigns and transferees of the Resort Lender's transferee shall be bound by all of the terms, provisions and obligations contained in this Agreement and the Restrictive Covenants and Easement Agreement to the same extent and in the same manner as they would have been had they been parties to such agreement in the first instance except as follows: (i) if the Resort

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

Lender does not assume the Convention Center Operating Lease, then the successors, assigns and transferees of the Resort Lender's transferee (other than the Resort LLC or the Condominium LLC or the Developer or any of their Affiliates) shall not be liable for the performance of any of the covenants or agreements contained in this Agreement or the Restrictive Covenants and Easement Agreement related solely to the Convention Center Operating Lease, including without limitation, the covenant to pay the Room Tax Shortfall; and (ii) the successors, assigns and transferees of the Resort Lender's transferee (other than Resort LLC or Condominium LLC or Developer or any of their Affiliates) shall not be liable for the performance of any of the covenants or agreements contained in this Agreement or the Restrictive Covenants and Easement Agreement related solely to the Reimbursement Agreement, including without limitation, the covenant to pay the Real Estate and Personal Property Tax Shortfall; and (iii) if the Resort Lender or its transferee does not assume management of the Condominium Project, then the successors and assigns and transferees of the Resort Lender shall not be liable for the performance of any of the covenants or agreements contained in this Agreement or the Restrictive Covenants and Easement Agreement related to the Condominium Project.

                  (d) Foreclosure by the Resort Lender or any other lender of its mortgage on the Resort Project or acceptance by the Resort Lender or any other lender of a deed-in-lieu of foreclosure shall not release the Resort LLC, its successors or assigns or transferees from their obligations under the Reimbursement Agreement, it being understood by the parties that the Resort LLC, its successors, assigns and transferees shall remain liable for the payment of the Real Estate and Personal Property Tax Shortfall each year during the term of the Reimbursement Agreement. Unless released by the City in writing, foreclosure by the Resort Lender or any other lender of its mortgage on the Resort Project or acceptance by the Resort Lender or any other lender of a deed-in-lieu of foreclosure shall not release the Resort LLC, its successors or assigns or transferees from the Lease Obligations, it being understood by the parties that the Resort LLC, its successors, assigns and transferees shall remain liable under the terms of the Convention Center Operating Lease for the payment of the Room Tax Shortfall each year during the term of the Convention Center Operating Lease.

                  (e) Nothing in this Paragraph 42 shall be construed so as to require the Authority to any time execute a deed-in-lieu of foreclosure of the Resort Site, it being understood that the Authority is not by the Resort Lender's mortgage or any other mortgage or subordination agreement bound to do so. Nothing in this Paragraph 42 shall be construed so as to relieve the owner of the Resort Project, including without limitation the Resort Lender, its successors, assigns and transferees, from paying property taxes assessed and/or levied in connection with the Resort Project and room taxes due and payable in connection with the Resort Project.

                  (f) In the event of a transfer of the Resort Project to the Resort Lender by Sheriff's Deed in a judicial foreclosure of the Resort Lender's mortgage or by a formal deed-in-lieu of foreclosure of the Resort Lender's mortgage, the Resort Lender shall have the right to terminate the Developer's right to manage the Resort Project and/or the Resort LLC's right to manage the Convention Center Project. In such event, the Resort Lender and the City shall choose a new manager for the Resort Project and a new manager for the Convention Center Project, which manager must be reasonably acceptable to both the Resort Lender and the City.

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

                  (g) In the event of a transfer of the Resort Project and/or the Resort Site to the Resort Lender by Sheriff's Deed in a judicial foreclosure of the Resort Lender's mortgage or by a formal deed-in-lieu of foreclosure of the Resort Lender's mortgage prior to completion of the Resort Project, then the Resort Lender or its transferee shall decide on or before three months following the date of transfer of the Resort Project and/or the Resort Site to Resort Lender whether it intends to complete the Resort Project and shall so notify the City in writing of its election. If the Resort Lender or its transferee elects to complete or cause the completion of the Resort Project, then the Resort Lender or its transferee shall recommence construction of the Resort Project before the expiration of 12 months from the date of transfer of the Resort Project and/or the Resort Site to the Resort Lender. The Resort Lender or its transferee shall diligently proceed with the construction of the Resort Project and complete construction of the Resort Project in accordance with the Plans and otherwise in accordance with the terms and conditions of this Agreement. If the Resort Lender owns the Resort Project and does not complete or cause the completion of the Resort Project or if the Resort Lender does not recommence construction of the Resort Project within 12 months from the date of transfer of the Resort Project and/or the Resort Site to the Resort Lender or if the Resort Lender or its transferee do not notify the City in writing of its election within three months of the transfer of the Resort Project and/or the Resort Site to the Resort Lender, then the City, at its option, shall have the right to purchase the Resort Site and the Resort Project from the Resort Lender for a cash amount equal to the foreclosed amount (principal, interest and costs of collection) of the Resort Lender's loan, plus interest accrued and costs of collection incurred and unpaid to the date of the purchase and all out-of-pocket expenses of the Resort Lender incurred to the purchase date with respect to the ownership of the Resort Project. If the transferee of the Resort Lender owns the Resort Project and does not complete or cause the completion of the Resort Project or if the transferee of the Resort Lender does not recommence construction of the Resort Project within 12 months from the date of transfer of the Resort Project and/or the Resort Site to the Resort Lender or if the Resort Lender or its transferee, as the case may be, do not notify the City in writing of its election within three months of the transfer of the Resort Project and/or the Resort Site to the Resort Lender, then the City, at its option, shall have the right to purchase the Resort Site and the Resort Project from the transferee to the Resort Lender for an amount equal to the amount paid to the Resort Lender for the Resort Project and/or the Resort Site by the transferee of the Resort Lender. If the City elects to purchase the Resort Site and the Resort Project, the Resort Lender and/or its transferee, as the case may be, shall execute a limited warranty deed, transfer return and any other documents (on a non-recourse basis) as may be reasonably required by the City in order to effect the transfer to the City of the Resort Project and the Resort Site. The City shall pay all recording fees and transfer fees and any other costs and expenses as may be incurred in connection with the transfer of the Resort Project and the Resort Site to the City. If the City elects to purchase the Resort Site and the Resort Project pursuant to this subparagraph 42(g), the City shall give written notice of its election to purchase within 30 days following the event giving rise to the City's right to purchase as described in this subparagraph 42(g) and the City shall close the purchase of the Resort Site and the Resort Project on or before six months following the date of its notice. The City's notice shall be given to the Resort Lender or its transferee, as the case may be; provided, however, if the City is not notified of the name and address of the transferee following the transfer of the Resort Site and the Resort Project to the transferee, then the City's notice shall be given to the Resort Lender on behalf of the transferee. If not so purchased by said date, all rights of the City to purchase the Resort Project under this subparagraph (g) shall terminate and at the

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request of the Resort Lender or its transferee, the City shall deliver a quit claim deed, quit claiming such rights.

                  (h) If the Resort Lender does not exercise its rights with respect to the Convention Center Operating Lease, then the Resort Lender and the first transferee from the Resort Lender shall be able to continue their use of the parking lot located on the Convention Center Site on the terms and conditions set forth in the Restrictive Covenants and Easement Agreement; provided, however, the Resort Lender and its first transferee and the City shall share equally the cost of maintenance, repair and replacement of the parking lot located on the Convention Center Site.

                  (i) The City shall have a right of first refusal to purchase the Resort Site and the Resort Project as described in this subparagraph 42(i) for a period of six months following the date the Resort Lender or its transferee acquires title to the Resort Project on the terms and conditions set forth in this subparagraph 42(i). If the Resort Lender receives an offer to purchase the Resort Site and the Resort Project following receipt by the Resort Lender of a Sheriff's deed of foreclosure or acceptance by the Resort Lender of a deed in lieu of foreclosure, which offer to purchase the Resort Lender is willing to accept, Resort Lender shall give notice in writing to the City of such offer. The notice shall contain a copy of said offer. The City shall have 30 days following receipt of Resort Lender's notice to exercise its right of first refusal by notice in writing to the Resort Lender. If the City does not timely exercise its right of first refusal, then the Resort Lender shall have the right to sell the Resort Project and the Resort Site to the prospective buyer on substantially the same terms and conditions as are contained in the offer. If for any reason, prior to the closing of the transaction which is the subject of the offer, the purchase price contained in the offer reviewed by the City is reduced by more than 20%, then the Resort Lender shall so notify the City in writing and the City shall again have a right of first refusal to purchase the Resort Site and the Resort Project. If the City exercises its right of first refusal, then the City shall close the purchase of the Resort Project and the Resort Site on or before six months following the date of exercise by the City of its right of first refusal on the terms and conditions contained in the offer. The provisions of this Paragraph 42(i) shall be contained in the Intercreditor Agreement.

         43. CONDOMINIUM LENDER FORECLOSURE. In the event of a foreclosure by the Condominium Lender or acceptance by the Condominium Lender of a deed-in-lieu of foreclosure, the following provisions will apply, notwithstanding anything to the contrary contained in this Agreement:

                  (a) The restrictions on transfer in Paragraph 14 (n) of this Agreement shall not apply to (i) the transfer of the Condominium Project to the Condominium Lender by Sheriff's Deed in a judicial foreclosure of the Condominium Lender's mortgage or by a formal deed-in-lieu of foreclosure of the Condominium Lender's mortgage, or (ii) the first transfer of the Condominium Project by the Condominium Lender following the Condominium Lender's acquisition of title to the Condominium Project by the above-mentioned Sheriff's Deed or deed-in-lieu of foreclosure. Any and all subsequent attempts to transfer the Condominium Project by the Condominium Lender's first transferee, its successors and assigns and transferees, shall again be subject to the provisions of Paragraph 14 (n) of this Agreement.

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                  (b) Neither the foreclosure by the Condominium Lender of its mortgage nor the acceptance by the Condominium Lender of a deed-in-lieu of foreclosure shall release the Condominium Lender or its transferee, or their successors or assigns or transferees from any of their obligations under this Agreement or the Restrictive Covenants and Easement Agreement, it being understood that the Condominium Lender and the transferee of the Condominium Lender and their successors, assigns and transferees shall be bound by all of the terms, provisions and obligations contained in this Agreement and the Restrictive Covenants and Easement Agreement to the same extent and in the same manner as they would have been had they been parties to such agreements in the first instance.

                  (c) Foreclosure by the Condominium Lender or any other lender of its mortgage on the Condominium Project or acceptance by the Condominium Lender or any other lender of a deed in lieu of foreclosure shall not release the Resort LLC, its successors or assigns or transferees from their obligations under the Reimbursement Agreement or with respect to the Lease Obligations, it being understood by the parties that the Resort LLC, its successors, assigns and transferees shall remain liable for the payment of the Real Estate and Personal Property Tax Shortfall each year during the term of the Reimbursement Agreement and for the payment of the Room Tax Shortfall each year during the term of the Convention Center Operating Lease.

                  (d) Nothing in this Paragraph 43 shall be construed so as to require the Authority to any time execute a deed-in-lieu of foreclosure of the Condominium Site, it being understood that the Authority is not by the Condominium Lender's mortgage or any other mortgage or subordination agreement bound to do so. Nothing in this Paragraph 43 shall be construed so as to relieve the owner of the Condominium Project and any individual condominium unit owner, including without limitation, the Condominium Lender, its successors, assigns and transferees, from paying property taxes assessed and/or levied in connection with the Condominium Project and room taxes due and payable in connection with the Condominium Project and City Condominium Payments due in connection with the Condominium Project.

                  (e) In the event of a transfer of the Condominium Project to the Condominium Lender by Sheriff's Deed in a judicial foreclosure of the Condominium Lender's mortgage or by a formal deed-in-lieu of foreclosure of the Condominium Lender's mortgage, the Condominium Lender shall have the right to terminate the Developer's and/or Resort LLC's rights to manage the Condominium Project. In such event, the Condominium Lender and the City shall choose a new manager for the Condominium Project, which manager must be reasonably acceptable to both the Condominium Lender and the City.

         44. CITY CONVENTION CENTER FUNDS. As stated above, the parties hereto acknowledge that the Public Improvements, the convention center and its amenities, including the parking areas, although owned by the Authority and the City, substantially benefit and enhance the Resort Project. The Developer and the Resort LLC have informed the City that the Convention Center Project is necessary for the success of the Resort Project and as a result, it is necessary that the Convention Center Project be built and that the Resort LLC operate and manage and lease the Convention Center Project. The Developer and the Resort LLC have also informed the City that they are unable to finance completely the Convention Center Project. As a result, the Developer and the Resort LLC have asked the City to finance the construction, furnishing and equipping of the Convention Center Project. The City has agreed to finance the

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Convention Center Project and in that regard, the City will disburse the City
Convention Center Funds in an amount not to exceed $8,200,000.00 in connection with the construction, furnishing, equipping and installation of the Convention Center Project on the following terms and conditions:

         The City will disburse a portion of the City Convention Center Funds from time to time to the Title Company to be disbursed by the Title Company in accordance with draw requests submitted by the Construction Manager and approved by the City and its construction consultant, if any. The Title Company shall establish an escrow account for the periodic disbursement of the City Convention Center Funds separate and apart from the construction account established for the disbursement of funds for construction of the Resort Project. The City Convention Center Funds shall be disbursed as construction, furnishing and equipping of the Convention Center Project progresses. All of the funds required for construction, furnishing and equipping of the Convention Center Project shall be disbursed through the Title Company. The parties agree that no portion of the City Convention Center Funds shall be disbursed by the City until the Resort LLC has previously contributed the full amount of its equity in cash, if any is required, to the Convention Center Project and the cash equity has been disbursed in connection with the Convention Center Project. No part of the City Convention Center Funds will be disbursed until the conditions set forth in Paragraph 48 have been met or satisfied. The equity contribution of the Resort LLC shall equal the difference between (a) the total aggregate cost of the Convention Center Project as shown in the greater of (i) the Convention Center Cost Breakdown or (ii) the guaranteed maximum price construction management agreement for the Convention Center Project and the Convention Center Cost Evidence, as modified from time to time, minus (b) the proceeds of the City Convention Center Funds in the amount of $8,200,000.00. The City will not disburse any of its City Convention Center Funds prior to disbursement of the full amount of the equity contribution of the Resort LLC to the Convention Center Project.

         The City Convention Center Funds shall be disbursed pursuant to the terms and conditions of a disbursement agreement similar in content to the type of disbursement agreement that is required by conventional lenders in connection with construction loans. The parties to the agreement shall be the Developer, the Resort LLC, the City, the Construction Manager and the Title Company. The disbursement agreement must be reasonably acceptable in all respects to the City and must contain, among other things, provisions preventing the filing of materialmen's liens and/or contractor's liens against the Convention Center Project, requiring the approval of draw requests by the City, requiring draw requests to be accompanied by AIA certificates reasonably acceptable to the City from the architect and Construction Manager, requiring the proceeds of the City Convention Center Funds disbursed from time to time to be held in the Title Company's trust account, and requiring the Resort LLC to at all times keep the City Convention Center Funds in-balance (i.e. the undisbursed City Convention Center Funds shall at all times be sufficient to pay for all costs and expenses incurred or expected to be incurred in connection with completion of the development, construction, furnishing and equipping of the Convention Center Project and if they are not, the Resort LLC shall be liable for making up any shortfall before any additional City Convention Center Funds are advanced). The disbursement agreement will state that in the event of a casualty, the City will continue to disburse the City Convention Center Funds only if insurance proceeds are disbursed prior to disbursement of the balance, if any, of the City Convention Center Funds, if the City Convention Center Funds continue to be in-

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balance, and if the Resort LLC constructs the Convention Center Project in accordance with the Plans.

         In the event the City elects to refinance or finance the City Convention Center Funds, the Developer and the Resort LLC agree to cooperate reasonably in such refinancing and/or financing as long as the Guaranteed Room Tax Payment does not increase and as long as the amount due from the Resort LLC on the Guaranteed Room Tax Payment does not increase and as long as the refinancing does not result in a material impairment of the rights of the Condominium LLC or the Resort LLC or a material increase in the obligations of the Resort LLC or the Condominium LLC.

         The City at reasonable times shall have the right to inspect the Convention Center Project or to have a consultant inspect the Convention Center Project to determine, among other things, the progress of construction, whether the work to be paid for from any draw request has been performed, and whether the undisbursed City Convention Center Funds are sufficient to complete, furnish and equip the Convention Center Project.

         If the cost of development, construction, furnishing and equipping of the Convention Center Project exceeds $8,200,000.00, Resort LLC and/or Developer shall be liable for the payment of the additional costs or costs overruns; provided, however, if the cost of development, construction, furnishing and equipping of the Convention Center Project exceeds $8,200,000.00 because of changes to the Convention Center Project requested by the City (other than changes requested by the City as part of its approval of the planned unit development or its approval of the Plans for the Convention Center Project or in connection with the issuance of any building permits or other similar permits), then the City shall pay any costs in excess of $8,200,000.00 resulting solely from the changes requested by the City. The fact that the cost of development, construction, furnishing and equipping of the Convention Center Project exceeds $8,200,000.00 shall not release the Resort LLC from its liabilities and obligations under this Agreement with respect to the Convention Center Project, including without limitation, its obligation to construct, equip and furnish the Convention Center Project in a good and workmanlike manner and in accordance with the Plans.

         Resort LLC may prepay the City Convention Center Funds in whole or in part, at any time and from time to time. Any prepayment of the City Convention Center Funds shall be applied to installments of the Lease Obligations due in the reverse order of maturity. Resort LLC shall not be entitled to any credit for anticipated room tax payments or City Condominium Payments with respect to any installment so prepaid. Except with respect to those installments of Lease Obligations which were prepaid, any prepayment of the City Convention Center Funds shall not release the Resort LLC or the then owner of the Resort Project or any other person or entity liable for the payment of the Lease Obligations from its obligations under the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement), including without limitation, its obligation to pay the Room Tax Shortfall each year during the term of the Convention Center Operating Lease (or the Reimbursement Agreement if the Lease Obligations are due to the City pursuant to the Reimbursement Agreement). If the room tax payments and/or the City Condominium Payments due and payable and/or paid in any year exceed the Guaranteed Room Tax Payment

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for such year, such excess shall not be deemed a prepayment of the City
Convention Center Funds or the Guaranteed Room Tax Payment.

         45. SUPPLEMENTAL DEBT/EQUITY/FUTURE REFINANCINGS. Prior to the Resort Closing, the Resort LLC may sell preferred equity interests in Resort LLC in an amount not to exceed $2,400,000.00, the proceeds of which will be used in connection with the construction of the Resort Project. The City consents to said preferred equity interests or indebtedness as long as the equity interests and/or indebtedness are not secured by the membership interest of The Great Lakes Companies, Inc. in Resort LLC or any of the assets of Resort LLC, including without limitation, the Resort Project. Prior to the Resort Closing, if requested by the City, the Resort LLC shall make all documents to be executed in connection with the preferred equity interests or indebtedness available for review by the City, which documents must be reasonably acceptable to the City and which documents must contain terms and conditions consistent with this Agreement. For the purposes of Paragraph 9 above, this $2,400,000.00 shall be considered to be a portion of the equity contribution of Resort LLC.

         If more than one loan is required in connection with a refinancing from time to time of the Resort Lender's loan or in connection with the financing of a sale of the Resort Project, then Resort LLC or the subsequent owner of the Resort Project, as the case may be, in addition to any other requirements set forth in this Agreement, shall obtain the consent of the City to the multiple loans, which consent the City will not unreasonably withhold. In addition to any other requirements as may be set forth in this Agreement, the City's consent will also be conditioned, among other things, on the City's not being materially prejudiced by the multiple loans and on the reasonable approval by the City of the documents governing the loans and on the agreement among the lenders that any lender's right to operate the Convention Center Project pursuant to the Convention Center Operating Lease is contingent upon said lender's becoming the owner of the Resort Project. The terms and conditions of each loan, individually, and all loans taken in the aggregate, must be consistent with the terms and conditions of this Agreement.

         46. CITY/AUTHORITY OBLIGATIONS CONCERNING ENVIRONMENTAL ISSUES. The City and the Authority agree as follows:

                  (a) The City and/or the Authority shall perform all response actions reasonably necessary to obtain a Certificate of Completion from the Wisconsin Department of Natural Resources pursuant to the Voluntary Party Liability Exemption program for the Convention Center Site, Resort Site and Condominium Site. Neither the Resort LLC nor the Developer nor the Condominium LLC shall be required to perform any response actions except to the extent that the construction by the Resort LLC, Condominium LLC and/or Developer on the Resort Site and Convention Center Site and Condominium Site are a part of such response actions and/or except to the extent that the obligations of the Resort LLC, the Condominium LLC and/or the Convention Center Project under this Agreement are a part of such response actions.

                  (b) On or before the Resort and Convention Center Funding Date, the City shall, at its sole cost and expense, abandon those monitoring wells (including but not limited to groundwater monitoring wells) located within the footprint of any building to be located on the Resort Site or the Convention Center Site, and identified by Developer as being located in an

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area which requires excavation in connection with construction of the Resort
Project and/or the Convention Center Project. The abandonment shall be performed in accordance with all applicable laws, regulations and ordinances. In the event it is necessary to install replacement monitoring wells on either the Resort Site or the Convention Center Site to comply with the requirements of the Remedial Action Plan, the City shall negotiate in good faith with the Developer to reach agreement on acceptable location(s) for any such replacement wells. Further, any and all such replacement wells shall, at the City's sole cost and expense, be located, installed, inspected, maintained and repaired in the manner required by the Wisconsin Department of Natural Resources. The City's obligations under this Paragraph 46(b) are contingent upon receipt by the City of the approval of the Wisconsin Department of Natural Resources to the removal of the monitoring wells.

         On or before the Resort and Convention Center Funding Date, the City shall, at its sole cost and expense, cut off all other monitoring wells on the Resort Site and the Convention Center Site at the existing grade of the Resort Site and the Convention Center Site and place a steel cap on said monitoring wells. Following completion of construction of the Resort Project, the monitoring wells on the Resort Site will be re-opened and brought up to grade. Following completion of construction of the Convention Center Project, the monitoring wells on the Convention Center Site will be re-opened and brought up to grade.

                  (c) On or before commencement of each Phase of the Condominium Project, the City shall, at its sole cost and expense, abandon those monitoring wells (including but not limited to groundwater monitoring wells) located within the footprint of any building to be located on such Phase, and identified by Developer as being located in an area which requires excavation in connection with construction of the Condominium Project on such Phase. The abandonment shall be performed in accordance with all applicable laws, regulations and ordinances. In the event it is necessary to install replacement monitoring wells on the Condominium Site to comply with the requirements of the Remedial Action Plan, the City shall negotiate in good faith with the Developer to reach agreement on acceptable location(s) for any such replacement wells. Further, any and all such replacement wells shall, at the City's sole cost and expense, be located, installed, inspected, maintained and repaired in the manner required by the Wisconsin Department of Natural Resources. The City's obligations under this Paragraph 46(c) are contingent upon receipt by the City of the approval of the Wisconsin Department of Natural Resources to the removal of the monitoring wells.

         On or before the commencement of construction on each Phase of the Condominium Project, the City shall, at its sole cost and expense, cut off all other monitoring wells located on such Phase at the existing grade of such Phase and place a steel cap on said monitoring wells. Following completion of construction of each Phase of the Condominium Project, the monitoring wells on such Phase will be re-opened and brought up to grade.

                  (d) The City, at its cost and expense, shall remove the underground piping located on the Resort Site in the area to be excavated for construction of the water park only. The removal of the underground piping shall be performed in accordance with all applicable laws, regulations and ordinances. The City, at its cost and expense, shall remove underground piping located within the footprint of any building to be located on such the Resort Site or the Convention Center Site and identified by Developer as being located in an area which requires

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excavation in connection with construction of the Resort Project or the
Convention Center Project. On or before commencement of each Phase of the Condominium Project, the City, at its cost and expense, shall remove underground piping located within the footprint of any building to be located on such Phase, and identified by Developer as being located in an area which required excavation in connection with construction of the Condominium Project on such Phase.

         47. NON-DISTURBANCE PROVISIONS. The City and the Authority agree that an individual unit owner's undivided percentage interest in the common elements of the Condominium Project and the individual unit owner's use, ownership, and possession of its condominium unit will not be disturbed as a result of any default by Condominium LLC or any other unit owner or Resort LLC or Developer or any other person under the Condominium Ground Lease, this Agreement or the Restrictive Covenants and Easement Agreement, as long as said individual unit owner is not in default beyond any applicable notice and cure periods under the Condominium Ground Lease or the Restrictive Covenants and Easement Agreement or this Development Agreement, as the case may be.

         48. RESORT AND CONVENTION CENTER FUNDING. The City shall not be required to make any disbursement of the City Loan or the City Convention Center Funds unless and until all requirements and conditions set forth in this Agreement shall have been met to the satisfaction of City. In addition, with respect to the disbursement of the City Loan and the City Convention Center Funds, the following additional conditions must be met:

                  (a) On or before the Resort and Convention Center Funding Date, the Triggering Event (as that term is defined in the Intercreditor Agreement) for the disbursement of the Resort Lender's loan which is the subject of the financing commitment referred to in Paragraph 12(d) above, must have occurred. Without limiting the foregoing, the Resort Lender's loan must be funded on the terms and conditions set forth in the loan documents previously approved by the City without any change or modification except as agreed to in writing by the City, at the City's option and in its sole and absolute discretion. In addition, the City agrees to commence disbursement of the City Loan and the City Convention Center Funds and to continue disbursement of the City Loan and the City Convention Center Funds as long as the terms and conditions and requirements set forth in this Agreement and this Paragraph 48 are met and as long as the Resort Lender commences and continues disbursement of the Resort Lender's loan.

                  (b) The Resort and Convention Center Funding Date must occur on or before September 30, 2003.

                  (c) On or before August 31, 2003, Developer or the Condominium LLC, at their cost, shall make the Condominium Cost Breakdown available to the City. The Condominium Cost Breakdown shall be certified by Developer and Condominium LLC and General Contractor as accurate and complete to the best of their knowledge. The Condominium Cost Breakdown shall show that the hard costs of constructing and furnishing and equipping of the Condominium Project are not less than $10,000,000.00.

                  (d) On or before August 31, 2003, the Developer or Resort LLC, at their cost, shall make available to the City, a pro-forma operating statement for the Condominium Project. The pro-forma operating statement shall show a state of facts reasonably acceptable to the City.

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                  (e) On or before August 31, 2003, the Developer or the Resort
LLC, at their cost, shall have provided the City with a completion and draw schedule for the Resort Project and the Convention Center Project. On or before August 31, 2003, the City shall have reviewed and approved the completion and draw schedule for the Resort Project and the Convention Center Project and the Condominium Cost Breakdown.

                  (f) On or before September 30, 2003, at Developer's or Condominium LLC's or Resort LLC's cost, each Phase of Condominium Site, the Resort Site, and the Convention Center Site shall have been platted and divided from the balance of the Authority Land in accordance with all applicable laws, rules, regulations and ordinances such that each Phase of the Condominium Site, the Resort Site and the Convention Center Site are each separate and distinct parcels of real estate for all purposes, each of which will be assigned its own tax key number.

                  (g) No Default, or event which with the giving of notice or lapse of time or both would be a Default, shall exist under this Agreement, the Resort Ground Lease, the Restrictive Covenants and Easement Agreement, the Reimbursement Agreement, the Convention Center Operating Lease or the Condominium Ground Lease (if the Condominium Ground Lease is in effect). The Resort LLC and the Condominium LLC shall not be in default (beyond any applicable period of grace) of any of their obligations under any other material agreement or instrument to which the Resort LLC or the Condominium LLC is a party or an obligor. The Developer shall not be in default (beyond any applicable notice and cure periods) of any of its obligations under any agreement or instrument related to the Resort Project or the Convention Center Project or the Condominium Project.

                  (h) All of the conditions set forth in Paragraph 12 hereof shall have been met or satisfied.

                  (i) On or before August 31, 2003, the Developer or Resort LLC, at its cost, shall have obtained final approval of the planned unit development of which the Resort Project and the Convention Center Project and the Condominium Project are a part.

                  (j) On or before August 15, 2003, Developer or Resort LLC, as a project cost, shall provide the Plans for the Convention Center Project to the City, which Plans must be acceptable in all respects to the City, in its reasonable discretion. On or before August 15, 2003, Developer or Resort LLC, as a project cost, shall make the Plans for the Resort Project and the Condominium Project available to the City for review, which Plans must be acceptable in all respects to the City, in its reasonable discretion.

         All submissions given to the City to satisfy the conditions contained in this Paragraph 48 must be satisfactory in form and content to the City, in its reasonable discretion, unless otherwise specifically stated.

         If the Resort and Convention Center Funding Date does not occur on or before September 30, 2003, it shall be a Default under this Agreement, entitling the City and/or the Authority to exercise all of their rights and remedies set forth herein.

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         The City, at its option and in its sole discretion, may make disbursements of the City Loan and/or the City Convention Center Funds prior to the fulfillment of the above conditions, without waiving its right to require such fulfillment before further disbursements are made.

         49. CONDOMINIUM OPT-OUT. Subject to the payment of the fee described below, any individual condominium unit owner may elect not to have his/her/its condominium unit included in the pool of condominiums which are otherwise required to be made available for rental as hotel rooms by the general public and reasonably available for use by persons attending the events booked into the Convention Center Project (the "Rental Pool"), all as described in the rental management agreement for the Condominium Project among the individual unit owners, the condominium unit owners association and the Resort LLC and in the condominium documents governing the Condominium Project. An election by an individual condominium unit owner not to have his/her/its condominium unit included in the Rental Pool shall not operate to release any individual condominium unit or its owner from compliance with all terms and conditions of this Development Agreement, the Condominium Ground Lease and the Restrictive Covenants and Easement Agreement applicable to the Condominium Project and his/her/its condominium unit, other than the restriction as to the number of days in each calendar year said owner may occupy his/her/its condominium unit and the requirement that his/her/its condominium unit be made available for rental.

         Any individual condominium unit owner which elects not to have his/her/its condominium unit in the Rental Pool shall be required to pay an annual fee (referred to in this Agreement as the City Condominium Payments) on or before October 1 of each year. The annual fee shall be paid in arrears and shall be assessed for each 12-month period, commencing on each October 1 and ending on the following September 30. The amount of the annual fee shall be equal to the greater of (a) the room tax which was projected to be paid to and received by the City for the type of condominium unit owned by the party opting out of the Rental Pool as shown on Exhibit H attached hereto for the same 12-month period, or (b) the actual average amount of the room taxes paid to the City during the same 12-month period for all of the same types of condominium units in the Rental Pool. The Resort LLC and/or Developer shall collect all City Condominium Payments and shall remit all City Condominium Payments to the City. If for any reason, the Resort LLC and/or Developer no longer manage the Condominium Project or are no longer parties to the rental management agreement for the Condominium Project, then the City shall have the right to collect the City Condominium Payments at the times and in the manner described herein. If the City is collecting the City Condominium Payments and if any individual condominium unit owner defaults in the payment of his/her/its City Condominium Payments, then in addition to any other rights the City may have with respect to a default under this Agreement by an individual condominium unit owner, the City shall also have a lien against the defaulting party's condominium unit with respect to any unpaid City Condominium Payments, with the priority of such lien dating from the recording of a notice of such lien by the City.

         Resort LLC agrees that all City Condominium Payments shall be paid to the City even if the aggregate of the room taxes from the Resort Project and the Condominium Project and the City Condominium Payments exceed the Guaranteed Room Tax Payment.

         The provisions of this Paragraph 49 shall be included in the Restrictive Covenants and Easement Agreement and in the condominium declaration and other condominium documents governing the Condominium Project.

                                                                    EXHIBIT 10.2

         IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

                                           CITY OF SHEBOYGAN, WISCONSIN

                                           By:__________________________________
                                                    James Schramm, Mayor

                                           Attest:______________________________
                                                    Patricia Lohse, City Clerk

STATE OF WISCONSIN                  )
                                    )ss.
MILWAUKEE COUNTY                    )

         Personally appeared before me this 30th day of July, 2003, the above-named James Schramm and Patricia Lohse, the Mayor and City Clerk, respectively, of the City of Sheboygan, Wisconsin, to me known to be the persons who executed the foregoing agreement on behalf of the City and by its authority.

                                      _______________________________________
                                      Name:  Barbara A. Juran
                                      Notary Public, State of Wisconsin
                                      My Commission expires October 3, 2004

                                                                    EXHIBIT 10.2

                                      REDEVELOPMENT AUTHORITY OF THE CITY OF
                                      SHEBOYGAN, WISCONSIN

                                      By:_______________________________________
                                             Michael Leibham, Chairperson

                                      Attest:___________________________________
                                            Paulette Enders, Executive Director

STATE OF WISCONSIN                  )
                                    )ss.
MILWAUKEE COUNTY                    )

         Personally appeared before me this 30th day of July, 2003, the above-named Michael Leibham and Paulette Enders, the Chairperson and Executive Director, respectively, of the Redevelopment Authority of the City of Sheboygan, Wisconsin, to me known to be the persons who executed the foregoing agreement on behalf of said Redevelopment Authority and by its authority.

                                      __________________________________________
                                      Name:  Barbara A. Juran
                                      Notary Public, State of Wisconsin
                                      My Commission expires October 3, 2004.

                                                                    EXHIBIT 10.2

                                      THE GREAT LAKES COMPANIES, INC.

                                      By:_______________________________________
                                            Marc B. Vaccaro, Co-Chairman

STATE OF WISCONSIN                  )
                                    )ss.
MILWAUKEE COUNTY                    )

         Personally appeared before me this 30th day of July, 2003, the above-named Marc B. Vaccaro, the Co-Chairman of The Great Lakes Companies, Inc., to me known to be the person who executed the foregoing agreement on behalf of said company and by its authority.

                                      __________________________________________
                                      Name:  Barbara A. Juran
                                      Notary Public, State of Wisconsin
                                      My Commission expires October 3, 2004.

                                                                    EXHIBIT 10.2

                                BLUE HARBOR RESORT SHEBOYGAN, LLC, A
                                WISCONSIN LIMITED LIABILITY COMPANY

                                By: The Great Lakes Companies, Inc., its Sole
                                    Manager

                                    By:_________________________________________
                                            Marc B. Vaccaro, Co-Chairman

STATE OF WISCONSIN                  )
                                    )ss.
MILWAUKEE COUNTY                    )

         Personally appeared before me this 30th day of July, 2003, the above-named Marc B. Vaccaro, the Co-Chairman of The Great Lakes Companies, Inc., Sole Manager of Blue Harbor Resort Sheboygan, LLC, to me known to be the person who executed the foregoing agreement on behalf of said company and by its authority.

                                      __________________________________________
                                      Name:  Barbara A. Juran
                                      Notary Public, State of Wisconsin
                                      My Commission expires October 3, 2004.

                                                                    EXHIBIT 10.2

                                BLUE HARBOR RESORT CONDOMINIUM, LLC,
                                A WISCONSIN LIMITED LIABILITY COMPANY

                                By: The Great Lakes Companies, Inc., its Sole
                                    Manager

                                    By:_________________________________________
                                             Marc B. Vaccaro, Co-Chairman

STATE OF WISCONSIN                  )
                                    )ss.
MILWAUKEE COUNTY                    )

         Personally appeared before me this 30th day of July, 2003, the above-named Marc B. Vaccaro, the Co-Chairman of The Great Lakes Companies, Inc., Sole Manager of Blue Harbor Resort Condominium Sheboygan, LLC, to me known to be the person who executed the foregoing agreement on behalf of said company and by its authority.

                                      __________________________________________
                                      Name:  Barbara A. Juran
                                      Notary Public, State of Wisconsin
                                      My Commission expires October 3, 2004.

This instrument was drafted by
and upon recording return to:

Ann K. Comer, Esq.
Quarles & Brady LLP
411 E. Wisconsin Avenue, Suite 2040
Milwaukee, WI  53202

                                    EXHIBIT A
                                       TO
                              DEVELOPMENT AGREEMENT
                                (AUTHORITY LAND)

Parcel 1:

Lots One (1), Two (2), Three (3), Four (4), Five (5) and Six (6) of Block Two Hundred Thirty-nine (239), of the Original Plat of the City of Sheboygan, Wisconsin.

Also, that part of vacated South Seven Street between the South line of the Sheboygan River and the North line of East Water Street, which lies adjacent to Lot One (1), Block Two Hundred Thirty-nine (239), of the Original Plat of the City of Sheboygan.

Tax Key Number: 300220

Parcel 2:

All of Lots Seven (7), Eight (8), Nine (9) and Ten (10), of Block Two Hundred Thirty-nine (239) of the Original Plat of the City of Sheboygan, Wisconsin.

Tax Key Number: 300210

Parcel 3:

Lots Eleven (11) and Twelve (12), of Block Two Hundred Thirty-nine (239), of the Original Plat of the City of Sheboygan, Wisconsin. Excepting that portion taken by the City of Sheboygan for street purposes as described in an Award of Damages, dated January 17, 1995, recorded in the Office of the Register of Deeds for Sheboygan County, Wisconsin, in Volume 1378 of Records, at Pages 535/6, as document #1420646, as follows: Commencing at the southwest corner of Block 239 and said Lot 12; thence N01 degrees 36'20" W along the east right-of-way line of South 8th Street and the west line of Lot 12 a distance of 18.13 feet; thence N88 degrees 35'44"E 48.31 feet to the northerly right-of-way line of Water Street; thence along said right-of-way S67 degrees 59'49"W 51.54 feet to the point of commencement.

Tax Key Number: 300200

Parcel 4:

Parts of Lots 3, 4, 5, and 6, all in Block 241 of the Original Plat of Sheboygan, located in the City of Sheboygan, Sheboygan County, Wisconsin, and being more particularly described as:

Commencing at the original SW corner of said Block 241; thence
N01 degrees-36'-20" W, along the east right-of-way line of S. 9th Street, 5.43 feet to the Point of Beginning of this description; thence continuing
N0l degrees-36-20" W, along said east right-of-way, 61.47 feet to the NW corner of said Block 241, and the south right-of-way line of East Water Street; thence S89-29'40" E, along the south right-or-way line of East Water Street, 213.19 feet to a point on the arc of a curve to the right, having its radius point bearing northwesterly, 403.50 feet; thence southwesterly 89.06 feet along the arc of said curve, the long chord of which bears S58 degrees 42'-49" W, 88.88 feet to a point of compound curvature, the radius point of the following curve bearing northwesterly, 118.50 feet; thence southwesterly 48.45 feet along the arc of said curve, the long chord of which bears S76 degrees-44'-58" W, 48.11 feet to the end of said curve; thence S88 degrees-27'-44" W, 38.71 feet to the Point of Beginning and the end of this description.

Tax Key Number: 505730 and 505740

Parcel 5:

Part of Lots 1 and 2, and all of Lots 3, 4, 5, and 6, all in Block 242 of the Original Plat of Sheboygan, located in the City of Sheboygan, Sheboygan County, Wisconsin, and being more particularly described as:

Beginning at the SW corner of said Block 242; thence N01 degrees-36'-20" W, along the east right-of-way line of S 9th Street, 210 feet, more or less, to the southerly normal high water mark of the Sheboygan River, said point also being the NW corner of said Block 242; thence southeasterly, along said normal high water mark of the Sheboygan River, 349.39 feet to a point which is 18.00 feet west of the east line of said Block 242; thence S01 degrees-36'-20" B, 46 feet, more or less, to a point which is 18.00 feet west of the east line of said Block 242, and 108.18 feet north of the south line of said Block 242; thence
S89 degrees-29'-25" E, 10.26 feet to a point on the arc of a curve to the right, having its radius point bearing northwesterly, 403.50 feet; thence southwesterly
122.21 feet along the arc of said curve, the long chord of which bears
S27 degrees-52'-49" W, 121.74 feet to the south line of said Block 242 and the north right-of-way line of East Water Street; thence N89 degrees-29'40" W, along said south line of Block 242, 293.31 feet to the Point of Beginning and the end of this description.

Tax Key Number: 505750

Parcel 6:

All of Block 207, all of Block 208, all of Block 209, all of Block 235, all of Block 236, all of Lots 1 through 10, Block 239, part of vacated East Water Street, part of vacated Maryland Avenue, part of vacated New Jersey Avenue, part of vacated S. 5th Street, part of vacated S. 6th Street, all in the Original Plat of Sheboygan, and also part of Government Lot 6 of Section 23, and part of unplatted lands located in the NE1/4 of Section 26, all in TI5N, R23E, City of Sheboygan, Sheboygan County, Wisconsin, and being more particularly described as:

Commencing at the SW corner of said Block 239; thence N0l degrees-36'-20" W, along the east right-of-way line of S. 8th Street and the west line of said Block 239, 18.13 feet to the Point of Beginning of this description; thence continuing N0l degrees-36'-20" W, along the west line of said Block 239, 129 feet, more or less, to the normal high water mark of the Sheboygan River and the NW corner of said Block 239; thence northeasterly, 3183 feet, more or less, along the normal high water mark of the Sheboygan River; thence
S09 degrees-20'-55" E, 5 feet more or less, to a point which is N50 degrees-57'-56" E, 2911.97 feet from said SW corner of Block 239; thence
S09 degrees-20'-55" E, 426.26 feet; thence S41 degrees-10'-33" W, 751.41 feet;
thence S3l degrees-08'20" W, 98.52 feet thence S34 degrees-37'-55" W, 329.79 feet; thence S43 degrees-3l'-12" W, 161.04 feet to the beginning of a curve to

                                      A112
the right, having its radius point bearing northwesterly, 131.00 feet; thence southwesterly, 75.01, feet along the arc of said curve, the long chord of which bears S59 degrees-55'-25" W, 73.99 feet to the end of said curve; thence
S76 degrees-19'-38" W, 212.56 feet to the north right-of-way line of Illinois Avenue, at a point which is N88 degrees-33'-11" E, 424.16 feet from a 2" diameter iron pipe marking the SE corner of Block 236 of the Original Plat of Sheboygan; thence S88 degrees-33'-11" W, along the north right-of-way line of Illinois Avenue, 703.17 feet to the northwesterly right-of-way line of East Water Street; thence S35 degrees-00'42" W, along said northwesterly right-of-way line 30.07 feet; thence S49 degrees-25'48" W, along said northwesterly right-of-way line, 130.94 feet; thence S67 degrees-59'-49" W, along said northwesterly right-of-way line, 376.62 feet; thence S88 degrees-35'32" w, 48.31 feet to the Point of Beginning and the end of this description.

Tax Key Numbers: 300020, 300090 (Home Security Company), 300100, 321300, and 321310 (Home Security Company)

                                    EXHIBIT B
                                       TO
                              DEVELOPMENT AGREEMENT
                                  (RESORT SITE)

Lot 11

Being part of the southeast one quarter of section twenty three (23) and the northeast one quarter of section twenty six (26) township fifteen (15) north, range twenty three (23) east, city of Sheboygan, Sheboygan county, Wisconsin, described as follows.

Commencing at the northwest corner of the northeast one quarter of section twenty six (26) township fifteen (15) north range twenty three (23) east; thence north zero degrees twenty minutes ten seconds west. (N 00 degrees 20'10"W) along the west line of said southeast quarter of said section twenty three (23) five hundred seventy eight and twenty three hundredths feet (578.23'); thence north eighty nine degrees thirty nine minutes fifty seconds east (N 89 degrees 39'50"E) one thousand four hundred seventy three and nine hundredths feet (1473.09'); thence south seven degrees forty minutes sixteen seconds east (S 07 degrees 40'16" E) two hundred fifty seven and thirty three hundredths feet (257.33'); thence south forty two degrees fifty one minutes twelve seconds west (S42 degrees 51'12"W) one hundred eighty six and forty one hundredths feet (186.41') to the point of beginning; thence north forty seven degrees twenty three minutes forty eight seconds west (N47 degrees 23'48"W) one hundred ninety eight and sixty four hundredths feet (198.64'); thence south forty two degrees thirty six minutes twelve seconds west (S42 degrees 36'12"W) one hundred ninety six and twenty six hundredths feet (196.26'); thence north forty seven degrees thirty five minutes five seconds west (N47 degrees 35'05"W) fifty and eighty five hundredths feet (50.85') to the point of curve to the left having a radius of seventy two and sixty seven hundredths feet (72.67') and a chord that bears north seventy eight degrees fifty one minutes three seconds west (N78 degrees 51'03"W) seventy five arid forty three hundredths feet (75.43'); thence along the arc of said curve seventy nine and thirty one hundredths feet (79.31') to ..the point of reverse curve having a radius of twenty three and thirty three hundredths feet (23.33') and a chord that bears north seventy eight degrees forty five minutes twenty four and five tenths seconds west (N78 degrees 45'24.5"W) twenty four and twenty eight hundredths feet (24.28'); thence a long the arc of said curve twenty five and fifty four hundredths feet (25.54'); thence north forty seven degrees twenty three minutes forty eight seconds west (N47 degrees 23'48"W) one hundred seventeen and twenty seven hundredths feet (117.27') to the point of curve to the right having a radius of ninety and thirty three hundredths feet (90.33') and a chord that bears north twenty nine degrees thirty eight minutes fifty three and five tenths seconds west (N29 degrees 38'53.5"W) fifty five and seven hundredths feet (55.07'); thence along the arc of said curve fifty five and ninety six hundredths feet (55.96'); thence north eleven degrees fifty three minutes fifty nine seconds west (N11 degrees 53'59"W) thirty five and thirty two hundredths feet (35.32'); thence south seventy eight degrees six minutes one second west (S 78 degrees 06'01" W) sixty one and fifty five hundredths feet (61.55') to the point of curve to the left having a radius of one hundred filly nine and sixty seven hundredths feet (159.67'); and a chord that bears south thirty degrees zero minutes twenty two and five tenths seconds east (S30 degrees 00'22.5"E) ninety five and forty four hundredths feet (95.44'); thence along the arc of said curve ninety six and ninety three hundredths feet (96.93'); thence south forty seven degrees twenty three minutes forty eight seconds east (S47 degrees 23'48"E) one hundred forty three and thirteen hundredths feet (143.13') to the point of curve to the right having a radius of twenty three and thirty three hundredths feet (23.33') and a chord that bears south sixteen degrees two minutes eleven and five tenths seconds east (S16 degrees 02'11.5"E) twenty four and twenty eight hundredths feet (24.28'); thence along the arc of said curve twenty five and fifty four hundredths feet (25.54') to the point of reverse curve having a radius of seventy two and sixty seven hundredths feet (72.67') and a chord that bears south sixteen degrees sixteen minutes fifty and five tenths seconds east (S16 degrees 16'50.5"E) seventy six and seventeen hundredths feet (76.17'); thence along the arc of said curve eighty and seventeen hundredths feet (80.17'); thence south forty seven degrees filly three minutes six seconds east (S47 degrees 53'06"E) forty nine and ninety nine hundredths feet (49.99'); thence south forty two degrees thirty six minutes twelve seconds west (S42 degrees 36'12"W) two hundred nine and forty three hundredths feet (209.43'); thence north forty seven. degrees twenty three minutes forty eight seconds west (N47 degrees 23'48"W) one hundred thirty one and sixteen hundredths feet (131.16'); thence south forty two degrees thirty six minutes twelve seconds west (S42 degrees 36'12"W) two hundred ten and sixteen hundredths feet (210.16'); thence south forty seven degrees twenty three minutes forty eight seconds east (S47 degrees 23'48"E) three hundred fifty four and ninety nine hundredths feet (354.99'); thence north thirty six degrees eighteen minutes thirty four seconds east (N36 degrees 18'34"E) ninety nine and forty five hundredths feet (99.45'); thence north thirty two degrees forty eight minutes fifty nine seconds east (N32 degrees 48'59"E) ninety eight and fifty two hundredths feet (98.52'); thence north forty two degrees fifty one minutes twelve seconds east (N42 degrees 51'12"E) five hundred sixty five feet (565.00') to the point of beginning. Said tract contains two hundred six thousand eight hundred forty eight square feet or four and seventy five hundredths acres.

[To be known as Lot 11 of Plat to be recorded.]

                                    EXHIBIT C
                                       TO
                              DEVELOPMENT AGREEMENT
                    (CONDOMINIUM SITE WITH PHASES DELINEATED)

Lot 12 of Condominium Area/Phase 1:

Being part of the northeast one quarter of section twenty six (26) township fifteen (15) north, range twenty three (23) east, city of Sheboygan, Sheboygan county, Wisconsin. Described as follows. Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62') to the point of beginning; thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) eighty and filly hundredths feet (80.50'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred fifty nine and ninety eight hundredths feet (159.98'); thence north forty seven degrees twenty five minutes forty four seconds west (N 47d degrees 25'44" W) eighty and fifty hundredths feet (80.50'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred sixty and two hundredths feet (160.02') to the point of beginning said tract contains twelve thousand eight hundred eighty square feet (12,880).

Easement: Said tract to be subject to a private road easement along the northeast fifty feet of the above described tract.

[To be known as Lot 12 of Plat to be recorded.]

Lot 13 of Condominium Area/Phase 2:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62') ; thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) eighty and fifty hundredths feet (80.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred fifty nine and ninety eight hundredths feet (159.98'); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) seventy three feet (73.00'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred fifty nine and ninety four hundredths feet (159.94'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) seventy three feet (73.00') to the point of beginning; said tract contains eleven thousand six hundred seventy four square feet (11,674).

Basement: Said tract to be subject to a private road easement along the northeast fifty feet of the above described tract.

[To be known as Lot 13 of Plat to be recorded.]

Lot 14 of Condominium Area/Phase 3:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) one hundred fifty three and fifty hundredths feet (153.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred fifty nine and ninety four hundredths feet (159.94'); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) seventy three feet (73.00'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred fifty nine and ninety hundredths feet (159.90'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) seventy three feet (73.00') to the point of beginning; said tract contains eleven thousand six hundred seventy four square feet (11,674).

Easement: Said tract to be subject to a private road easement along the northeast fifty feet of the above described tract.

[To be known as Lot 14 of Plat to be recorded.]

Lot 15 Condominium Area/Phase 4:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) two hundred twenty six and fifty hundredths feet (226.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred fifty nine and ninety hundredths feet (159.90'); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) ninety one and fifty hundredths feet (91.50'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred fifty nine and eighty four hundredths feet (159.84'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) ninety one and fifty hundredths feet (91.50') to the point of beginning; said tract contains fourteen thousand six hundred twenty eight square feet. (14,628).

Easement: Said tract to be subject to a private road easement along the southeast twenty feet and the northeast fifty feet of the above described tract.

[To be known as Lot 15 of Plat to be recorded.]

Lot 16 Condominium Area/Phase 5:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred fifty nine and eighty four feet (159.84'); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) one hundred nineteen and eighty one hundredths feet (119.81'); thence north thirty six degrees eighteen minutes thirty four seconds east (N 36 degrees 18'34" E) one hundred sixty and seventy four hundredths feet (160.74'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48"
W) one hundred two and nineteen hundredths feet (102.19') to the point of beginning; said tract contains seventeen thousand seven hundred thirty nine square feet .(17,739).

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

[To be known as Lot 16 of Plat to be recorded.]

Lot 17 Condominium Area/Phase 6:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred sixty and two hundredths feet (160.02); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) three hundred eighteen feet (318.00') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) ninety five and fifty three hundredths feet (95.53'); thence south thirty nine degrees forty one minutes twenty four seconds east (S 39 degrees 41'24" E) one hundred seventeen and twenty five hundredths feet (117.25'); thence north forty five degrees eleven minutes fifty one seconds east (N 45 degrees 11'51" E) one hundred two and twenty five hundredths feet (102.25') thence north thirty six degrees eighteen minutes thirty four seconds east (N 36 degrees 18'34" E) nine and twenty three hundredths feet (9.23'); thence north forty seven degrees twenty five minutes forty four seconds west (N 47 degrees 25'44" W) one hundred nineteen and eighty one hundredths feet (119.81') to the point of beginning said tract contains twelve thousand two hundred ninety one square feet (12,291).

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

(To be known as Lot 17 of Plat to be recorded.]

Lot 18 Condominium Area/Phase 7:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred sixty and two hundredths feet (160.02); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) two hundred twenty six and fifty hundredths feet (226.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred twenty eight and ten hundredths feet (128.10'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48"
E) eighty five and twenty six hundredths feet (85.26'); thence north fifty eight degrees zero minutes nine seconds east (N 58 degrees 00'09" E) twenty three and fifty two hundredths feet (23.52'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred five and forty eight hundredths feet (105.48'); thence north forty seven degrees twenty five minutes forty four seconds west (N 47 degrees 25'44"" W) ninety one and fifty hundredths feet (91.50') to the point of beginning; said tract contains eleven thousand six hundred fifty three square feet (11,653).

Easement: Said tract to be subject to a private road easement along the southeast twenty feet and the southwest twenty feet of the above described tract.

[To be known as Lot 18 of Plat to be recorded.]

Lot 19 Condominium Area/Phase 8:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred sixty and two hundredths feet (160.02); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) one hundred fifty three and fifty hundredths feet (153.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred twenty eight and six hundredths feet (128.06'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48"
E) seventy three feet (73.00'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred twenty eight and ten hundredths feet (128.10'); thence north forty seven degrees twenty five minutes forty four seconds west (N 47 degrees 25'44" W) seventy three feet (73.00') to the point of beginning; said tract contains nine thousand three hundred fifty seven square feet (9,350).

Easement: Said tract to be subject to a private road easement along the southwest twenty feet of the above described tract.

[To be known as Lot 19 of Plat to be recorded.]

Lot 20 Condominium Area/Phase 9:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred sixty and two hundredths feet (160.02); thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44" E) eighty an fifty hundredths feet (80.50') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12"W) one hundred twenty eight and two hundredths feet (128.02'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) seventy three feet (73.00'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred twenty eight and six hundredths feet (128.06'); thence north forty seven degrees twenty five minutes forty four seconds west (N 47 degrees 25'44" W) seventy three feet (73.00') to the point of beginning; said tract contains nine thousand three hundred forty seven square feet (9,347).

Easement: Said tract to be subject to a private road easement along the southwest twenty feet of the above described tract.

[To be known as Lot 20 of Plat to be recorded.]

Lot 21 Condominium Area/Phase 10:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred sixty and two hundredths feet (160.02) feet to the point of beginning; thence south forty seven degrees twenty five minutes forty four seconds east (S 47 degrees 25'44"
E) eighty and fifty hundredths feet (80.50'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred twenty eight and two hundredths feet (128.02'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) seventy one and ninety two hundredths feet (71.92'); thence northeasterly along the arc of a curve thirty eight and fifty one hundredths (38.51) feet with a northwesterly convexity and having a radius of eighty five feet (85.00'), said curve having a chord bearing north twenty nine degrees thirty seven minutes twenty three seconds east (N 29 degrees 37'23" E) thirty eight and eighteen hundredths feet (38.18'); thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12"E) ninety and seventy seven hundredths feet (90.77') to the point of beginning. Said tract contains ten thousand two hundred square feet (10,200).

Easement: Said tract to be subject to a private road easement along the southwest twenty feet of the above described tract.

[To be known as Lot 21 of Plat to be recorded.]

Lot 22 Condominium Area/Phase 11:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) four hundred twenty and nineteen hundredths feet (420.19'); thence south thirty six degrees eighteen minutes thirty four seconds west (S 36 degrees 18'34" W) one hundred sixty nine and ninety seven hundredths feet (169.97'); thence south forty five degrees eleven minutes fifty one seconds west (S 45 degrees 11'51" W) one hundred two and twenty five hundredths feet (102.25') to the point of beginning; thence north thirty nine degrees forty one minutes twenty four seconds west (N 39 degrees 41'24" W); one hundred seventeen and twenty five hundredths feet (117.25'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) nine and ninety five hundredths feet (9.95'); thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) fifty seven and ninety three hundredths feet (57.93'); thence south thirty one degrees fifty nine minutes fifty one seconds east (S 31 degrees 59'51" E) one hundred twenty nine and eighty one hundredths feet (129.81') thence northeasterly along the arc of a curve of southeasterly convexity having a radius of one hundred thirty one feet (131.00') twenty six and thirteen hundredths feet (26.13'), said curve having a chord bearing north fifty degrees fifty four minutes forty four seconds east (N 50 degrees 54'44" E) twenty six and nine hundredths feet (26.09'); thence north forty five degrees eleven minutes fifty one seconds east (N 45 degrees 11'51" E) fifty eight and seventy nine hundredths feet (58.79') to the point of beginning; said tract contains nine thousand three hundred fifty six square feet (9,356).

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

[To be known as Lot 22 of Plat to be recorded.]

Lot 23 Condominium Area/Phase 12:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred sixty five and thirty two hundredths feet (265.32'); thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) fifty seven and ninety three hundredths feet (57.93') to the point of beginning; thence south thirty one degrees fifty nine minutes fifty one seconds east (S 31 degrees 59'51"E) one hundred twenty nine and eighty one hundredths feet (129.81'); thence southwesterly along the arc of a curve with a southeasterly convexity and a radius of one hundred thirty one feet (131.00') forty eight and eighty eight hundredths feet (48.88'), said curve having a chord bearing south sixty seven degrees eighteen minutes fifty seven seconds west (S 67 degrees 18'57" W) forty eight and fifty nine hundredths feet (48.59'); thence south seventy eight degrees zero minutes seventeen seconds west (S 78 degrees 00'17" W) thirty seven and ninety five hundredths feet (37.95'); thence north twenty one degrees fifty seven minutes zero seconds west (N 21 degrees 57'00" W) one hundred ten and sixty six hundredths feet (110.66'); thence north fifty. eight degrees zero minutes nine seconds east (N 58 degrees 00'09" E) sixty four and thirty one hundredths feet (64.31') to the point of beginning. Said tract contains nine thousand one hundred seventy five square feet or 0.211 acres.

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

[To be known as Lot 23 of Plat to be recorded.]

Lot 24 Condominiums/Phase 13:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26'); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred sixty five and thirty two hundredths feet (265.32'); thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) twenty three and fifty two hundredths feet (23.52') to the point of beginning; thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) one hundred twenty one and seventy six hundredths feet (121.76'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred twenty nine and forty nine hundredths feet (129.49'); thence north eighty nine degrees twenty eight minutes nineteen seconds west (N 89 degrees 28'19" W) fifty one and twenty three hundredths feet (51.23'); thence south zero degrees thirty one minutes forty one seconds west (S 00 degrees 31'41" W) eighty feet (80.00'); thence north seventy eight degrees zero minutes seventeen seconds east (N 78 degrees 00'17" E) one hundred twenty five and ninety eight hundredths feet (125.98'); thence north fifty eight degrees zero minutes nine seconds east (N 58 degrees 00'09" E) one hundred twenty five feet (125.01') to the point of beginning. Said tract contains nineteen thousand three hundred thirty nine square feet (19,339) or (0.444) acres.

Easement: Said tract to be subject to a private road easement along the southeast twenty feet and the northeast twenty feet of the above described tract.

(To be known as Lot 24 of Plat to be recorded.]

Lot 25 Condominiums/Phase 14:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along-the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred sixty five and thirty two hundredths feet (265.32'); thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) twenty three and fifty two hundredths feet (23.52'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) one hundred twenty one and seventy five hundredths feet (121.75') to the point of beginning; thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred twenty nine and forty nine hundredths feet (129.49'); thence north eighty nine degrees twenty eight minutes nineteen seconds west (N 89 degrees 28'19" W) fifty one and twenty three hundredths feet (51.23'); thence north zero degrees thirty one minutes forty one seconds east (N 00 degrees 31'41" E) one hundred ninety four and ten hundredths feet (194.10'); thence northeasterly along the arc of a curve with a northwesterly convexity and a radius of eighty five feet (85.00') twenty three and ninety one hundredths feet (23.91') said curve having a chord bearing of north eight degrees thirty five minutes seven and five tenths seconds east (N 08 degrees 35'07.5" E) twenty three and eighty three hundredths feet (23.83'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) one hundred eighty one and forty two hundredths feet (181.42') to the point of beginning, said tract contains seventeen thousand six hundred sixty square feet (17,660) or 0.405 acres.

Easement: Said tract to be subject to a private road easement along the northeast twenty feet of the above described tract.

[To be known as Lot 25 of Plat to be recorded.]

Lot 26 Condominiums/Phase 15:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 89 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred sixty five and thirty two hundredths feet (265.32');.thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) one hundred twenty two and twenty four hundredths feet (122.24') to the point of beginning; thence south twenty one degrees fifty seven minutes zero seconds east (S 21 degrees 57'00" E) one hundred ten and sixty six hundredths feet (110.66'); thence south seventy eight degrees zero minutes seventeen seconds west (S 78 degrees 00'17" W) eighty five and twenty two hundredths feet (85.22); thence north eleven degrees fifty nine minutes forty three seconds west (N 11 degrees 59'43" W) one hundred feet (100.00); thence north seventy eight degrees zero minutes seventeen seconds east (N 78 degrees 00'17" E) forty one and thirty nine hundredths feet (41.39'); thence north fifty eight degrees zero minutes nine seconds east (N 58 degrees 00'09" E) twenty six and twenty nine hundredths feet (26.29') to the point of beginning, said tract contains seven thousand seven hundred sixty three (7,763) square feet or (0.178) acre.

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

[To be known as Lot 26 of Plat to be recorded.]

Lot 27 Condominium/Phase 16:

Commencing at the northwest corner of the northeast one quarter of said section twenty six (26); thence south eighty nine degrees thirty seven minutes eighteen seconds east (S 39 degrees 37'18" E) along the extension of the north line of the northwest one quarter of said section twenty six (26) five hundred thirty six and sixty one hundredths feet (536.61'); thence south zero degrees twenty two minutes forty two seconds west (S 00 degrees 22'42" W) one hundred forty two an sixty two hundredths feet (142.62'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) three hundred eighteen feet (318.00'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred sixty five and thirty two hundredths feet (265.32'); thence south fifty eight degrees zero minutes nine seconds west (S 58 degrees 00'09" W) one hundred forty eight and fifty three hundredths feet (148.53'); thence south seventy eight degrees zero minutes seventeen seconds west (S 78 degrees 00'17" W) forty one and thirty nine hundredths feet (41.39') to the point of beginning; thence south eleven degrees fifty nine minutes forty three seconds east (S 11 degrees 59'43" E) one hundred feet (100.00'); thence south seventy eight degrees zero minutes seventeen seconds west (S 78 degrees 00'17" W) eighty nine and thirty nine hundredths feet (89.39'); thence north eighty nine degrees forty six minutes ten seconds west (N 89 degrees 46'10" W) along the north line of Illinois avenue, seventeen (17.00') feet; thence north zero degrees thirty one minutes forty one seconds east (N 00 degrees 31'41" E) ninety eight and seventy five hundredths feet (98.75'); thence north seventy eight degrees zero minutes seventeen seconds east (N 78 degrees 00'17" E) eighty four and fifty nine hundredths feet (84.59') to the point of beginning. Said tract contains nine thousand five hundred thirty eight square feet (95.38) or (0.219) acres.

Easement: Said tract to be subject to a private road easement along the northwest twenty feet of the above described tract.

[To be known as Lot 27 of Plat to be recorded.]

                                    EXHIBIT D
                                       TO
                              DEVELOPMENT AGREEMENT
                            (CONVENTION CENTER SITE)

Lot 10:

Being part of the southeast one quarter of section twenty three (23) and the northeast one quarter of section twenty six (26) township fifteen (15) north, range twenty three (23) east, city of Sheboygan, Sheboygan county, Wisconsin, described as follows.

Commencing at the northwest corner of the northeast one quarter of section twenty six (26) township fifteen (15) north range twenty three (23) east; thence north zero degrees twenty minutes ten seconds west (N 00 degrees 20'10" W) along the west line of said southeast quarter of said section twenty three (23) five hundred seventy eight and twenty three hundredths feet (578.23'); thence north eighty nine degrees thirty nine minutes fifty seconds east (N 89 degrees 39'50"
E) one thousand four hundred seventy three and nine hundredths (1473.09') feet to the point of beginning; thence south seven degrees forty minutes sixteen seconds east (S 07 degrees 40'16" E) two hundred fifty seven and thirty three hundredths feet (257.33'); thence south forty two degrees fifty one minutes twelve seconds west (S 42 degrees 51'12" W) one hundred eighty six and forty one hundredths feet (186.41'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) one hundred ninety eight and sixty four hundredths feet (198.64'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) one hundred ninety six and twenty six hundredths feet (196.26'); thence north forty seven degrees thirty five minutes five seconds west (N 47 degrees 35'05" W) fifty and eighty five hundredths feet (50.85') to the point of curve to the left having a radius of seventy two and sixty seven hundredths feet (72.67') and a chord that bears north seventy eight degrees fifty one minutes three seconds west (N 78 degrees 51'03" W) seventy five and forty three hundredths feet (75.43'); thence along the arc of said curve seventy nine and thirty one hundredths feet (79.31') to the point of reverse curve having a radius of twenty three and thirty three hundredths feet (23.33') and a chord that bears north seventy eight degrees forty five minutes twenty four and five tenths seconds west (N 78 degrees 45'24.5" W) twenty four and twenty eight hundredths feet (24.28'); thence a long the arc of said curve twenty five and fifty four hundredths feet (25.54'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) one hundred seventeen and twenty seven hundredths feet (1 17.27') to the point of curve to the right having a radius of ninety and thirty three hundredths feet (90.33') and a chord that bears north twenty nine degrees thirty eight minutes fifty three and five tenths seconds west (N 29 degrees 38'53.5" W) fifty five and seven hundredths feet (55.07'); thence along. the arc of said curve fifty five and ninety six hundredths feet (55.96'); thence north eleven degrees fifty three minutes fifty nine seconds west (N 11 degrees 53'59" W) thirty five and thirty two hundredths feet (35.32'); thence south seventy eight degrees six minutes one second west (S 78 degrees 06'01" W) sixty one and fifty five hundredths (61.55') feet, to the point of curve to the left having a radius of one hundred fifty nine and sixty seven hundredths feet (159.67'); and a chord that bears south thirty degrees zero minutes twenty two and five tenths seconds east (S 30 degrees 00'22.5" E) ninety five and forty four hundredths feet (95.44'); thence along the arc of said curve ninety six and ninety three hundredths feet (96.93'); thence south forty seven degrees twenty three minutes forty eight seconds east (S 47 degrees 23'48" E) one hundred forty three and thirteen hundredths feet (143.13') to the point of curve to the right having a radius of twenty three and thirty three hundredths feet (23.33') and a chord that bears south sixteen degrees two minutes eleven and five tenths seconds east (S 16 degrees 02'11.5" E) twenty four and twenty eight hundredths feet (24.28'); thence along the arc of said curve twenty five and fifty four hundredths feet (25.54') to the point of reverse curve having a radius of seventy two and sixty seven hundredths feet (72.67') and a chord that bears south sixteen degrees sixteen minutes fifty and five tenths seconds east (S 16 degrees 16'50.5" E) seventy six and seventeen hundredths feet (76.17'); thence along the arc of said curve eighty and seventeen hundredths feet (80.17'); thence south forty seven degrees fifty three minutes six seconds east (S 47 degrees 53'06" E) forty nine and ninety nine hundredths feet (49.99'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred nine and forty three hundredths feet (209.43'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) one hundred thirty one and sixteen hundredths feet (131.16'); thence south forty two degrees thirty six minutes twelve seconds west (S 42 degrees 36'12" W) two hundred ten and sixteen hundredths feet (210.16'); thence north forty seven degrees twenty three minutes forty eight seconds west (N 47 degrees 23'48" W) fifty eight and fifty eight hundredths (58.58')feet; thence north forty two degrees thirty six minutes twelve seconds east (N 42 degrees 36'12" E) one hundred five and seventy three hundredths feet (105.73') to the point of curve to the left having a radius of two hundred (200.00) feet and a chord that bears north fifteen degrees twenty one minutes six and five tenths seconds east (N 15 degrees 21'06.5" E) one hundred eighty three and sixteen hundredths feet (183.16'); thence along the arc of said curve one hundred ninety and twenty five hundredths feet (190.25'); thence north eleven degrees fifty three minutes fifty nine seconds west (N 11 degrees 53'59" W) two hundred sixty five and sixty three hundredths feet (265.63'); thence north seventy eight degrees six minutes one second east (N 78 degrees 06'01" "E) eight hundred forty six and twenty nine hundredths feet (846.29') to the point of beginning. Said tract contains two hundred eighty one thousand nine hundred sixteen square feet or six and forty seven hundredths acres.

[To be known as Lot 10 of Plat to be recorded.]

                                   EXHIBIT E
                             (Public Improvements)

     The Public Improvements are shown on a drawing entitled "Public Improvements for South Pier," prepared by the City of Sheboygan, Wisconsin, dated July 30, 2003. A copy of the drawing may be obtained from the City of Sheboygan, Wisconsin, Public Works Department.

                                    EXHIBIT F

                        (Guaranteed Property Tax Payment)

Year                           Guaranteed Property Tax Payment
----                           -------------------------------
2005                                      519,000
2006                                    1.140,000
2007                                    1,230,000
2008                                    1,230,000
2000                                    1,230,000
2010                                    1,230,000
2011                                    1,230,000
2012                                    1,230,000
2013                                    1,230,000
2014                                    1,230,000
2015                                    1,230,000
2016                                    1,230,000
2017                                    1,230,000
2018                                    1,230,000
                                        ---------
                                       16,419,000

                                    Exhibit G

                          (Guaranteed Room Tax Payment)

Year                             Guaranteed Room Tax Payment
----                             ---------------------------
2005                                      702,798
2006                                      755,994
2007                                      801,830
2008                                      825,890
2009                                      850,635
2010                                      876,180
2011                                      802,415
2012                                      928,555
2013                                      967,430
2014                                      986,155
2015                                     1,016745
2016                                    1,040,210
2017                                    1,077,610
2018                                    1,109,935
2019                                    1,143,230
2020                                    1,177,510
2021                                    1,212,320
2022                                    1,249,210
2023                                    1,286,715
2024                                    1,325,325
2025                                    1,385,085
2026                                    1,406,045
2027                                    1,448,205
2028                                    1,491,660
                                        ---------
                                       25,944,247

                                                                    EXHIBIT 10.2

                                    EXHIBIT H

                           (City Condominium Payments)

              2 BEDROOM         3 BEDROOM                          4 BEDROOM
             BEACHFRONT         COURTYARD        4 BEDROOM         COURTYARD
YEAR            UNIT              UNIT         BEACHFRONT UNIT       UNIT
----            ----              ----         ---------------       ----
2004            $2,480           $2,110            $3,434           $3,071
2005             4,422            3,771             6,103            5,464
2006             4,718            4,029             6,499            5,822
2007             4,928            4,209             6,788            6,081
2008             5,076            4,335             6,992            6,264
2009             5,228            4,451             7,201            6,452
2010             5,385            4,589             7,417            6,645
2011             5,547            4,737             7,640            6,844
2012             5,713            4,879             7,869            7,050
2013             5,885            5,025             8,105            7,261
2014             6,061            5,176             8,348            7,479
2015             6,243            5,331             8,599            7,704
2016             6,430            5,491             8,857            7,935
2017             6,623            5,656             9,122            8,173
2018             6,812            5,826             9,396            8,418
2019             7,026            6,000             9,678            8,670
2020             7,237            6,180             9,968            8,931
2021             7,454            6,366            10,267            9,198
2022             7,678            6,557            10,575            9,474
2023             7,908            6,753            10,893            9,759
2024             8,146            6,956            11,219           10,051
2025             8,390            7,165            11,556           10,353
2026             8,642            7,380            11,903           10,663
2027             8,901            7,601            12,260           10,983
2028             9,168            7,829            12,628           11,312